Filed pursuant to Rule 424(b)(3)

File No. 333-283111

ANTARES PRIVATE CREDIT FUND

SUPPLEMENT NO. 6 DATED NOVEMBER 18, 2025

TO THE PROSPECTUS DATED FEBRUARY 12, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Antares Private Credit Fund (the “Company”), dated February 12, 2025, (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

The purpose of this Supplement is to include our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2025

On November 14, 2025, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________________

FORM 10-Q

_______________________________________________________________________

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2025

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 814-01700

_______________________________________________________________________

ANTARES PRIVATE CREDIT FUND

(Exact name of Registrant as specified in its Charter)

_______________________________________________________________________

Delaware	93-3416650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

320 South Canal Street, Suite 4200 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

312-638-4117

Registrant’s telephone number, including area code

_______________________________________________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act:

Class I Shares, par value $0.01 per share

Class S Shares, par value $0.01 per share

Class D Shares, par value $0.01 per share

(Title of class)

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   Yes  ☒  NO  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).    Yes  ☒   NO  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act).  YES  ☐   NO  ☒

The Registrant’s common shares of beneficial interest (“Common Shares”), $0.01 par value per share, outstanding as of November 13, 2025 was 28,405,834 of Class I Shares. No Class S or Class D Shares have been issued as of November 13, 2025. Common Shares outstanding exclude November 1, 2025 subscriptions, as the issuance price is not yet finalized at this time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this section should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this Quarterly Report. In addition, some of the statements in this Quarterly Report (including in the following discussion) constitute forward-looking statements, which relate to future events or the future performance or financial condition of Antares Private Credit Fund (the “Company,” “we,” “us,” or “our”). The Company is externally managed by Antares Capital Credit Advisers LLC (the “Adviser”). The forward-looking statements contained in this report involve a number of risks and uncertainties, including statements concerning:

●	we have a limited operating history;

●	our, or our portfolio companies’, future business, operations, operating results or prospects;

●	the return or impact of current and future investments;

●	changes in the general economy, including those caused by tariffs and trade disputes with other countries, changes in inflation, risk of recession and a prolonged United States government shutdown;

●	the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing our operations or the operations of our portfolio companies or the operations of our competitors;

●	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

●	market conditions and our ability to access different debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;

●	our contractual arrangements and relationships with third parties;

●	the state of the general economy;

●	the impact of supply chain constraints on our portfolio companies and the global economy;

●	uncertainty surrounding global financial stability, including the liquidity of certain banks;

●	the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;

●	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;

●	our ability to raise capital in the private and public debt and equity markets;

●	our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chain and operations;

●	the outcome and impact of any litigation or regulatory proceeding;

●	the adequacy of our cash resources and working capital;

●	the timing, form and amount of any dividend distributions;

●	the timing of cash flows, if any, from the operations of our portfolio companies; and

●	the ability of our adviser to locate suitable investments for us and to monitor and administer our investments.

We use words such as “anticipates,” “believes,” “expects,” “intends,” “project,” “estimates,” “will,” “should,” “could,” “would,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” on the Company’s registration statement on Form N-2, Annual Report on Form 10-K and this Quarterly Report.

We have based the forward-looking statements included in this Quarterly Report on information available to us on the filing date of this Quarterly Report, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, registration statement on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

PART I - FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Investments at fair value:
Non-controlled/non-affiliated investments, at fair value (amortized cost — $1,395,830 and $849,742 as of September 30, 2025 and December 31, 2024, respectively)	$1,393,758	$848,360
Short-term investments (amortized cost — $29,010 and $0 as of September 30, 2025 and December 31, 2024, respectively) (1)	29,010	—
Total investments at fair value	1,422,768	848,360
Cash and cash equivalents (1)	11,701	42,146
Foreign currencies (cost — $8,905 and $20,235 as of September 30, 2025 and December 31, 2024, respectively)	9,091	20,194
Interest receivable from non-controlled/non-affiliated investments	6,322	3,824
Dividend receivable from non-controlled/non-affiliated investments	176	—
Deferred offering costs	428	943
Receivable from adviser (Note 3)	1,361	2,839
Receivable for investments sold / repaid	30	82
Prepaid expenses and other assets	59	446
Total assets	$1,451,936	$918,834

LIABILITIES
Debt outstanding	$720,127	$110,194
Less: Deferred financing costs	(5,081)	(3,087)
Total debt, net of deferred financing costs	715,046	107,107
Payable for investments purchased	20,816	160,489
Interest payable	2,145	361
Distributions payable	5,782	8,290
Administrative service fee payable	283	93
Accrued expenses and other liabilities	2,027	986
Management fees payable	1,174	—
Income based incentive fee payable	1,223	—
Due to affiliates	221	4,049
Total liabilities	748,717	281,375
Commitments and contingencies (Note 7)
NET ASSETS
Common Shares, par value $0.01 (27,894,139 and 25,405,674 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	279	254
Paid-in capital in excess of par value	698,118	635,495
Accumulated net distributable earnings	4,822	1,710
Total net assets	703,219	637,459
Total liabilities and net assets	$1,451,936	$918,834
Net asset value per share	$25.21	$25.09

(1)	The Company has made a prospective presentation change to reclassify money market fund investments as short-term investments, resulting in their exclusion from cash and cash equivalents beginning in the reporting period ended June 30, 2025. See Note 2 for additional detail.

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income:
From total investments:
Interest income	$31,035	$—	$80,732	$—
Payment-in-kind interest income	170	—	423	—
Dividend income	220	—	539	—
Other income	791	—	3,361	—
Total investment income	32,216	—	85,055	—
Expenses:
Interest and debt expenses	10,779	—	23,741	—
Management fees (Note 3)	2,180	—	6,184	—
Income based incentive fee (Note 3)	2,366	—	7,034	—
Administrative service fee	190	—	522	—
Board of Trustees’ fee	45	—	115	—
Other general and administrative expenses	743	—	2,366	—
Organization and offering costs	512	113	1,575	161
Total expenses	16,815	113	41,537	161
Management fees waiver (Note 3)	(1,005)	—	(5,009)	—
Incentive fees waiver (Note 3)	(1,143)	—	(5,811)	—
Reimbursable expenses paid by adviser (Note 3)	(35)	(113)	(683)	(161)
Net expenses, net of fee waivers	14,632	—	30,034	—
Net investment income (loss)	17,584	—	55,021	—

Net realized and change in unrealized gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliated investments	1	—	(13)	—
Foreign currency transactions	153	—	960	—
Total net realized gain (loss)	154	—	947	—
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(249)	—	(689)	—
Translation of assets and liabilities in foreign currencies	350	—	(2,133)	—
Total net change in unrealized appreciation (depreciation)	101	—	(2,822)	—
Total net realized and change in unrealized gain (loss)	255	—	(1,875)	—
Net increase (decrease) in net assets resulting from operations	$17,839	$—	$53,146	$—

Per share information
Net investment income (loss) per share (basic and diluted)	$0.64	$—	$2.09	$—
Earnings per share (basic and diluted)	$0.65	$—	$2.02	$—
Distributions declared per share	$0.65	$—	$1.90	$—
Weighted average shares outstanding (basic and diluted)	27,415,336	1,000	26,305,369	1,000

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)

(in thousands, except shares)

Three Months Ended September 30, 2025

				Accumulated Net
	Common Shares		Paid-in-Capital in	Distributable Earnings	Total
	Shares	Par Value	Excess of Par Value	(Losses)	Net Assets
Net assets at beginning of period	26,615,155	$266	$665,867	$4,710	$670,843
Operations:
Net investment income (loss)	—	—	—	17,584	17,584
Net realized gain (loss)	—	—	—	154	154
Net change in unrealized appreciation (depreciation)	—	—	—	101	101
Net increase (decrease) in net assets resulting from operations	—	—	—	17,839	17,839
Capital Transactions:
Issuance of shares	1,263,848	13	31,869	—	31,882
Common Shares issued from reinvestment of distributions	15,136	—	382	—	382
Distributions to shareholders	—	—	—	(17,727)	(17,727)
Net increase (decrease) in net assets resulting from capital transactions	1,278,984	13	32,251	(17,727)	14,537
Total net increase (decrease)	1,278,984	13	32,251	112	32,376
Net assets at end of period	27,894,139	$279	$698,118	$4,822	$703,219

Nine Months Ended September 30, 2025

				Accumulated Net
	Common Shares		Paid-in-Capital in	Distributable Earnings	Total
	Shares	Par Value	Excess of Par Value	(Losses)	Net Assets
Net assets at beginning of period	25,405,674	$254	$635,495	$1,710	$637,459
Operations:
Net investment income (loss)	—	—	—	55,021	55,021
Net realized gain (loss)	—	—	—	947	947
Net change in unrealized appreciation (depreciation)	—	—	—	(2,822)	(2,822)
Net increase (decrease) in net assets resulting from operations	—	—	—	53,146	53,146
Capital Transactions:
Issuance of shares	2,470,603	25	62,173	—	62,198
Common Shares issued from reinvestment of distributions	17,862	—	450	—	450
Distributions to shareholders	—	—	—	(50,034)	(50,034)
Net increase (decrease) in net assets resulting from capital transactions	2,488,465	25	62,623	(50,034)	12,614
Total net increase (decrease)	2,488,465	25	62,623	3,112	65,760
Net assets at end of period	27,894,139	$279	$698,118	$4,822	$703,219

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)(Continued)

(in thousands, except shares)

Three Months Ended September 30, 2024

Accumulated Net
	Common Shares		Paid-in-Capital in	Distributable Earnings	Total
	Shares	Par Value	Excess of Par Value	(Losses)	Net Assets
Net assets at beginning of period	1,000	$—	$25	$—	$25
Operations:
Net investment income (loss)	—	—	—	—	—
Net realized gain (loss)	—	—	—	—	—
Net change in unrealized appreciation (depreciation)	—	—	—	—	—
Net increase (decrease) in net assets resulting from operations	—	—	—	—	—
Shareholder distributions:
Net increase (decrease) in net assets resulting from shareholder distributions	—	—	—	—	—
Capital Transactions:
Issuance of shares	—	—	—	—	—
Distributions to shareholders	—	—	—	—	—
Net increase (decrease) in net assets resulting from capital transactions	—	—	—	—	—
Total net increase (decrease)	—	—	—	—	—
Net assets at end of period	1,000	$—	$25	$—	$25

Nine Months Ended September 30, 2024

Accumulated Net
	Common Shares		Paid-in-Capital in	Distributable Earnings	Total
	Shares	Par Value	Excess of Par Value	(Losses)	Net Assets
Net assets at beginning of period	1,000	$—	$25	$—	$25
Operations:
Net investment income (loss)	—	—	—	—	—
Net realized gain (loss)	—	—	—	—	—
Net change in unrealized appreciation (depreciation)	—	—	—	—	—
Net increase (decrease) in net assets resulting from operations	—	—	—	—	—
Shareholder distributions:
Net increase (decrease) in net assets resulting from shareholder distributions	—	—	—	—	—
Capital Transactions:
Issuance of shares	—	—	—	—	—
Distributions to shareholders	—	—	—	—	—
Net increase (decrease) in net assets resulting from capital transactions	—	—	—	—	—
Total net increase (decrease)	—	—	—	—	—
Net assets at end of period	1,000	$—	$25	$—	$25

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(in thousands)

Nine Months Ended September 30, 2025
Cash flow from operating activities
Net increase (decrease) in net assets resulting from operations	$53,146
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Accrued interest and dividends received in-kind	(770)
Net accretion of discount and amortization of premium	(1,372)
Proceeds from sale of investments and principal repayments	158,206
Purchases of investments	(702,165)
Purchase/sale of short-term investments, net (1)	10,516
Net realized (gains) losses on investments	13
Net change in unrealized (appreciation) depreciation on investments	689
Amortization of deferred financing costs	821
Amortization of deferred offering costs	1,457
(Increase) decrease in operating assets:
Interest receivable from non-controlled/non-affiliated investments	(2,498)
Dividend receivable from non-controlled/non-affiliated investments	(176)
Receivable from adviser	1,478
Receivable for investments sold / repaid	52
Prepaid expenses and other assets	387
Increase (decrease) in operating liabilities:
Due to affiliates	(3,828)
Payable for investments purchased	(139,673)
Management fees payable	1,174
Income based incentive fee payable	1,223
Interest payable	1,784
Administrative service fee payable	190
Accrued expenses and other liabilities	1,041
Net cash provided by (used in) operating activities	(618,305)
Cash flow from financing activities
Proceeds from issuance of shares	62,198
Debt borrowings	646,928
Debt repayments	(36,995)
Distributions paid	(52,092)
Deferred offering costs paid	(941)
Deferred financing costs paid	(2,815)
Net cash provided by (used in) financing activities	616,283
Net increase (decrease) in cash and cash equivalents	(2,022)
Cash, cash equivalents and foreign currencies at the beginning of period (1)	22,814
Cash, cash equivalents and foreign currencies at the end of period (1)	$20,792
Supplemental disclosure of cash flow information
Cash paid for interest	$21,136
Cash paid for taxes	$74
Distributions payable	5,782

(1)	The Company has made a prospective presentation change to reclassify money market fund investments as short-term investments, resulting in their exclusion from cash and cash equivalents beginning in the reporting period June 30, 2025. As a result, cash and cash equivalents at the beginning of this period exclude $39,527 of money market fund investments. See Note 2 for additional detail.

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Investments - non-controlled/non-affiliated
Secured Debt
Aerospace and Defense
Bleriot US Bidco Inc.	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.48%	10/31/2030	$4,640	$4,650	$4,648	0.66%
GSP Holdings, LLC	(6)(8)(12)	First Lien Term Loan	S + 5.75%	10.63% (Incl. 0.75% PIK)	11/6/2026	102	102	95	0.01
GSP Holdings, LLC	(3)(6)(8)(12)	First Lien Term Loan	S + 5.75%	10.63% (Incl. 0.75% PIK)	11/6/2026	—	1	—	—
TransDigm Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 2.25%	6.23%	3/22/2030	3,687	3,703	3,688	0.52
							8,456	8,431	1.19
Air Freight and Logistics
Kenco PPC Buyer LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.60%	11/15/2029	5,356	5,330	5,356	0.76
Kenco PPC Buyer LLC	(7)(12)	First Lien Revolver	S + 4.75%	8.73%	11/15/2029	359	70	72	0.01
Lightbeam Bidco Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	5/6/2030	4,913	4,913	4,912	0.70
Lightbeam Bidco Inc.	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	5/6/2030	647	647	647	0.09
Lightbeam Bidco Inc.	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	5/4/2029	491	—	—	—
							10,960	10,987	1.56
Automobile Components
Enthusiast Auto Holdings, LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	12/19/2026	5,876	5,876	5,876	0.84
Enthusiast Auto Holdings, LLC	(7)(12)	First Lien Revolver	S + 4.50%	8.63%	12/19/2026	64	—	—	—
JHCC Holdings LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	9/9/2027	1,457	1,451	1,449	0.21
JHCC Holdings LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	9/9/2027	422	421	420	0.06
JHCC Holdings LLC	(7)(12)	First Lien Revolver	S + 5.25%	9.23%	9/9/2027	168	67	66	0.01
OAC Holdings I Corp	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	3/30/2029	186	186	186	0.03
Power Stop, LLC	(5)(8)(14)	First Lien Term Loan	S + 4.75%	8.83%	1/26/2029	198	198	179	0.02
Quality Automotive Services, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	7/16/2027	4,657	4,642	4,634	0.66
Quality Automotive Services, LLC	(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	7/16/2027	1,117	1,113	1,111	0.16
Quality Automotive Services, LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	7/16/2027	918	915	913	0.13
Quality Automotive Services, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	7/16/2027	1,333	1,048	1,044	0.15
Quality Automotive Services, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	7/16/2027	2,000	(10)	(10)	—
Quality Automotive Services, LLC	(7)(12)	First Lien Revolver	S + 5.00%	8.98%	7/16/2027	257	(1)	(1)	—
Truck-Lite Co., LLC	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	2/13/2032	1,905	1,904	1,899	0.27
Truck-Lite Co., LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	2/13/2032	993	(3)	(3)	—
Truck-Lite Co., LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.88%	2/13/2032	1,873	730	736	0.10
Truck-Lite Co., LLC	(7)(13)	First Lien Revolver	S + 5.00%	9.13%	2/13/2031	176	—	(1)	—
							18,537	18,498	2.64
Beverages
Pegasus BidCo B.V.	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.73%	7/12/2029	998	1,002	1,002	0.14
							1,002	1,002	0.14

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Building Products
80/20, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	3/1/2027	$198	$198	$197	0.03%
MDC Interior Acquisition Inc	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	4/26/2030	291	290	290	0.04
MDC Interior Acquisition Inc	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	4/26/2030	756	752	752	0.11
MDC Interior Acquisition Inc	(7)(12)	First Lien Revolver	S + 5.00%	8.98%	4/26/2030	42	—	—	—
Surewerx Purchaser III Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	12/28/2029	198	198	198	0.03
WST USA Holdco, Inc.	(6)(8)(12)	First Lien Term Loan	S + 4.75%	8.83%	3/31/2027	1,712	1,712	1,708	0.24
WST USA Holdco, Inc.	(6)(7)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.83%	3/31/2027	586	213	211	0.03
							3,363	3,356	0.48
Capital Markets
Allworth Financial Group, L.P.	(8)(12)	First Lien Term Loan	S + 4.75%	8.88%	12/23/2027	198	198	198	0.03
Arax MidCo, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	4/11/2029	4,298	4,270	4,298	0.61
Arax MidCo, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	4/11/2029	1,807	1,798	1,807	0.26
Arax MidCo, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	4/11/2029	3,096	138	146	0.02
Arax MidCo, LLC	(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	4/11/2029	196	190	196	0.03
Arax MidCo, LLC	(7)(12)	First Lien Revolver	S + 5.00%	8.98%	4/11/2029	431	48	52	0.01
Cub Financing Intermediate, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.73%	6/28/2030	3,752	3,736	3,752	0.53
Cub Financing Intermediate, LLC	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	6/28/2030	1,741	706	717	0.10
Edgeco Buyer, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	6/1/2028	7,411	7,410	7,411	1.05
Edgeco Buyer, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	6/1/2028	2,769	331	336	0.05
Edgeco Buyer, Inc.	(8)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	6/1/2028	878	878	878	0.12
Edgeco Buyer, Inc.	(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	6/1/2028	481	481	481	0.07
Edgeco Buyer, Inc.	(7)(12)	First Lien Revolver	S + 4.50%	8.48%	6/1/2028	304	14	15	—
HighTower Holding, LLC	(5)(7)(15)	First Lien Revolver	S + 3.00%	6.98%	2/1/2030	110	—	—	—
Lido Advisors, LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	5/10/2032	199	198	198	0.03
Lido Advisors, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	5/10/2032	3,513	1,238	1,235	0.18
Lido Advisors, LLC	(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	5/10/2032	527	523	524	0.07
Lido Advisors, LLC	(7)(12)	First Lien Revolver	S + 4.75%	8.73%	5/10/2032	615	356	356	0.05
The Ultimus Group Midco, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	7/1/2032	4,068	4,048	4,068	0.58
The Ultimus Group Midco, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	7/1/2032	1,356	(3)	—	—
The Ultimus Group Midco, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	7/1/2032	509	(3)	—	—
							26,555	26,668	3.79

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Chemicals
Americhem, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	3/1/2032		$10,474	$10,425	$10,422	1.48%
Americhem, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	3/1/2032		2,691	(6)	(13)	—
Americhem, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	3/1/2032		1,906	(10)	(10)	—
Aurora Plastics, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.98%	8/12/2030		12,462	12,435	12,403	1.76
Aurora Plastics, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.98%	8/12/2030		1,409	1,409	1,402	0.20
Aurora Plastics, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.98%	8/12/2030		1,140	(3)	(5)	—
Aurorium Global Holdings LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.88%	12/22/2027		99	98	94	0.01
Boulder Scientific Company, LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.48%	12/31/2027		97	97	97	0.01
Bulab Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	7/1/2032		8,346	8,305	8,304	1.18
Bulab Holdings, Inc.	(8)(13)	First Lien Term Loan	E + 4.75%	6.68%	7/1/2032	EUR	1,352	1,588	1,578	0.22
Bulab Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	7/1/2032		1,931	(5)	(10)	—
Bulab Holdings, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	7/1/2032		1,862	(9)	(9)	—
Charkit Chemical Company, LLC	(8)(12)	First Lien Term Loan	S + 4.88%	9.11%	12/29/2026		100	99	99	0.01
DCG Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	6/13/2031		6,991	6,991	6,938	0.99
DCG Acquisition Corp.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	6/13/2031		1,169	701	693	0.10
Hasa Acquisition, LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.73%	1/10/2029		198	199	198	0.03
LTI Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.75%	7.88%	7/29/2029		1,980	1,988	2,000	0.28
Lubricant Engineers	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	9/1/2029		7,906	7,885	7,906	1.12
Lubricant Engineers	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	9/1/2029		1,372	—	—	—
Lubricant Engineers	(7)(12)	First Lien Revolver	S + 5.25%	9.23%	9/1/2029		885	(4)	—	—
Lummus Technology Holdings V LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.63%	12/31/2029		249	249	250	0.04
Plaskolite PPC Intermediate II LLC	(8)(12)	First Lien Term Loan	S + 4.00%	12.13% (Incl. 4.00% PIK)	5/9/2030		1,400	1,387	1,346	0.19
Plaskolite PPC Intermediate II LLC	(7)(12)	First Lien Revolver	S + 7.00%	11.13%	2/7/2030		101	10	4	—
Potters Industries LLC	(5)(7)(15)	First Lien Revolver	S + 2.75%	6.83%	9/14/2027		100	—	—	—
Rocket Bidco, Inc.	(6)(8)(15)	First Lien Term Loan	C + 4.75%	7.63%	11/1/2030	CAD	198	143	141	0.02
								53,972	53,828	7.64
Commercial Services and Supplies
Acuren Delaware Holdco, Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	7/30/2031		352	352	353	0.05
Anticimex Global AB	(5)(6)(8)(14)	First Lien Term Loan	S + 3.40%	7.38%	11/16/2028		1,604	1,604	1,611	0.23
Ares Holdings, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	11/18/2027		2,952	2,941	2,941	0.42
Ares Holdings, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	11/18/2027		198	197	197	0.03
AWP Group Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	12/23/2030		14,251	14,191	14,108	2.01
AWP Group Holdings, Inc.	(7)(12)	First Lien Revolver	S + 4.50%	8.63%	12/23/2030		320	134	133	0.02
BCPE Empire Holdings, Inc.	(5)(8)(14)	First Lien Term Loan	S + 3.25%	7.38%	12/11/2030		924	923	923	0.13
BIFM CA Buyer Inc.	(5)(6)(8)(14)	First Lien Term Loan	S + 3.75%	7.88%	5/31/2028		651	651	653	0.09
CoolSys, Inc.	(5)(8)(13)	First Lien Term Loan	S + 4.75%	8.99%	8/11/2028		198	195	178	0.03
Denali Buyerco LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	9/15/2028		4,788	4,788	4,788	0.68
Denali Buyerco LLC	(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	9/15/2028		7,515	7,509	7,515	1.07

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies (continued)
Discovery Purchaser Corporation	(5)(6)(8)(14)	First Lien Term Loan	S + 3.75%	7.73%	10/4/2029		$3,475	$3,480	$3,463	0.49%
Ext Acquisitions, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	6/26/2026		198	198	198	0.03
FL Hawk Intermediate Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	2/22/2030		960	957	960	0.14
Fresh Holdco, Inc.	(8)(12)	First Lien Term Loan	S + 5.25%	9.38%	1/24/2026		388	387	388	0.06
HeartLand PPC Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	12/12/2029		5,778	5,720	5,778	0.82
HeartLand PPC Buyer, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	12/12/2029		861	739	748	0.11
HeartLand PPC Buyer, LLC	(7)(13)	First Lien Revolver	S + 5.25%	9.38%	12/12/2029		297	111	114	0.02
Hercules Borrower LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	12/15/2028		5,274	5,268	5,249	0.75
Hercules Borrower LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	12/15/2028		2,094	(4)	(10)	—
Hercules Borrower LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	12/15/2028		589	(5)	(3)	—
High Bar Brands Operating, LLC	(6)(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	12/19/2029		198	196	198	0.03
HP RSS Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	12/11/2029		1,312	1,301	1,312	0.19
HP RSS Buyer, Inc.	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	12/11/2029		844	837	844	0.12
HP RSS Buyer, Inc.	(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	12/11/2029		3,482	3,417	3,466	0.49
HP RSS Buyer, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	12/11/2029		280	278	280	0.04
HP RSS Buyer, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	12/11/2029		4,416	15	4	—
Low Voltage Holdings Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	4/28/2032		11,073	11,033	11,046	1.57
Low Voltage Holdings Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	4/28/2032		3,223	(6)	(8)	—
Low Voltage Holdings Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	4/28/2032		1,421	(5)	(4)	—
Low Voltage Holdings Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	4/28/2032	CAD	178	—	—	—
Monarch Landscape Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	10/2/2028		198	197	198	0.03
Onyx-Fire Protection Services Inc.	(6)(8)(13)	First Lien Term Loan	C + 4.50%	7.06%	7/31/2031	CAD	9,080	6,532	6,523	0.93
Onyx-Fire Protection Services Inc.	(6)(7)(13)	First Lien Delayed Draw Term Loan	C + 4.50%	7.06%	7/31/2031	CAD	860	(6)	—	—
Onyx-Fire Protection Services Inc.	(6)(7)(13)	First Lien Revolver	C + 4.50%	7.06%	7/31/2031	CAD	2,149	98	103	0.01
Palmetto Acquisitionco Inc.	(8)(12)	First Lien Term Loan	S + 5.75%	9.73%	9/18/2029		198	198	198	0.03
Pavion Corp.	(8)(13)	First Lien Term Loan	S + 3.75%	10.13% (Incl. 2.25% PIK)	10/30/2030		195	195	193	0.03
Service Logic Acquisition, Inc.	(5)(7)(15)	First Lien Revolver	S + 3.75%	7.84%	10/30/2025		100	—	—	—
The Hiller Companies, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	6/20/2030		7,394	7,363	7,394	1.05
The Hiller Companies, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	6/20/2030		2,045	1,889	1,904	0.27
The Hiller Companies, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	6/20/2030		1,079	366	365	0.05
The Hiller Companies, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	6/20/2030		1,299	(6)	—	—
Thermostat Purchaser III, Inc.	(5)(8)(13)	First Lien Term Loan	S + 4.25%	8.23%	8/31/2028		198	198	199	0.03
Valet Waste Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 6.00%	10.13%	5/1/2029		5,184	5,142	5,184	0.74
Valet Waste Holdings, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 6.00%	10.13%	5/1/2029		7,213	(58)	—	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies (continued)
WRE Holding Corp.	(13)	First Lien Term Loan	S + 5.00%	8.85%	7/2/2031	$252	$251	$250	0.04%
WRE Holding Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	8.85%	7/2/2031	2,293	2,283	2,275	0.32
WRE Holding Corp.	(13)	First Lien Term Loan	S + 5.00%	8.98%	7/2/2031	63	63	63	0.01
WRE Holding Corp.	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	7/2/2031	39	39	38	0.01
WRE Holding Corp.	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.85%	7/2/2031	235	235	234	0.03
WRE Holding Corp.	(7)(13)	First Lien Revolver	S + 5.00%	8.85%	7/2/2030	316	(1)	(2)	—
YLG Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	12/23/2030	9,360	9,335	9,290	1.32
YLG Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	12/23/2030	1,375	812	805	0.11
YLG Holdings, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	12/23/2030	1,214	66	64	0.01
Zinc Buyer Corporation	(13)	First Lien Term Loan	S + 4.75%	8.73%	7/24/2031	7,128	7,092	7,128	1.01
Zinc Buyer Corporation	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	7/24/2031	830	(5)	—	—
Zinc Buyer Corporation	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	7/24/2031	790	(5)	—	—
Zone Climate Services, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 6.00%	10.13%	3/9/2028	3,180	371	393	0.05
Zone Climate Services, Inc.	(7)(12)	First Lien Revolver	S + 5.75%	9.88%	3/9/2028	636	293	298	0.04
							110,339	110,520	15.74
Construction & Engineering
Ampirical Solutions, LLC	(8)(13)	First Lien Term Loan	S + 4.25%	8.23%	9/30/2032	1,770	1,761	1,761	0.25
Ampirical Solutions, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.25%	8.23%	9/30/2032	2,655	(13)	(13)	—
Ampirical Solutions, LLC	(7)(13)	First Lien Revolver	S + 4.25%	8.23%	9/30/2032	708	(7)	(4)	—
CLS Management Services, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	3/27/2030	198	196	197	0.03
FR Vision Holdings Inc	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	1/20/2031	3,967	3,963	3,967	0.56
FR Vision Holdings Inc	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	1/20/2031	3,119	974	985	0.14
FR Vision Holdings Inc	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	1/22/2030	248	—	—	—
Hydraulic Technologies USA LLC	(8)(12)	First Lien Term Loan	S + 5.50%	9.48%	6/3/2031	830	817	816	0.12
Hydraulic Technologies USA LLC	(7)(12)	First Lien Revolver	S + 5.50%	9.48%	6/3/2030	114	51	51	0.01
Kleinfelder Intermediate LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	9/18/2030	198	198	198	0.03
Mei Buyer LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	6/29/2029	198	198	198	0.03
Trilon Group, LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.73%	5/29/2029	3,884	3,863	3,854	0.55
Trilon Group, LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	5/29/2029	4,177	4,125	4,143	0.59
Trilon Group, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	5/29/2029	1,995	552	543	0.08
Trilon Group, LLC	(7)(12)	First Lien Revolver	S + 4.75%	8.73%	5/29/2029	1,212	(7)	(10)	—
							16,671	16,686	2.39
Construction Materials
Pearlman Enterprises Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.73%	5/5/2027	198	196	194	0.03
Red Fox CD Acquisition Corporation	(7)(12)	First Lien Delayed Draw Term Loan	S + 6.00%	9.98%	3/4/2030	13,614	11,325	11,403	1.62
							11,521	11,597	1.65

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Containers and Packaging
Anchor Packaging, LLC	(5)(7)(15)	First Lien Revolver	S + 3.25%	7.23%	4/17/2029		$100	$—	$—	—%
Berlin Packaging LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 3.25%	7.38%	6/9/2031		2,990	2,996	3,002	0.43
CFs Brands, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	10/2/2030		3,472	3,472	3,472	0.49
CFs Brands, LLC	(7)(12)	First Lien Revolver	S + 5.00%	9.13%	10/2/2029		493	—	—	—
Clydesdale Acquisition Holdings, Inc.	(5)(8)(14)	First Lien Term Loan	S + 3.25%	7.38%	4/1/2032		1,961	1,947	1,960	0.28
Clydesdale Acquisition Holdings, Inc.	(5)(7)(8)(14)	First Lien Delayed Draw Term Loan	S + 3.25%	7.38%	4/1/2032		34	1	1	—
Cold Chain Technologies, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.73%	7/2/2026		10,716	10,710	10,690	1.52
Cold Chain Technologies, LLC	(7)(12)	First Lien Revolver	S + 5.75%	9.73%	7/2/2026		522	274	273	0.04
Nelipak Holding Company	(8)(12)	First Lien Term Loan	S + 5.50%	9.63%	3/26/2031		6,359	6,359	6,264	0.89
Nelipak Holding Company	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.50%	9.63%	3/26/2031		2,486	—	(37)	(0.01)
Nelipak Holding Company	(7)(12)	First Lien Revolver	S + 5.50%	9.63%	3/26/2031		1,855	1,150	1,122	0.16
Packaging Coordinators Midco, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	1/22/2032		9,169	9,161	9,123	1.30
Packaging Coordinators Midco, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	1/22/2032		4,882	—	(24)	—
Packaging Coordinators Midco, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	1/22/2032		926	(1)	(5)	—
Plastipak Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.48%	9/10/2032		1,152	1,146	1,153	0.16
PLZ Corp.	(5)(8)(13)	First Lien Term Loan	S + 3.75%	7.99%	8/3/2026		99	96	89	0.01
Pro Mach Group, Inc.	(5)(8)(12)	First Lien Term Loan	S + 2.75%	6.88%	8/31/2028		1,163	1,168	1,167	0.17
Proampac PG Borrower LLC	(5)(7)(15)	First Lien Revolver	S + 3.75%	7.99%	6/16/2028		100	48	47	0.01
Ring Container Technologies Group, LLC	(5)(8)(14)	First Lien Term Loan	S + 2.50%	6.48%	9/15/2032		1,500	1,506	1,499	0.21
Rohrer Corp.	(8)(12)	First Lien Term Loan	S + 5.00%	9.10%	3/15/2027		198	198	198	0.03
St Athena Global LLC	(6)(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	6/26/2030		3,861	3,826	3,822	0.54
St Athena Global LLC	(6)(8)(13)	First Lien Term Loan	SON + 5.25%	9.22%	6/26/2030	GBP	2,274	2,940	3,027	0.43
St Athena Global LLC	(6)(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	6/26/2030		213	(2)	(2)	—
St Athena Global LLC	(6)(7)(13)	First Lien Revolver	S + 5.25%	9.23%	6/26/2029		590	138	137	0.02
Tank Holding Corp.	(8)(13)	First Lien Term Loan	S + 5.75%	9.98%	3/31/2028		198	196	188	0.03
TricorBraun Holdings, Inc.	(5)(8)(14)	First Lien Term Loan	S + 3.25%	7.38%	3/3/2031		5,060	5,048	5,042	0.72
Trident TPI Holdings, Inc.	(5)(8)(14)	First Lien Term Loan	S + 3.75%	7.73%	9/15/2028		2,481	2,486	2,441	0.35
Verde Purchaser, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.98%	11/30/2030		3,980	3,990	3,945	0.56
								58,853	58,594	8.34
Distributors
Aurora Parts & Accessories LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.88%	1/13/2029		99	98	99	0.01
BC Group Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	12/21/2027		4,107	4,082	4,087	0.58
BC Group Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	12/21/2027		7,099	4,892	4,908	0.70

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Distributors (continued)
Blackbird Purchaser, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.48%	12/19/2030	$184	$109	$109	0.02%
Blackbird Purchaser, Inc.	(7)(13)	First Lien Revolver	S + 5.50%	9.48%	12/19/2029	124	87	87	0.01
Blackhawk Industrial Distribution, Inc.	(8)(12)	First Lien Term Loan	S + 5.25%	9.38%	9/17/2026	5,311	5,299	5,250	0.75
Blackhawk Industrial Distribution, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	9/17/2026	114	113	112	0.02
Blackhawk Industrial Distribution, Inc.	(7)(12)	First Lien Revolver	S + 5.25%	9.38%	9/17/2026	1,028	458	451	0.06
BradyPlus Holdings, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	10/31/2029	6,235	6,235	6,235	0.89
BradyPlus Holdings, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	10/31/2029	700	228	230	0.03
Component Hardware Group, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	7/1/2026	91	91	91	0.01
DFS Holding Company, Inc.	(8)(12)	First Lien Term Loan	S + 7.00%	11.13%	1/31/2029	198	196	187	0.03
Vessco Midco Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	7/24/2031	4,970	4,949	4,970	0.71
Vessco Midco Holdings, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	7/24/2031	1,657	892	900	0.13
Vessco Midco Holdings, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	7/24/2031	552	(2)	—	—
							27,727	27,716	3.95
Diversified Consumer Services
AAH Topco., LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.23%	12/22/2027	2,970	258	266	0.04
American Residential Services LLC	(5)(7)(15)	First Lien Revolver	S + 2.50%	6.48%	1/31/2030	870	—	(2)	—
Apex Service Partners, LLC	(12)	First Lien Term Loan	S + 5.00%	8.98%	10/24/2030	4,813	4,793	4,792	0.68
Apex Service Partners, LLC	(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	10/24/2030	774	771	771	0.11
Apex Service Partners, LLC	(7)(12)	First Lien Revolver	S + 5.00%	8.98%	10/24/2029	660	(3)	—	—
Ascend Learning, LLC	(5)(8)(14)	First Lien Term Loan	S + 3.00%	7.13%	12/11/2028	997	999	998	0.14
Ave Holdings III, Corp.	(13)	First Lien Term Loan	S + 5.50%	9.60%	2/25/2028	6,253	6,158	6,066	0.86
Ave Holdings III, Corp.	(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.60%	2/25/2028	167	164	162	0.02
Ave Holdings III, Corp.	(7)(13)	First Lien Revolver	S + 5.50%	9.60%	2/25/2028	514	(8)	(15)	—
AVG Intermediate Holdings LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 6.00%	10.08%	3/16/2027	198	195	195	0.03
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	7/16/2027	913	909	905	0.13
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	7/16/2027	3,970	3,951	3,939	0.56
CVP Holdco, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	6/30/2031	6,459	6,449	6,445	0.92
CVP Holdco, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	6/30/2031	1,715	365	367	0.05
CVP Holdco, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	6/28/2030	686	(1)	(1)	—
Essential Services Holding Corporation	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	6/17/2031	2,014	2,010	2,010	0.29
Essential Services Holding Corporation	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	6/17/2031	395	(1)	(1)	—
Essential Services Holding Corporation	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	6/17/2030	247	49	49	0.01
Fitness International LLC	(5)(8)(15)	First Lien Term Loan	S + 4.50%	8.63%	2/12/2029	10,798	10,797	10,882	1.55
Flint Opco, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	8/15/2030	3,219	(8)	—	—
Flint Opco, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	8/15/2030	3,040	1,910	1,923	0.27

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services (continued)
FSHS I, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.63%	11/18/2028	$198	$196	$196	0.03%
GS Seer Group Borrower, LLC	(8)(12)	First Lien Term Loan	S + 6.75%	10.73%	4/29/2030	99	98	96	0.01
GSV Holding, LLC	(8)(12)	First Lien Term Loan	S + 2.63%	9.73% (Incl. 3.13% PIK)	10/18/2030	4,967	4,946	4,942	0.70
GSV Holding, LLC	(7)(12)	First Lien Revolver	S + 4.25%	8.23%	10/18/2030	217	(1)	—	—
Health Buyer LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.48%	4/27/2029	3,299	643	655	0.09
Home Service Topco IV, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.58%	12/31/2027	198	198	197	0.03
Innovetive Petcare, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.23%	6/30/2028	5,419	5,419	5,365	0.76
Innovetive Petcare, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	6/30/2028	1,998	651	636	0.09
Innovetive Petcare, Inc.	(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	6/30/2028	1,509	1,509	1,494	0.21
Innovetive Petcare, Inc.	(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.23%	6/30/2028	6,241	6,230	6,179	0.88
Intel 471 INC.	(12)	First Lien Term Loan	S + 5.25%	9.23%	9/27/2028	200	200	198	0.03
Learning Care Group (US) No. 2 Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.00%	7.98%	8/11/2028	992	991	978	0.14
Quick Quack Car Wash Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	6/10/2031	198	198	197	0.03
Quick Quack Car Wash Holdings, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	6/10/2031	4,941	798	789	0.11
Quick Quack Car Wash Holdings, LLC	(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	6/10/2031	101	101	100	0.01
Seahawk Bidco, LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.73%	12/19/2031	5,789	5,770	5,789	0.82
Seahawk Bidco, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	12/19/2031	1,813	1,136	1,143	0.16
Seahawk Bidco, LLC	(7)(12)	First Lien Revolver	S + 4.75%	8.73%	12/19/2030	545	(2)	—	—
Southern Veterinary Partners, LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.48%	12/4/2031	937	939	936	0.13
Taymax Group Acquisition, LLC	(8)(12)	First Lien Term Loan	S + 6.00%	10.23%	7/31/2026	198	198	198	0.03
Trackforce Acquireco, Inc.	(13)	First Lien Term Loan	S + 5.25%	9.23%	6/23/2028	200	200	200	0.03
University Support Services LLC	(5)(8)(14)	First Lien Term Loan	S + 2.75%	6.88%	2/10/2029	2,374	2,343	2,342	0.33
US Fitness Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.48%	9/4/2031	9,196	9,157	9,196	1.31
US Fitness Holdings, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.48%	9/4/2031	1,764	(9)	—	—
US Fitness Holdings, LLC	(7)(13)	First Lien Revolver	S + 5.50%	9.48%	9/4/2030	172	(1)	—	—
Vertex Service Partners, LLC	(8)(13)	First Lien Term Loan	S + 6.00%	9.98%	11/8/2030	198	198	197	0.03
Vertex Service Partners, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	11/8/2030	250	48	40	0.01
VPP Intermediate Holdings, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.98%	12/1/2027	1,851	1,845	1,847	0.26
VPP Intermediate Holdings, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	12/1/2027	3,210	617	602	0.09
VPP Intermediate Holdings, LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 5.75%	9.98%	12/1/2027	2,231	2,223	2,226	0.32
VPP Intermediate Holdings, LLC	(12)	First Lien Delayed Draw Term Loan	S + 5.75%	9.88%	12/1/2027	2,624	2,614	2,611	0.37
VPP Intermediate Holdings, LLC	(7)(12)	First Lien Revolver	S + 5.75%	9.98%	12/1/2027	229	(1)	(1)	—
							89,209	89,099	12.67
Diversified Telecommunication Services
Coral-US Co-Borrower LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 3.25%	7.23%	1/31/2032	800	799	793	0.11
Guardian US Holdco LLC	(5)(8)(14)	First Lien Term Loan	S + 3.50%	7.48%	1/31/2030	2,227	2,235	2,231	0.32
Virgin Media Bristol LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 3.18%	7.12%	3/31/2031	2,000	1,989	1,975	0.28
Zacapa S.a r.l.	(5)(6)(8)(14)	First Lien Term Loan	S + 3.75%	7.73%	3/22/2029	2,992	2,997	3,000	0.43
							8,020	7,999	1.14

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Electrical Equipment
Infinite Bidco LLC	(5)(8)(14)	First Lien Term Loan	S + 6.25%	10.23%	3/2/2028		$99	$99	$97	0.01%
Power Grid Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	12/2/2030		8,912	8,912	8,812	1.25
Power Grid Holdings, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	12/2/2030		890	107	97	0.01
TPC Engineering Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 5.50%	9.73%	2/16/2027		7,050	7,007	7,050	1.00
TPC Engineering Holdings, Inc.	(7)(12)	First Lien Revolver	S + 5.50%	9.73%	2/16/2027		441	173	176	0.03
								16,298	16,232	2.30
Electronic Equipment, Instruments and Components
Dwyer Instruments, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	7/20/2029		3,860	3,828	3,821	0.54
Dwyer Instruments, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	7/20/2029		505	(2)	(5)	—
Dwyer Instruments, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	7/20/2029		706	50	50	0.01
Excelitas Technologies Corp.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	8/13/2029		2,522	(10)	(3)	—
Phoenix 1 Buyer Corp.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	11/20/2030		5,799	5,799	5,799	0.82
Phoenix 1 Buyer Corp.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	11/20/2029		1,142	—	—	—
Wildcat Topco, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	11/17/2031		1,502	1,496	1,498	0.21
Wildcat Topco, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	11/17/2031		270	(1)	(1)	—
Wildcat Topco, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	11/17/2031		270	6	7	—
								11,166	11,166	1.58
Energy Equipment and Services
CRCI Longhorn Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	8/27/2031		6,072	6,047	6,072	0.86
CRCI Longhorn Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	8/27/2031		1,530	(7)	—	—
CRCI Longhorn Holdings, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	8/27/2031		1,020	(4)	—	—
DMC Holdco, LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.88%	7/13/2029		198	196	198	0.03
Integrated Power Services Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.99%	11/22/2028		7,345	7,341	7,333	1.04
Integrated Power Services Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.99%	11/22/2028		5,106	(11)	(10)	—
Phillips & Temro Industries Inc.	(8)(12)	First Lien Term Loan	S + 5.25%	9.38%	3/12/2027		192	192	191	0.03
								13,754	13,784	1.96
Financial Services
1364720 B.C. LTD.	(6)(8)(13)	First Lien Term Loan	C + 4.50%	7.38%	9/9/2028	CAD	8,954	6,327	6,432	0.91
1364720 B.C. LTD.	(6)(7)(13)	First Lien Delayed Draw Term Loan	C + 4.50%	7.38%	9/9/2028	CAD	5,598	3,590	3,545	0.50
Aprio Advisory Group, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	8/1/2031		8,313	8,294	8,273	1.18
Aprio Advisory Group, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	8/1/2031		4,167	931	922	0.13
Aprio Advisory Group, LLC	(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	8/1/2031		3,257	3,252	3,242	0.46
Aprio Advisory Group, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	8/1/2031		1,638	(3)	(8)	—
Ascensus Group Holdings, Inc.	(5)(6)(8)(14)	First Lien Term Loan	S + 3.00%	7.13%	8/2/2028		2,740	2,747	2,741	0.39

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services (continued)
Cerity Partners Equity Holding LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	7/30/2029	$5,000	$333	$354	0.05%
Cerity Partners Equity Holding LLC	(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	7/28/2029	11,399	11,376	11,399	1.62
Cerity Partners Equity Holding LLC	(7)(13)	First Lien Revolver	S + 5.25%	9.38%	7/28/2028	543	67	68	0.01
CFGI Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	11/2/2027	6,247	6,211	6,212	0.88
CFGI Holdings, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	11/2/2027	270	(2)	(2)	—
Cherry Bekaert Advisory LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.38%	6/30/2028	198	198	198	0.03
ClearCapital Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	6/30/2032	2,151	2,137	2,138	0.30
ClearCapital Holdings, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	6/30/2032	1,024	(3)	(6)	—
ClearCapital Holdings, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	6/30/2032	410	(3)	(2)	—
Contractual Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.73%	10/10/2030	198	198	197	0.03
Focus Financial Partners, LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	9/15/2031	5,055	5,043	5,062	0.72
Foreside Financial Group, LLC	(12)	First Lien Term Loan	S + 5.25%	9.38%	9/30/2027	564	564	564	0.08
Foreside Financial Group, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	9/30/2027	11,643	1,358	1,358	0.19
Frazier & Deeter Advisory, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	5/3/2032	2,203	2,194	2,203	0.31
Frazier & Deeter Advisory, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	5/3/2032	937	(3)	—	—
Frazier & Deeter Advisory, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.48%	5/2/2031	325	(2)	—	—
GTCR Everest Borrower, LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.73%	9/5/2031	384	383	384	0.05
Heights Buyer, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.83%	8/25/2028	5,307	5,307	5,307	0.75
Heights Buyer, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.08%	8/25/2028	923	919	919	0.13
Heights Buyer, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.08%	8/25/2028	1,254	(3)	(6)	—
Heights Buyer, LLC	(12)	First Lien Delayed Draw Term Loan	S + 5.75%	9.83%	8/25/2028	869	861	869	0.12
Heights Buyer, LLC	(7)(12)	First Lien Revolver	S + 5.75%	9.83%	8/25/2028	764	87	87	0.01
Kestra Advisor Services Holdings A, Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.00%	7.13%	3/22/2031	2,209	2,211	2,213	0.31
Kriv Acquisition Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	7/31/2031	452	451	449	0.06
Kriv Acquisition Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	7/31/2031	2,042	(7)	(10)	—
Kriv Acquisition Inc.	(7)(12)	First Lien Revolver	S + 5.00%	8.98%	7/31/2031	186	17	17	—
Minotaur Acquisition, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	6/3/2030	8,616	8,542	8,542	1.21
Minotaur Acquisition, Inc.	(8)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	6/3/2030	1,407	1,395	1,395	0.20
Minotaur Acquisition, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	6/3/2030	1,455	(12)	(12)	—
Minotaur Acquisition, Inc.	(7)(12)	First Lien Revolver	S + 5.00%	9.13%	6/3/2030	873	(7)	(7)	—
NAB Holdings, LLC	(5)(8)(14)	First Lien Term Loan	S + 2.50%	6.48%	11/23/2028	2,494	2,469	2,416	0.34
Neon Maple Purchaser Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	11/17/2031	4,975	4,995	4,981	0.71
Osaic Holdings, Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.00%	7.13%	7/30/2032	2,370	2,372	2,372	0.34
Osttra Group Ltd.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.50%	7.48%	5/20/2032	721	717	725	0.10
Pathstone Family Office LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.23%	5/15/2029	3,771	3,756	3,762	0.53
Pathstone Family Office LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.23%	5/15/2029	1,454	(9)	(4)	—
Pathstone Family Office LLC	(7)(12)	First Lien Revolver	S + 5.00%	9.23%	5/15/2028	374	(1)	(1)	—
Petrus Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	10/17/2029	198	198	198	0.03

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services (continued)
Project Accelerate Parent LLC	(7)(13)	First Lien Revolver	S + 5.25%	9.23%	2/24/2031	$100	$—	$—	—%
Ryan, LLC	(5)(7)(15)	First Lien Revolver	S + 3.00%	7.13%	11/14/2028	100	49	49	0.01
The Chartis Group, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	9/17/2031	1,256	1,251	1,250	0.18
The Chartis Group, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	9/17/2031	388	(2)	(2)	—
The Chartis Group, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.48%	9/17/2031	194	(1)	(1)	—
Wealth Enhancement Group, LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	10/2/2028	198	197	198	0.03
Wealth Enhancement Group, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	10/2/2028	12,105	1,504	1,491	0.21
Wealth Enhancement Group, LLC	(7)(12)	First Lien Revolver	S + 4.50%	8.48%	10/2/2028	323	—	(1)	—
							92,443	92,470	13.11
Food Products
BCPE North Star US Holdco 2, Inc.	(5)(7)(15)	First Lien Revolver	S + 3.75%	7.88%	3/10/2028	100	34	39	0.01
Fiesta Purchaser, Inc.	(5)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	2/12/2031	4,153	4,164	4,150	0.59
Primary Products Finance LLC	(5)(8)(14)	First Lien Term Loan	S + 3.25%	7.23%	4/1/2029	4,011	4,027	3,924	0.56
RB Holdings Interco, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	5/4/2028	198	195	198	0.03
Sigma Holdco B.V.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.75%	7.76%	1/3/2028	4,077	4,086	3,942	0.56
Sugar Ppc Buyer LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	10/2/2031	6,795	2,007	2,002	0.28
WPP Bullet Buyer, LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	12/7/2030	5,130	5,098	5,079	0.72
WPP Bullet Buyer, LLC	(7)(12)	First Lien Revolver	S + 5.25%	9.23%	12/7/2029	83	(1)	(1)	—
							19,610	19,333	2.75
Gas Utilities
Edpo, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	12/10/2029	11,569	11,562	11,513	1.64
Edpo, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	12/10/2029	1,657	(4)	(8)	—
Edpo, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	12/8/2028	744	65	65	0.01
							11,623	11,570	1.65
Ground Transportation
AMS Parent, LLC	(5)(8)(13)	First Lien Term Loan	S + 4.75%	8.99%	10/25/2028	198	196	187	0.03
							196	187	0.03
Health Care Technology
Acentra Holdings, LLC	(8)(14)	First Lien Term Loan	S + 5.50%	9.48%	12/17/2029	76	75	76	0.01
Acentra Holdings, LLC	(7)(14)	First Lien Delayed Draw Term Loan	S + 5.50%	9.48%	12/17/2029	220	—	—	—
Athenahealth Group Inc.	(5)(7)(15)	First Lien Revolver	S + 2.75%	6.88%	2/15/2027	100	—	—	—
Bracket Intermediate Holding Corp.	(7)(14)	First Lien Revolver	S + 4.50%	8.48%	2/7/2028	100	—	—	—
Caerus US 1 Inc.	(6)(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	5/25/2029	198	195	198	0.03
Continental Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	4/2/2031	6,720	6,720	6,704	0.95
Continental Buyer, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	4/2/2031	1,818	134	131	0.02
Continental Buyer, Inc.	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	4/2/2031	1,398	(2)	(3)	—
Cotiviti, Inc.	(5)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	3/26/2032	4,924	4,876	4,844	0.69
DeLorean Purchaser, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	12/16/2031	4,334	4,305	4,302	0.61
DeLorean Purchaser, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	12/16/2031	653	(5)	(5)	—
Empower Payments Investor, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	3/12/2031	5,248	5,240	5,210	0.74

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Health Care Technology (continued)
Empower Payments Investor, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	3/12/2031	$1,805	$(4)	$(14)	—%
Empower Payments Investor, LLC	(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	3/12/2031	304	304	302	0.04
Empower Payments Investor, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	3/12/2030	163	—	(1)	—
Ensemble RCM, LLC	(5)(7)(15)	First Lien Revolver	S + 3.00%	6.98%	6/27/2028	100	—	—	—
F&M Buyer LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	3/18/2032	3,582	3,565	3,582	0.51
F&M Buyer LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	3/18/2032	1,194	(3)	—	—
F&M Buyer LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.48%	3/18/2032	522	(3)	—	—
Goldeneye Parent, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	3/31/2032	12,018	11,990	12,018	1.71
Goldeneye Parent, LLC	(7)(13)	First Lien Revolver	S + 5.00%	9.13%	3/31/2032	1,744	(4)	—	—
HT Intermediary III, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	11/12/2030	6,253	6,228	6,221	0.88
HT Intermediary III, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	11/12/2030	1,527	(3)	(8)	—
HT Intermediary III, Inc.	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	11/12/2030	573	17	16	—
IMO Investor Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.85%	5/11/2029	3,210	3,210	3,210	0.46
IMO Investor Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	5/11/2029	337	337	337	0.05
IMO Investor Holdings, Inc.	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.85%	5/11/2029	385	385	385	0.05
IMO Investor Holdings, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	8.85%	5/11/2028	370	—	—	—
Invictus Buyer, LLC	(13)	First Lien Term Loan	S + 4.50%	8.48%	6/3/2031	7,760	7,760	7,760	1.10
Invictus Buyer, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	6/3/2031	3,266	—	—	—
Invictus Buyer, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	6/3/2031	1,210	—	—	—
Net Health Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	7/7/2031	7,531	7,487	7,493	1.07
Net Health Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	7/3/2031	1,497	1,489	1,489	0.21
Net Health Acquisition Corp.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	7/7/2031	973	(4)	(5)	—
SDS Buyer, Inc.	(8)(12)	First Lien Term Loan	S + 4.75%	8.83%	9/30/2027	198	198	198	0.03
Swoop Intermediate III, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.63%	4/12/2032	5,161	5,149	5,149	0.73
Swoop Intermediate III, Inc.	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	4/12/2032	3,643	(4)	(9)	—
Swoop Intermediate III, Inc.	(7)(14)	First Lien Revolver	S + 4.50%	8.63%	4/12/2032	1,214	(3)	(3)	—
Unlimited Technology Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	3/12/2032	5,586	5,572	5,572	0.79
Unlimited Technology Holdings, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.48%	3/12/2032	747	(2)	(2)	—
Wisdom Purchaser, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.48%	7/24/2032	6,152	6,136	6,137	0.87
Wisdom Purchaser, LLC	(7)(14)	First Lien Revolver	S + 4.50%	8.48%	7/24/2032	636	(2)	(2)	—
Zelis Cost Management Buyer, Inc.	(5)(7)(15)	First Lien Revolver	S + 2.75%	6.73%	1/17/2029	100	—	—	—
							81,333	81,282	11.55
Healthcare Equipment and Supplies
Alcor Scientific LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.73%	1/31/2028	200	200	200	0.03
Aspen Medical Products, LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.88%	6/10/2028	1,833	1,833	1,833	0.26
Belmont Instrument, LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	8/19/2028	198	198	198	0.03
Blades Buyer, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.23%	3/28/2028	200	200	200	0.03
Blades Buyer, Inc.	(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.23%	3/28/2028	7	7	7	—
Cadence, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	5/21/2026	198	198	197	0.03
CDL Parent, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	12/7/2027	198	198	197	0.03
CDL Parent, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	12/7/2027	2,802	2,790	2,788	0.40

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Equipment and Supplies (continued)
CDL Parent, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	12/7/2027		$702	$(2)	$(4)	—%
CPC/Cirtec Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	1/30/2029		1,652	1,646	1,644	0.23
CPC/Cirtec Holdings, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	9.13%	10/31/2028		558	87	86	0.01
Resonetics, LLC	(5)(7)(15)	First Lien Revolver	S + 3.75%	7.73%	6/18/2029		100	(1)	—	—
TIDI Legacy Products, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	12/19/2029		198	198	198	0.03
								7,552	7,544	1.08
Healthcare Providers and Services
123Dentist Inc.	(6)(7)(13)	First Lien Delayed Draw Term Loan	C + 5.00%	7.56%	8/10/2029	CAD	10,084	5,881	5,924	0.84
AB Centers Acquisition Corporation	(8)(13)	First Lien Term Loan	S + 5.25%	9.38%	7/2/2031		6,094	6,067	6,072	0.86
AB Centers Acquisition Corporation	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	7/2/2031		452	159	160	0.02
AB Centers Acquisition Corporation	(7)(13)	First Lien Revolver	S + 5.25%	9.38%	7/2/2031		428	(2)	(2)	—
ACI Group Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 2.75%	10.23% (Incl. 3.25% PIK)	8/2/2028		205	205	198	0.03
Arrow Management Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	7/26/2032		2,197	2,186	2,187	0.31
Arrow Management Acquisition, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	7/26/2032		785	(2)	(4)	—
Arrow Management Acquisition, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	7/26/2032		262	(1)	(1)	—
Azalea TopCo, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	7.13%	4/30/2031		1,496	1,498	1,494	0.21
Cardiology Management Holdings, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.73%	1/31/2029		198	198	196	0.03
Community Medical Acquisition Corp.	(8)(12)	First Lien Term Loan	S + 4.50%	8.60%	12/15/2028		99	97	99	0.01
Crown Laundry, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	5/28/2031		2,674	2,661	2,664	0.38
Crown Laundry, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	5/28/2031		435	(1)	(2)	—
Crown Laundry, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	5/28/2031		507	(3)	(2)	—
CVR Management, LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	1/4/2027		9	9	9	—
CVR Management, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	1/4/2027		111	—	—	—
CVR Management, LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	1/4/2027		198	198	197	0.03
DCA Investment Holding LLC	(8)(13)	First Lien Term Loan	S + 6.41%	10.38%	4/3/2028		198	195	181	0.03
Docs, MSO, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.98%	6/1/2028		99	98	99	0.01
ENT MSO, LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	12/31/2028		159	159	158	0.02
EPFS Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	7/31/2031		6,040	6,009	6,011	0.85
EPFS Buyer, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	7/31/2031		1,029	(3)	(5)	—
EPFS Buyer, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	7/31/2031		686	(3)	(3)	—
Eyesouth Eye Care Holdco, LLC	(8)(12)	First Lien Term Loan	S + 5.50%	9.73%	10/5/2029		2,118	2,118	2,118	0.30
Eyesouth Eye Care Holdco, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.50%	9.73%	10/5/2029		4,293	2,430	2,454	0.35
Golden State Buyer, Inc.	(5)(8)(13)	First Lien Term Loan	S + 4.75%	8.98%	3/21/2027		198	198	198	0.03
ImageFirst Holdings, LLC	(5)(7)(15)	First Lien Revolver	S + 3.25%	7.23%	3/12/2030		2,800	—	—	—
IvyRehab Intermediate II, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	9.08%	4/23/2029		198	198	198	0.03
JKC Parent, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	2/13/2032		377	376	375	0.05
JKC Parent, Inc.	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	2/13/2032		131	126	130	0.02
JKC Parent, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	2/13/2032		702	(3)	(4)	—
JKC Parent, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	2/13/2032		87	—	—	—
MRO Corporation	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	6/9/2032		9,138	9,070	9,070	1.29
MRO Corporation	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	6/9/2032		795	(3)	(6)	—
MRO Corporation	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	6/9/2032		795	(6)	(6)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Providers and Services (continued)
OB Hospitalist Group, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.48%	9/27/2027	$198	$198	$198	0.03%
OIS Management Services, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	11/16/2028	3,802	3,742	3,755	0.53
OIS Management Services, LLC	(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	11/16/2028	3,127	3,077	3,088	0.44
ONS MSO, LLC	(12)	First Lien Delayed Draw Term Loan	S + 5.75%	9.73%	7/7/2028	212	210	206	0.03
ONS MSO, LLC	(7)(12)	First Lien Revolver	S + 6.25%	10.23%	7/7/2028	24	7	6	—
Onsite Holdings, LLC	(8)(12)	First Lien Term Loan	S + 6.75%	11.04% PIK	12/28/2027	346	346	345	0.05
Onsite Holdings, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 6.75%	11.04% PIK	12/28/2027	938	(5)	(5)	—
Onsite Holdings, LLC	(12)	First Lien Revolver	S + 6.75%	11.04% PIK	12/28/2025	94	94	94	0.01
Orsini Pharmaceutical Services, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	5/22/2031	3,343	3,328	3,311	0.47
Orsini Pharmaceutical Services, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	5/22/2030	226	(1)	(2)	—
Phantom Purchaser, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	9/19/2031	2,966	2,961	2,960	0.42
Phantom Purchaser, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	9/19/2031	1,465	(6)	(7)	—
Phynet Dermatology LLC	(8)(12)	First Lien Term Loan	S + 6.50%	10.48%	10/20/2029	198	198	191	0.03
Premise Health Holding Corp.	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	3/3/2031	6,042	6,042	6,042	0.86
Premise Health Holding Corp.	(7)(13)	First Lien Revolver	S + 5.25%	9.23%	3/1/2030	712	—	—	—
Raven Acquisition Holdings, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	7.13%	11/19/2031	4,643	4,644	4,647	0.66
Raven Acquisition Holdings, LLC	(5)(7)(15)	First Lien Delayed Draw Term Loan	S + 3.00%	7.13%	11/19/2031	333	(3)	—	—
RxSense Holdings LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	3/12/2027	4,088	4,088	4,068	0.58
RxSense Holdings LLC	(7)(12)	First Lien Revolver	S + 5.25%	9.23%	3/12/2027	619	—	(3)	—
Smile Doctors LLC	(8)(13)	First Lien Term Loan	S + 5.90%	9.85%	12/23/2028	99	99	99	0.01
Soleo Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	1/30/2032	4,807	4,799	4,807	0.68
Soleo Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	1/30/2032	704	(1)	—	—
Soleo Holdings, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	1/30/2032	704	(2)	—	—
Specialized Dental Holdings II, LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.88%	11/1/2027	198	198	198	0.03
Specialtycare, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	12/18/2029	6,170	6,135	6,139	0.87
Specialtycare, Inc.	(7)(15)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	12/18/2029	1,353	(3)	(7)	—
Specialtycare, Inc.	(7)(15)	First Lien Revolver	S + 3.75%	7.84%	12/18/2029	204	15	15	—
STCH Acquisition Inc.	(8)(12)	First Lien Term Loan	S + 5.25%	9.48%	10/30/2026	2,281	2,275	2,281	0.32
STCH Acquisition Inc.	(7)(12)	First Lien Revolver	S + 5.25%	9.48%	10/30/2026	196	(1)	—	—
TurningPoint Healthcare Solutions, LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.98%	7/14/2027	198	197	198	0.03
United Digestive MSO Parent, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.73%	3/30/2029	198	198	198	0.03
Urology Management Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 5.50%	9.63%	6/15/2027	198	196	198	0.03
USHV Management, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	9/8/2032	3,295	3,279	3,279	0.47
USHV Management, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	9/8/2032	1,016	(3)	(5)	—
USHV Management, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	9/8/2031	549	(3)	(3)	—
Valeris, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	9/19/2031	8,873	8,829	8,829	1.26
Vital Care Buyer, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	7/30/2031	5,289	5,268	5,266	0.75
Vital Care Buyer, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.48%	7/30/2031	696	(3)	(3)	—
WCG Intermediate Corp.	(5)(8)(12)	First Lien Term Loan	S + 3.00%	7.13%	2/25/2032	2,039	2,029	2,027	0.29
							102,530	102,567	14.58

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Hotels, Restaurants and Leisure
BJH Holdings III Corp.	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	8/19/2027		$198	$197	$197	0.03%
Movati Athletic (Group) Inc.	(6)(8)(12)	First Lien Term Loan	C + 4.75%	7.63%	5/29/2030	CAD	7,476	5,354	5,357	0.76
Movati Athletic (Group) Inc.	(6)(7)(12)	First Lien Delayed Draw Term Loan	C + 4.75%	7.61%	5/29/2030	CAD	918	(7)	(2)	—
Southpaw Ap Buyer, LLC	(8)(12)	First Lien Term Loan	S + 5.50%	9.63%	3/2/2028		2,776	2,769	2,769	0.39
Southpaw Ap Buyer, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.50%	9.63%	3/2/2028		626	567	569	0.08
Southpaw Ap Buyer, LLC	(7)(12)	First Lien Revolver	S + 5.50%	9.63%	3/2/2028		252	57	57	0.01
								8,937	8,947	1.27
Household Durables
Stanton Carpet Intermediate Holdings II, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	10/1/2027		200	200	200	0.03
								200	200	0.03
Household Products
TPC US Parent, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.88%	2/23/2026		198	198	198	0.03
Wu Holdco, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	4/19/2032		10,264	10,239	10,239	1.46
Wu Holdco, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	4/19/2032		2,497	(3)	(6)	—
Wu Holdco, Inc.	(7)(15)	First Lien Revolver	S + 4.75%	8.73%	4/19/2032		777	(2)	(2)	—
								10,432	10,429	1.49
Industrial Conglomerates
FCG Acquisitions, Inc.	(5)(8)(14)	First Lien Term Loan	S + 3.25%	7.38%	3/31/2028		2,977	2,983	2,987	0.42
Harvey Tool Company, LLC	(8)(13)	First Lien Term Loan	E + 5.00%	6.93%	8/6/2032	EUR	617	715	722	0.10
Harvey Tool Company, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	8/6/2032		9,199	9,199	9,132	1.30
Harvey Tool Company, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	8/6/2032		3,424	(7)	(25)	—
Harvey Tool Company, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	8/6/2032		1,179	—	(8)	—
Indicor, LLC	(5)(6)(8)(14)	First Lien Term Loan	S + 2.75%	6.73%	11/22/2029		2,492	2,500	2,498	0.36
								15,390	15,306	2.18
Insurance
Allied Benefit Systems Intermediate LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.38%	10/31/2030		3,346	3,346	3,346	0.48
Allied Benefit Systems Intermediate LLC	(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	10/31/2030		629	629	629	0.09
AMBA Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.33%	7/30/2027		3,578	3,560	3,560	0.51
AMBA Buyer, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.33%	7/30/2027		858	854	854	0.12
AMBA Buyer, Inc.	(7)(13)	First Lien Revolver	S + 5.25%	9.33%	7/30/2027		223	(1)	(1)	—
Amerilife Holdings LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	8/31/2029		3,308	3,300	3,301	0.47
Amerilife Holdings LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	8/31/2029		13,318	11,139	11,145	1.58
Amerilife Holdings LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	8/31/2028		556	91	91	0.01

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Insurance (continued)
AQ Sunshine, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	7/24/2031		$198	$197	$198	0.03%
Ardonagh Midco 3 Limited	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.60%	2/15/2031		4,975	4,975	4,961	0.71
Asurion, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.25%	7.49%	7/31/2027		3,990	3,995	3,991	0.57
Bellwether Buyer, L.L.C.	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	4/15/2032		4,182	4,173	4,172	0.59
Bellwether Buyer, L.L.C.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	4/15/2032		2,178	(3)	(5)	—
Bellwether Buyer, L.L.C.	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	4/15/2032		871	216	216	0.03
Beyond Risk Parent Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.73%	10/8/2027		6,369	515	526	0.07
Broadstreet Partners, Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	6/13/2031		2,494	2,499	2,500	0.35
Foundation Risk Partners, Corp.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	10/29/2030		4,294	205	215	0.03
Galway Borrower LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	9/29/2028		198	196	196	0.03
Imagine 360 LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	9/30/2028		1,389	1,384	1,389	0.20
Imagine 360 LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	9/30/2028		767	(3)	—	—
Imagine 360 LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	9/30/2028		327	(3)	—	—
Integrity Marketing Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	8/25/2028		7,603	7,580	7,565	1.08
Mclarens Midco Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	12/19/2027		2,570	2,570	2,557	0.36
Mclarens Midco Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	12/19/2027		663	462	459	0.06
Mclarens Midco Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	12/19/2027		898	898	894	0.13
Mclarens Midco Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.83%	12/19/2027		287	—	(1)	—
Oakbridge Insurance Agency, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.88%	11/1/2029		198	198	198	0.03
Oakbridge Insurance Agency, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	11/1/2029		2,583	703	712	0.10
OneDigital Borrower LLC	(5)(8)(14)	First Lien Term Loan	S + 3.00%	7.13%	7/2/2031		2,494	2,494	2,497	0.35
Pareto Health Intermediate Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 4.75%	8.73%	6/1/2030		2,732	2,720	2,718	0.39
Pareto Health Intermediate Holdings, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	6/1/2030		653	(1)	(3)	—
Patriot Growth Insurance Services, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	10/16/2028		7,995	7,963	7,995	1.14
Patriot Growth Insurance Services, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	10/16/2028		1,398	1,393	1,398	0.20
Patriot Growth Insurance Services, LLC	(7)(13)	First Lien Revolver	S + 5.00%	9.08%	10/16/2028		534	(2)	—	—
Riser Interco, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	10/31/2029		899	899	899	0.13
Riser Interco, LLC	(8)(13)	First Lien Term Loan	SON + 4.75%	8.72%	10/31/2029	GBP	1,512	2,000	2,033	0.29
Riser Interco, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	10/31/2029		1,493	(2)	—	—
Riser Interco, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	10/31/2029		600	136	136	0.02
Simplicity Financial Marketing Group Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	12/31/2031		6,735	6,706	6,701	0.95
Simplicity Financial Marketing Group Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	12/31/2031		1,803	531	526	0.07
Simplicity Financial Marketing Group Holdings, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	12/31/2031		903	(5)	(5)	—
THG Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	10/31/2031		2,946	2,946	2,946	0.42
THG Acquisition, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	10/31/2031		660	107	107	0.01
THG Acquisition, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	10/31/2031		330	25	25	—
Trucordia Insurance Holdings, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.25%	7.38%	6/17/2032		271	270	272	0.04
World Insurance Associates, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	4/3/2030		4,063	4,061	4,053	0.58
World Insurance Associates, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	4/3/2030		2,859	606	604	0.09
World Insurance Associates, LLC	(7)(12)	First Lien Revolver	S + 5.00%	8.98%	4/3/2030		209	(1)	(1)	—
								86,521	86,569	12.31

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
IT Services
BigTime Software, Inc.	(13)	First Lien Term Loan	S + 6.25%	10.23%	6/30/2028	$200	$200	$198	0.03%
Cardinal Parent, Inc.	(5)(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	11/12/2027	198	187	197	0.03
DT1 Midco Corp	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	12/30/2031	6,456	6,427	6,423	0.91
DT1 Midco Corp	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	12/30/2031	2,000	1,996	1,990	0.28
DT1 Midco Corp	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	12/30/2031	2,540	10	5	—
DT1 Midco Corp	(7)(13)	First Lien Revolver	S + 5.00%	9.13%	12/30/2030	1,183	(4)	—	—
Govdelivery Holdings, LLC	(8)(13)	First Lien Term Loan	S + 3.50%	9.73% (Incl. 2.25% PIK)	1/17/2031	201	201	201	0.03
Marco Technologies, LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.38%	11/24/2026	200	200	200	0.03
Medallia, Inc.	(8)(13)	First Lien Term Loan	S + 2.50%	10.45% (Incl. 4.00% PIK)	10/29/2028	104	102	92	0.01
Noble Midco 3 Limited	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	6/10/2031	5,056	5,056	5,056	0.72
Noble Midco 3 Limited	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	6/10/2031	824	—	—	—
Noble Midco 3 Limited	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	12/10/2030	1,120	—	—	—
Oeconnection LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.38%	4/22/2031	4,385	4,385	4,399	0.62
Oeconnection LLC	(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	4/22/2031	765	757	768	0.11
Oeconnection LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.38%	4/22/2031	2,138	—	7	—
Oeconnection LLC	(7)(13)	First Lien Revolver	S + 5.25%	9.38%	4/22/2031	482	—	—	—
PDI TA Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.50%	9.48%	2/3/2031	206	206	206	0.03
Ridge Trail US Bidco, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.35%	9/30/2031	8,621	8,567	8,556	1.22
Ridge Trail US Bidco, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.35%	9/30/2031	2,995	(20)	(22)	—
Ridge Trail US Bidco, Inc.	(7)(13)	First Lien Revolver	S + 4.50%	8.35%	3/31/2031	998	263	262	0.04
Safety Borrower Holdings LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.88%	9/1/2027	3,466	3,466	3,451	0.49
Safety Borrower Holdings LLC	(7)(15)	First Lien Revolver	S + 4.75%	8.73%	9/1/2027	499	162	160	0.02
Saturn Borrower Inc	(8)(12)	First Lien Term Loan	S + 6.00%	9.98%	11/13/2028	3,891	3,868	3,881	0.55
Saturn Borrower Inc	(7)(12)	First Lien Delayed Draw Term Loan	S + 6.00%	9.98%	11/13/2028	1,422	(4)	(4)	—
Saturn Borrower Inc	(7)(12)	First Lien Revolver	S + 6.00%	10.13%	11/13/2028	640	149	152	0.02
Spirit RR Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.58%	9/13/2028	3,227	3,221	3,211	0.46
Spirit RR Holdings, Inc.	(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.58%	9/13/2028	464	463	462	0.06
Spirit RR Holdings, Inc.	(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.58%	9/13/2028	267	267	267	0.04
Spirit RR Holdings, Inc.	(7)(13)	First Lien Revolver	S + 4.50%	8.58%	9/13/2028	272	(1)	(1)	—
Storable, Inc.	(5)(7)(15)	First Lien Revolver	S + 2.75%	6.73%	4/16/2029	100	—	—	—
Trunk Acquisition, Inc.	(8)(12)	First Lien Term Loan	S + 6.00%	10.13%	2/19/2030	1,998	1,993	1,998	0.28
Trunk Acquisition, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 6.00%	10.13%	2/19/2030	1,836	1,555	1,561	0.22
VS Buyer, LLC	(5)(7)(15)	First Lien Revolver	S + 2.25%	6.23%	4/12/2029	100	—	—	—
Welocalize, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	6/23/2026	198	198	197	0.03
							43,870	43,873	6.23

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Life Sciences Tools & Services
Kwol Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	12/12/2029	$6,097	$6,097	$6,067	0.86%
Kwol Acquisition, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	12/12/2029	1,918	(5)	(9)	—
Kwol Acquisition, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	12/12/2029	1,066	(1)	(5)	—
LSCS Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 4.50%	8.48%	3/4/2032	1,493	1,485	1,473	0.21
Sotera Health Holdings, LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 2.50%	6.63%	5/30/2031	1,791	1,791	1,796	0.26
							9,367	9,322	1.33
Machinery
CD&R Hydra Buyer, Inc.	(5)(8)(15)	First Lien Term Loan	S + 4.00%	8.23%	3/25/2031	1,980	1,991	1,970	0.28
Clyde Industries Us Holdco, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	12/18/2026	165	165	165	0.02
Dynatect Group Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.58%	9/30/2026	191	191	191	0.03
Flow Control Solutions, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	3/29/2029	5,238	1,224	1,255	0.18
Flow Control Solutions, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	3/29/2029	936	208	214	0.03
Madison IAQ LLC	(5)(8)(14)	First Lien Term Loan	S + 3.25%	7.10%	5/6/2032	823	815	828	0.12
Merlin Buyer, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.75%	8.73%	12/14/2028	9,383	9,373	9,375	1.33
Merlin Buyer, Inc.	(5)(7)(15)	First Lien Revolver	S + 3.75%	7.73%	12/14/2026	1,450	(12)	(1)	—
Process Equipment, Inc.	(8)(12)	First Lien Term Loan	S + 5.25%	9.35%	9/6/2026	197	197	194	0.03
Process Insights Acquisition, Inc.	(8)(12)	First Lien Term Loan	S + 6.25%	10.23%	7/18/2029	198	198	183	0.03
RFI Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.58%	8/5/2030	3,468	3,451	3,451	0.49
RFI Buyer, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.58%	8/5/2030	2,601	(6)	(13)	—
RFI Buyer, Inc.	(7)(13)	First Lien Revolver	S + 4.50%	8.58%	8/5/2030	600	(3)	(3)	—
SPX Flow, Inc.	(5)(8)(14)	First Lien Term Loan	S + 2.75%	6.88%	4/5/2029	556	556	559	0.08
Victory Buyer LLC	(5)(7)(15)	First Lien Revolver	S + 3.75%	7.99%	11/19/2028	100	55	56	0.01
							18,403	18,424	2.63
Media
Klick, Inc.	(6)(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	3/31/2028	727	721	727	0.10
MH Sub I, LLC	(5)(8)(14)	First Lien Term Loan	S + 4.25%	8.38%	12/31/2031	2,481	2,459	2,289	0.33
Planet US Buyer LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.98%	2/7/2031	2,382	2,387	2,398	0.34
Red Ventures, LLC (New Imagitas, Inc.)	(5)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	3/4/2030	1,713	1,711	1,618	0.23
							7,278	7,032	1.00
Oil, Gas and Consumable Fuels
CPPIB OVM Member U.S. LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.48%	8/20/2031	3,109	3,109	3,119	0.44
Valicor PPC Intermediate II LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	7/24/2028	5,117	5,109	5,077	0.72
Valicor PPC Intermediate II LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	7/24/2028	438	437	434	0.06
Valicor PPC Intermediate II LLC	(7)(12)	First Lien Revolver	S + 5.00%	9.13%	1/24/2028	710	84	80	0.01
							8,739	8,710	1.23
Personal Care Products
Apothecary Products, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.85%	7/27/2026	189	189	187	0.03
Swanson Health Products, Incorporated	(8)(12)	First Lien Term Loan	S + 5.75%	9.99%	6/30/2027	183	183	181	0.03
							372	368	0.06

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Pharmaceuticals
Amneal Pharmaceuticals LLC	(5)(6)(8)(14)	First Lien Term Loan	S + 3.50%	7.63%	8/1/2032		$1,509	$1,510	$1,511	0.21%
Bamboo US BidCo LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	9/30/2030		3,001	3,001	2,971	0.42
Bamboo US BidCo LLC	(8)(12)	First Lien Term Loan	E + 5.25%	7.28%	9/30/2030	EUR	2,700	2,952	3,137	0.45
Bamboo US BidCo LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	9/30/2030		714	(2)	(7)	—
Bamboo US BidCo LLC	(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	9/30/2030		463	463	459	0.07
Bamboo US BidCo LLC	(7)(12)	First Lien Revolver	S + 5.25%	9.38%	9/30/2030		714	653	651	0.09
Bamboo US BidCo LLC	(7)(12)	First Lien Revolver	S + 5.25%	9.23%	10/1/2029		826	—	(8)	—
Bridges Consumer Healthcare Intermediate LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	12/22/2031		4,673	4,652	4,673	0.66
Bridges Consumer Healthcare Intermediate LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.10%	12/22/2031		2,226	1,774	1,779	0.25
Bridges Consumer Healthcare Intermediate LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	12/22/2031		2,000	(5)	—	—
Bridges Consumer Healthcare Intermediate LLC	(7)(12)	First Lien Revolver	S + 5.25%	9.23%	12/22/2031		894	(4)	—	—
Exactcare Parent, Inc.	(8)(12)	First Lien Term Loan	S + 5.50%	9.48%	11/5/2029		198	198	198	0.03
Puma Buyer, LLC	(8)(14)	First Lien Term Loan	S + 4.25%	8.23%	3/29/2032		8,119	8,089	8,119	1.15
Puma Buyer, LLC	(7)(14)	First Lien Revolver	S + 4.25%	8.23%	3/29/2032		1,313	(5)	—	—
Tersera Therapeutics, LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	4/4/2029		2,486	2,476	2,486	0.35
Tersera Therapeutics, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.73%	4/4/2029		3,845	3,845	3,845	0.55
Tersera Therapeutics, LLC	(7)(12)	First Lien Revolver	S + 5.75%	9.73%	4/4/2029		116	—	—	—
								29,597	29,814	4.23
Professional Services
ABC Legal Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	8/13/2032		1,312	1,305	1,305	0.19
ABC Legal Holdings, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	8/13/2032		393	(1)	(2)	—
ABC Legal Holdings, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	8/13/2032		255	(1)	(1)	—
Access CIG, LLC	(5)(8)(14)	First Lien Term Loan	S + 4.00%	8.13%	8/19/2030		1,247	1,247	1,252	0.18
Analytic Partners, LP	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	4/4/2030		3,883	3,877	3,883	0.55
Analytic Partners, LP	(7)(15)	First Lien Revolver	S + 4.50%	8.63%	4/4/2030		502	(2)	—	—
Applied Technical Services, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	4/8/2031		6,376	6,348	6,376	0.91
Applied Technical Services, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	4/8/2031		645	174	180	0.03
Applied Technical Services, LLC	(7)(13)	First Lien Revolver	S + 5.25%	9.23%	4/8/2031		645	97	103	0.01
AQ Carver Buyer, Inc.	(5)(7)(15)	First Lien Revolver	S + 5.25%	9.33%	8/2/2028		100	—	—	—
Carr, Riggs & Ingram Capital, L.L.C.	(8)(14)	First Lien Term Loan	S + 4.25%	8.23%	11/18/2031		2,861	2,849	2,861	0.41
Carr, Riggs & Ingram Capital, L.L.C.	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	8.23%	11/18/2031		1,457	304	308	0.04
Carr, Riggs & Ingram Capital, L.L.C.	(7)(14)	First Lien Revolver	S + 4.25%	8.23%	11/18/2031		667	(3)	—	—
Clinical Education Alliance, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	12/21/2026		99	98	99	0.01
Crisis Prevention Institute, Inc.	(5)(7)(14)	First Lien Revolver	S + 4.75%	8.73%	4/9/2029		100	—	—	—
Disa Holdings Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	9/9/2028		2,832	2,832	2,802	0.40
Disa Holdings Corp.	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	9/9/2028		551	551	546	0.08
Disa Holdings Corp.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	9/9/2028		588	571	565	0.08
Foreigner Bidco Inc.	(8)(12)	First Lien Term Loan	S + 5.50%	9.73%	4/19/2028		200	200	200	0.03
Grant Thornton Advisors LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 2.50%	6.63%	6/2/2031		3,328	3,330	3,312	0.47

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Professional Services (continued)
HSI Halo Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	6/30/2031	$7,767	$7,751	$7,767	1.10%
HSI Halo Acquisition, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	6/30/2031	1,396	694	697	0.10
HSI Halo Acquisition, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	9.13%	6/28/2030	932	(2)	—	—
IG Investments Holdings, LLC	(13)	First Lien Term Loan	S + 5.00%	8.98%	9/22/2028	2,589	2,589	2,589	0.37
IG Investments Holdings, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	9/22/2028	293	—	—	—
Iris Buyer LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	10/2/2030	198	195	198	0.03
KENE Acquisition, Inc.	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	2/7/2031	198	198	196	0.03
Keng Acquisition, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.48%	8/1/2029	198	196	197	0.03
Marina Acquisition, Inc.	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	7/1/2030	2,130	2,112	2,082	0.30
Marina Acquisition, Inc.	(7)(12)	First Lien Revolver	S + 5.00%	8.98%	7/1/2030	307	77	73	0.01
MHE Intermediate Holdings, LLC	(8)(12)	First Lien Term Loan	S + 6.00%	10.13%	7/21/2027	200	200	199	0.03
Monarch Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.88%	6/2/2032	4,922	4,898	4,898	0.70
Monarch Buyer, Inc.	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	6/2/2032	2,051	(5)	(10)	—
Monarch Buyer, Inc.	(7)(14)	First Lien Revolver	S + 4.75%	8.88%	6/2/2032	923	(4)	(5)	—
OMNIA Partners, LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.48%	7/25/2030	4,135	4,148	4,142	0.59
Propio LS, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	5/10/2030	7,282	7,246	7,227	1.03
Propio LS, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	5/10/2030	200	(1)	(1)	—
Rimkus Consulting Group, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	4/1/2031	8,894	8,894	8,627	1.23
Rimkus Consulting Group, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	4/1/2031	2,248	476	409	0.06
Rimkus Consulting Group, Inc.	(7)(13)	First Lien Revolver	S + 5.25%	9.23%	4/1/2030	1,201	300	264	0.04
Ruppert Landscape, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	12/3/2029	4,598	4,590	4,577	0.65
Ruppert Landscape, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	12/3/2029	605	605	603	0.08
Ruppert Landscape, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	12/3/2029	6,414	2,307	2,331	0.33
Ruppert Landscape, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	12/3/2029	865	235	234	0.03
Sedgwick Claims Management Services, Inc. (Lightning Cayman Merger Sub, Ltd.)	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.63%	7/31/2031	2,977	2,984	2,977	0.42
Skopima Consilio Parent LLC	(5)(8)(14)	First Lien Term Loan	S + 3.75%	7.88%	5/12/2028	4,141	4,145	3,529	0.50
TRC Companies LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	7.13%	12/8/2028	2,982	2,984	2,990	0.42
USRP Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	12/31/2029	8,610	8,577	8,610	1.22
USRP Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	12/31/2029	2,769	1,215	1,226	0.17
USRP Holdings, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	9.13%	12/31/2029	900	(4)	—	—
Vaco Holdings, LLC	(5)(7)(13)	First Lien Revolver	S + 5.00%	8.98%	1/21/2027	100	—	(14)	—
Vensure Employer Services, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.98%	9/27/2031	2,320	2,311	2,309	0.33
Vensure Employer Services, Inc.	(7)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	9/27/2031	164	(1)	(1)	—
VT Topco, Inc.	(5)(8)(14)	First Lien Term Loan	S + 3.00%	7.13%	8/9/2030	995	993	966	0.14
YA Intermediate Holdings II, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.60%	10/1/2031	5,378	5,355	5,378	0.76
YA Intermediate Holdings II, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.60%	10/1/2031	2,256	234	238	0.03
YA Intermediate Holdings II, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.60%	10/1/2031	1,084	95	99	0.01
							100,363	99,390	14.13

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Real Estate Management and Development
Sako and Partners Lower Holdings LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.48%	9/15/2028	$10,151	$10,122	$10,103	1.44%
Sako and Partners Lower Holdings LLC	(7)(12)	First Lien Revolver	S + 4.75%	8.73%	9/15/2028	1,091	(4)	(5)	—
							10,118	10,098	1.44
Software
365 Retail Markets, LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.48%	12/23/2028	3,846	3,846	3,846	0.55
365 Retail Markets, LLC	(8)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	12/23/2028	1,739	1,739	1,739	0.25
365 Retail Markets, LLC	(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	12/23/2028	906	906	906	0.13
Adelaide Borrower, LLC	(13)	First Lien Term Loan	S + 3.38%	10.73% (Incl. 3.38% PIK)	5/8/2030	202	200	200	0.03
Ahead DB Holdings, LLC	(5)(8)(13)	First Lien Term Loan	S + 2.75%	6.73%	2/1/2031	998	1,000	1,000	0.14
Alta Buyer, LLC	(8)(12)	First Lien Term Loan	S + 5.00%	8.98%	12/21/2027	198	197	198	0.03
AQA Acquisition Holding, Inc.	(5)(7)(15)	First Lien Revolver	S + 3.25%	7.23%	3/3/2028	100	—	—	—
Artifact Bidco, Inc.	(8)(14)	First Lien Term Loan	S + 4.25%	8.23%	7/28/2031	3,354	3,333	3,354	0.48
Artifact Bidco, Inc.	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	8.23%	7/28/2031	821	(5)	—	—
Artifact Bidco, Inc.	(7)(14)	First Lien Revolver	S + 4.25%	8.23%	7/26/2030	587	(3)	—	—
Banker's Toolbox, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	7/27/2027	198	197	197	0.03
Bluecat Networks (USA) Inc.	(6)(8)(13)	First Lien Term Loan	S + 5.00%	9.98% (Incl. 1.00% PIK)	8/8/2028	1,477	1,468	1,477	0.21
Boxer Parent Company Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.98%	7/30/2031	4,975	4,980	4,973	0.71
Camelot U.S. Acquisition LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.88%	1/31/2031	4,260	4,269	4,239	0.60
Catalis Intermediate, Inc.	(8)(13)	First Lien Term Loan	S + 5.50%	9.63%	8/4/2027	99	98	99	0.01
Central Parent LLC	(5)(8)(15)	First Lien Term Loan	S + 3.25%	7.23%	7/6/2029	3,453	3,434	2,996	0.42
Cloud Software Group, Inc.	(5)(6)(7)(15)	First Lien Revolver	S + 3.25%	7.23%	9/28/2029	100	—	—	—
Concord Global Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	12/29/2031	3,946	3,928	3,946	0.56
Concord Global Acquisition, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	12/29/2031	1,715	408	412	0.06
Concord Global Acquisition, LLC	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	12/29/2031	686	(3)	—	—
Digital.AI Software Holdings, Inc.	(8)(12)	First Lien Term Loan	S + 6.00%	9.98%	8/10/2028	99	99	99	0.01
DS Admiral Bidco, LLC	(5)(7)(15)	First Lien Revolver	S + 3.75%	7.73%	6/26/2029	100	—	—	—
DT Intermediate Holdco, Inc.	(8)(13)	First Lien Term Loan	S + 2.75%	9.98% (Incl. 3.25% PIK)	2/24/2028	3,381	3,369	3,381	0.48
DT Intermediate Holdco, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.48%	2/24/2028	1,658	(6)	—	—
e-Discovery AcquireCo, LLC	(8)(12)	First Lien Term Loan	S + 6.00%	9.98%	8/29/2029	200	200	200	0.03
Eagan Parent, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.48%	9/8/2032	5,765	5,751	5,751	0.82
Eagan Parent, Inc.	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	9/8/2032	1,441	(2)	(4)	—
Eagan Parent, Inc.	(7)(14)	First Lien Revolver	S + 4.50%	8.48%	9/8/2032	769	(2)	(2)	—
Eclipse Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.63%	9/8/2031	7,862	7,830	7,862	1.12
Eclipse Buyer, Inc.	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	9/8/2031	1,333	(6)	—	—
Eclipse Buyer, Inc.	(7)(14)	First Lien Revolver	S + 4.50%	8.63%	9/8/2031	676	(3)	—	—
Emburse, Inc.	(8)(13)	First Lien Term Loan	S + 4.25%	8.23%	5/28/2032	7,368	7,350	7,351	1.04
Emburse, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.25%	8.23%	5/28/2032	1,316	(2)	(3)	—
Emburse, Inc.	(7)(13)	First Lien Revolver	S + 4.25%	8.23%	5/28/2032	1,316	(3)	(3)	—

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
Empyrean Solutions, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	11/26/2031	$1,382	$1,377	$1,382	0.20%
Empyrean Solutions, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	11/26/2031	553	(1)	—	—
Empyrean Solutions, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.48%	11/26/2031	207	(1)	—	—
Enverus Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 5.50%	9.63%	12/24/2029	2,069	2,069	2,069	0.29
Enverus Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.63%	12/24/2029	38	—	—	—
Enverus Holdings, Inc.	(7)(13)	First Lien Revolver	S + 5.50%	9.63%	12/24/2029	214	9	9	—
ESG Investments, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	3/11/2028	2,094	2,095	2,094	0.30
Fourth Enterprises, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	3/21/2031	10,719	10,669	10,665	1.52
Fourth Enterprises, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	3/21/2031	2,079	(10)	(10)	—
Fourth Enterprises, LLC	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	3/21/2031	959	168	168	0.02
Genesys Cloud Services Holdings I, LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.63%	1/30/2032	1,630	1,627	1,622	0.23
GS Acquisitionco, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	5/25/2028	199	74	74	0.01
Higher Logic, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.23%	1/10/2029	4,533	4,515	4,533	0.64
Higher Logic, LLC	(7)(13)	First Lien Revolver	S + 5.25%	9.23%	1/10/2029	380	(2)	—	—
Hyphen Solutions, LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	8/6/2032	2,707	2,701	2,701	0.38
Hyphen Solutions, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	8/6/2032	501	(1)	(1)	—
Hyphen Solutions, LLC	(7)(12)	First Lien Revolver	S + 4.50%	8.63%	8/6/2032	301	(1)	(1)	—
Inhabitiq Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.63%	1/12/2032	2,504	2,500	2,504	0.36
Inhabitiq Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.63%	1/12/2032	697	(1)	—	—
Inhabitiq Inc.	(7)(13)	First Lien Revolver	S + 4.50%	8.63%	1/12/2032	436	(1)	—	—
Innovative Systems L.L.C.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	8/20/2032	3,391	3,375	3,375	0.48
Innovative Systems L.L.C.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	8/20/2032	1,453	(4)	(7)	—
Innovative Systems L.L.C.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	8/20/2032	484	(2)	(2)	—
Kaseya Inc.	(5)(7)(15)	First Lien Revolver	S + 3.25%	7.23%	3/20/2030	761	(4)	—	—
Kipu Buyer, LLC	(8)(15)	First Lien Term Loan	S + 4.25%	8.23%	1/27/2027	198	198	198	0.03
KPA Parent Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	3/12/2032	7,112	7,078	7,112	1.01
KPA Parent Holdings, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.88%	3/12/2032	1,016	(2)	—	—
KPA Parent Holdings, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	3/12/2032	711	(4)	—	—
Litera Bidco LLC	(8)(12)	First Lien Term Loan	S + 5.00%	9.13%	5/1/2028	198	198	198	0.03
Mastery Acquisition Corp.	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	9/7/2029	198	198	196	0.03
McAfee Corp.	(5)(8)(14)	First Lien Term Loan	S + 3.00%	7.13%	3/1/2029	3,722	3,727	3,566	0.51
Monotype Imaging Holdings Inc.	(8)(13)	First Lien Term Loan	S + 5.50%	9.63%	2/28/2031	1,220	1,223	1,214	0.17
Monotype Imaging Holdings Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.63%	2/28/2031	103	27	26	—
Monotype Imaging Holdings Inc.	(7)(13)	First Lien Revolver	S + 5.50%	9.63%	2/28/2030	154	—	(1)	—
Montana Buyer Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.88%	7/22/2029	2,643	2,639	2,643	0.38
Montana Buyer Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.88%	7/22/2028	307	(1)	—	—
MRI Software LLC	(8)(12)	First Lien Term Loan	S + 4.75%	8.73%	2/10/2027	6,929	6,909	6,916	0.98
MRI Software LLC	(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	2/10/2027	1,289	1,280	1,287	0.18
MRI Software LLC	(7)(12)	First Lien Revolver	S + 4.75%	8.73%	2/10/2027	265	26	26	—

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
Nasuni Corporation	(8)(13)	First Lien Term Loan	S + 5.00%	8.85%	9/10/2030		$6,250	$6,208	$6,209	0.88%
Nasuni Corporation	(7)(13)	First Lien Revolver	S + 5.00%	8.85%	9/10/2030		1,302	(8)	(9)	—
Navex Topco, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.38%	11/8/2030		5,151	5,151	5,151	0.73
Navex Topco, Inc.	(7)(13)	First Lien Revolver	S + 5.25%	9.38%	11/9/2028		1,797	—	—	—
North Star Acquisitionco, LLC	(8)(12)	First Lien Term Loan	S + 4.50%	8.48%	5/3/2029		4,374	4,366	4,374	0.62
North Star Acquisitionco, LLC	(8)(12)	First Lien Term Loan	C + 4.50%	7.06%	5/3/2029	CAD	1,544	1,115	1,109	0.16
North Star Acquisitionco, LLC	(7)(12)	First Lien Delayed Draw Term Loan	S + 4.50%	8.48%	5/3/2029		275	263	264	0.04
North Star Acquisitionco, LLC	(7)(12)	First Lien Revolver	S + 4.50%	8.48%	5/3/2029		780	293	294	0.04
OLO Parent, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.48%	9/13/2032		8,388	8,367	8,367	1.19
OLO Parent, Inc.	(7)(14)	First Lien Revolver	S + 4.50%	8.48%	9/13/2032		799	(2)	(2)	—
Onit, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.48%	1/27/2032		2,007	2,002	2,002	0.28
Onit, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	1/27/2032		6,316	6,289	6,316	0.90
Onit, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	1/27/2032		2,786	(6)	—	—
Onit, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	1/27/2032		929	(5)	—	—
Pegasus Transtech Holding, LLC	(8)(12)	First Lien Term Loan	S + 6.00%	10.13%	11/17/2026		197	197	197	0.03
Perforce Software, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.88%	3/21/2031		2,020	2,022	1,806	0.26
Prism Parent Co. Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	9/19/2028		5,523	5,435	5,468	0.78
Prism Parent Co. Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	9/19/2028		1,416	545	552	0.08
Proofpoint, Inc.	(5)(8)(14)	First Lien Term Loan	S + 3.00%	7.13%	8/31/2028		992	992	998	0.14
Renaissance Holding Corp	(5)(8)(14)	First Lien Term Loan	S + 4.00%	8.13%	4/5/2030		1,980	1,981	1,721	0.24
Routeware, Inc.	(12)	First Lien Term Loan	S + 5.25%	9.23%	9/18/2031		3,182	3,168	3,182	0.45
Routeware, Inc.	(7)(12)	First Lien Delayed Draw Term Loan	S + 5.25%	9.23%	9/18/2031		1,477	84	91	0.01
Routeware, Inc.	(7)(12)	First Lien Revolver	S + 5.25%	9.38%	9/18/2031		341	67	68	0.01
Spartan Bidco PTY LTD	(6)(13)	First Lien Term Loan	S + 6.50%	10.63%	1/24/2028		4,843	4,823	4,818	0.69
Spartan Bidco PTY LTD	(6)(7)(13)	First Lien Revolver	S + 6.50%	10.58%	1/24/2028		385	(4)	(2)	—
Thunder Purchaser, Inc.	(8)(12)	First Lien Term Loan	S + 5.25%	9.38%	6/30/2028		199	199	198	0.03
Trimech Acquisition Corp.	(8)(12)	First Lien Term Loan	S + 4.75%	8.73%	3/10/2028		4,065	4,045	4,045	0.58
Trimech Acquisition Corp.	(12)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	3/10/2028		2,468	2,444	2,455	0.35
Trimech Acquisition Corp.	(7)(12)	First Lien Revolver	S + 4.75%	8.73%	3/10/2028		1,550	82	85	0.01
Ungerboeck Systems International, LLC	(12)	First Lien Term Loan	S + 5.25%	9.23%	4/30/2027		198	198	196	0.03
Validity, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	9.23%	4/12/2032		1,832	1,797	1,800	0.26
Validity, Inc.	(7)(15)	First Lien Revolver	S + 4.75%	8.73%	4/10/2030		392	—	(7)	—
Vamos Bidco, Inc	(8)(14)	First Lien Term Loan	S + 4.75%	8.73%	1/30/2032		2,646	2,634	2,646	0.38
Vamos Bidco, Inc	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	1/30/2032		1,105	(2)	—	—
Vamos Bidco, Inc	(7)(14)	First Lien Revolver	S + 4.75%	8.73%	1/30/2032		332	109	111	0.02
WatchGuard Technologies, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.38%	7/2/2029		198	197	198	0.03
								174,260	173,471	24.68

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Specialty Retail
Mavis Tire Express Services Topco, Corp.	(5)(8)(13)	First Lien Term Loan	S + 3.00%	6.98%	5/4/2028	$872	$866	$872	0.12%
SCW Holdings III Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	3/17/2032	5,190	5,174	5,190	0.74
SCW Holdings III Corp.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	3/17/2032	977	(2)	—	—
SCW Holdings III Corp.	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	3/17/2031	872	(3)	—	—
Shock Doctor Intermediate, LLC	(8)(12)	First Lien Term Loan	S + 5.75%	9.73%	11/20/2029	198	198	198	0.03
							6,233	6,260	0.89
Technology Hardware, Storage and Peripherals
TA TT Buyer, LLC	(5)(8)(14)	First Lien Term Loan	S + 4.75%	8.73%	4/2/2029	198	198	196	0.03
Ubeo, LLC	(8)(12)	First Lien Term Loan	S + 5.25%	9.23%	7/3/2028	198	198	198	0.03
Victors Purchaser, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.73%	8/15/2031	9,148	9,131	9,148	1.30
Victors Purchaser, LLC	(7)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	8/15/2031	2,191	466	473	0.07
Victors Purchaser, LLC	(7)(14)	First Lien Revolver	S + 4.75%	8.73%	8/15/2031	1,254	(3)	—	—
							9,990	10,015	1.43
Textiles, Apparel and Luxury Goods
Gloves Buyer, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.00%	8.13%	5/21/2032	4,000	3,981	3,895	0.55
Gloves Buyer, Inc.	(7)(14)	First Lien Revolver	S + 4.00%	8.13%	5/22/2030	420	—	—	—
Team Acquisition Corporation	(7)(12)	First Lien Revolver	S + 7.00%	10.98%	11/21/2028	100	11	9	—
Varsity Brands, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.98%	8/26/2031	4,990	5,007	4,997	0.71
							8,999	8,901	1.26
Trading Companies and Distributors
Painters Supply and Equipment Co.	(8)(12)	First Lien Term Loan	S + 5.50%	9.58%	8/10/2027	198	196	191	0.03
Kele Holdco, Inc.	(8)(12)	First Lien Term Loan	S + 4.50%	8.63%	2/20/2028	198	198	198	0.03
Surfaceprep Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	2/4/2030	1,897	1,897	1,878	0.27
SurfacePrep Buyer, LLC	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	2/4/2030	3,033	2,290	2,266	0.32
Surfaceprep Buyer, LLC	(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.98%	2/4/2030	360	360	357	0.05
Surfaceprep Buyer, LLC	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	2/4/2030	362	45	42	0.01
							4,986	4,932	0.71
Transportation Infrastructure
Psc Parent, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	9.13%	4/3/2031	1,617	1,617	1,617	0.23
Psc Parent, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	4/3/2031	270	270	270	0.04
Psc Parent, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	9.13%	4/3/2031	388	178	179	0.03
Psc Parent, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	9.13%	4/3/2030	292	101	101	0.01
VRS Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.73%	7/19/2032	9,319	9,273	9,319	1.33
VRS Buyer, Inc.	(7)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.73%	7/19/2032	1,908	(5)	—	—
VRS Buyer, Inc.	(7)(13)	First Lien Revolver	S + 4.75%	8.73%	7/19/2032	1,272	(6)	—	—
							11,428	11,486	1.64

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Wireless Telecommunication Services
Alert Media, Inc.	(12)	First Lien Term Loan	S + 6.25%	10.23% (Incl. 9.23% PIK)	4/12/2027	$453	$453	$453	0.06%
Alert Media, Inc.	(7)(12)	First Lien Revolver	S + 5.25%	9.23%	4/12/2027	109	—	—	—
CCI Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.98%	5/13/2032	9,926	9,877	9,877	1.40
CCI Buyer, Inc.	(7)(13)	First Lien Revolver	S + 5.00%	8.98%	5/13/2032	580	—	(3)	—
							10,330	10,327	1.46
Total Secured Debt Investments							1,377,503	1,374,990	195.54

Unsecured Debt Investments
Diversified Consumer Services
Apex Service Partners Intermediate 2, LLC	(15)	Subordinated Unsecured Delayed Draw Term Loan	N/A	14.25% PIK	4/23/2031	801	793	783	0.11
							793	783	0.11
Total Unsecured Debt Investments							793	783	0.11

Equity Investments
Automobile Components
Clarity Technologies Holdings, LP	(9)	Common	—	—	—	6	628	628	0.09
							628	628	0.09
Capital Markets
Lal Group Holdings, LLC	(9)	Common	—	—	—	146	151	151	0.02
Lal Group Holdings, LLC	(9)	Preferred	—	—	—	146	151	151	0.02
							302	302	0.04
Chemicals
Americhem, Inc.	(9)	Preferred	—	—	—	2	245	295	0.04
Buckman Laboratories	(9)	Common	—	—	—	373	373	373	0.05
							618	668	0.09
Commercial Services and Supplies
Low Voltage Holdings Inc.	(9)	Preferred	—	—	—	1	1,050	1,050	0.15
							1,050	1,050	0.15
Containers and Packaging
KPCI Co-Invest 2, LP	(9)	Common	—	—	—	1	726	726	0.10
TCB Holdings I LLC	(9)	Preferred	N/A	14.00% PIK	—	5	5,138	5,093	0.72
							5,864	5,819	0.82
Diversified Consumer Services
Seahawk Holdings, LP	(9)	Preferred	—	—	—	1	1,301	1,431	0.20
							1,301	1,431	0.20
Electronic Equipment, Instruments and Components
NSI Parent LP	(9)	Common	—	—	—	52	52	61	0.01
							52	61	0.01

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services
GTCR Momentum Aggregator LP	(9)	Preferred	N/A	12.00% PIK	—	$259	$280	$280	0.04%
							280	280	0.04
Health Care Technology
DeLorean Topco, L.P.	(9)	Common	—	—	—	435	435	467	0.07
F&M Buyer LLC	(9)	Preferred	—	—	—	365	365	467	0.07
Goldeneye Parent, LLC	(3)(9)	Preferred	—	—	—	—	417	417	0.06
Goldeneye Parent, LLC	(9)	Common	—	—	—	20	—	—	—
Novacap TMT VI Co-Investment (Invita) LP	(9)	Common	—	—	—	202	202	202	0.03
Unlimited Technology Holdings, LLC	(9)	Preferred	—	—	—	552	552	552	0.08
							1,971	2,105	0.31
Healthcare Providers and Services
ACG Parent Holdings, LP	(3)(9)	Preferred	—	—	—	—	279	279	0.04
ACG Parent Holdings, LP	(9)	Common	—	—	—	3	3	3	—
EPFS Acquisition Holdings, LP	(3)(9)	Common	—	—	—	—	156	156	0.02
MRO Corporation	(3)(9)	Common	—	—	—	—	239	268	0.04
							677	706	0.10
IT Services
OMERS Apollo Investment Holdings, LLC	(9)	Preferred	—	—	—	1,369	1,369	1,369	0.19
							1,369	1,369	0.19
Professional Services
Monarch Buyer, Inc.	(9)	Common	—	—	—	1,376	1,376	1,376	0.20
							1,376	1,376	0.20
Software
Scorpion Holdings, LLC	(9)	Preferred	N/A	8.00% PIK	—	1	1,098	1,098	0.16
Scorpion Holdings, LLC	(9)	Common	—	—	—	1,000	—	—	—
							1,098	1,098	0.16
Specialty Retail
SCW Holdings III Corp.	(9)	Preferred	—	—	—	1	500	588	0.08
							500	588	0.08
Textiles, Apparel and Luxury Goods
Gloves Buyer, Inc.	(9)	Common	—	—	—	1	162	218	0.03
							162	218	0.03
Transportation Infrastructure
VRS Parent Holdings LP	(9)	Common	—	—	—	3	286	286	0.04
							286	286	0.04
Total Equity Investments							17,534	17,985	2.55
Total Investments - non-controlled/non-affiliated							1,395,830	1,393,758	198.20

Short-term Investments
BlackRock Liquidity T-Fund - Institutional Shares	(11)						29,010	29,010	4.12
Total Short-term Investments							29,010	29,010	4.12
Total Investments at fair value							$1,424,840	$1,422,768	202.32%

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

1.	Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments.

2.	The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate ("SOFR" or "S"), Prime Rate (“Prime” or “P”), Canadian Overnight Repo Rate Average ("CORRA" or "C"), Sterling Overnight Index Average ("SONIA" or "SON"), Euro Interbank Offered Rate ("EURIBOR" or "E") or other relevant benchmark, which reset daily, monthly, quarterly, semiannually or annually. For each such investment, the Company has provided the spread over reference rates and the current contractual interest rate in effect on September 30, 2025. Certain investments are subject to an interest rate floor, or rate cap. Certain investments contain a Payment-in-Kind (“PIK”) provision. SOFR based contracts may include a credit spread adjustment, which is included within the stated all-in interest rate, if applicable, that is charged in addition to the base rate and the stated spread.

3.	Investments with par value / shares less than 500 shown as zero.

4.	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

5.	These investments were not valued using unobservable inputs and are not considered Level 3 investments. Fair value was determined in good faith by the Adviser as the Company’s valuation designee, subject to the oversight of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

6.	The investment is not a qualifying asset, in whole or in part, under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2025, non-qualifying assets represented 7.39% of total assets as calculated in accordance with regulatory requirements.

7.	Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied. See the following page and Note 7 to the Consolidated Financial Statements for more information on the Company’s unfunded commitments.

8.	Position or portion thereof is pledged as collateral under the Morgan Stanley Facility.

ANTARES PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)
September 30, 2025
(in thousands)

9.	Security exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of September 30, 2025, the aggregate fair value of these securities is $17,985 or 2.56% of the Company’s net assets. The acquisition dates of these restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
ACG Parent Holdings, LP	Preferred	July 25, 2025
ACG Parent Holdings, LP	Common	July 25, 2025
Americhem, Inc.	Preferred	February 28, 2025
Buckman Laboratories	Common	July 1, 2025
Clarity Technologies Holdings, LP	Common	September 25, 2025
DeLorean Topco, L.P.	Common	December 16, 2024
EPFS Acquisition Holdings, LP	Common	July 31, 2025
F&M Buyer LLC	Preferred	March 18, 2025
Gloves Buyer, Inc.	Common	June 6, 2025
Goldeneye Parent, LLC	Common	March 31, 2025
Goldeneye Parent, LLC	Preferred	March 31, 2025
GTCR Momentum Aggregator LP	Preferred	July 2, 2025
KPCI Co-Invest 2, LP	Common	September 26, 2025
Lal Group Holdings, LLC	Common	August 6, 2025
Lal Group Holdings, LLC	Preferred	August 6, 2025
Low Voltage Holdings Inc.	Preferred	April 28, 2025
Monarch Buyer, Inc.	Common	June 2, 2025
MRO Corporation	Common	June 9, 2025
Novacap TMT VI Co-Investment (Invita) LP	Common	August 12, 2025
NSI Parent LP	Common	December 23, 2024
OMERS Apollo Investment Holdings, LLC	Preferred	December 30, 2024
Scorpion Holdings, LLC	Preferred	December 27, 2024
Scorpion Holdings, LLC	Common	December 27, 2024
SCW Holdings III Corp.	Preferred	March 17, 2025
Seahawk Holdings, LP	Preferred	December 19, 2024
TCB Holdings I LLC	Preferred	January 31, 2025
Unlimited Technology Holdings, LLC	Preferred	March 12, 2025
VRS Parent Holdings LP	Common	July 18, 2025

10.	These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting the Company to do so (see Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC).

11.	Short-term investments amounting to $29,010 are invested in money market funds (BlackRock Liquidity T-Fund - Institutional Shares) and would be categorized as Level 1 under the ASC 820 fair value level hierarchy as of September 30, 2025.

12.	Loan includes interest floor of 1.00%.

13.	Loan includes interest floor of 0.75%.

14.	Loan includes interest floor of 0.50%.

15.	Loan includes interest floor of 0.00%.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

As of September 30, 2025, the Company had the following commitments to fund various revolving and delayed draw loans. Such commitments, also included in the Consolidated Schedule of Investments above, are subject to the satisfaction of certain conditions set forth in the documents governing these loans. See Note 7 to the Consolidated Financial Statements for more information on the Company's unfunded commitments.

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
123Dentist Inc.	Delayed Draw Term Loan	8/10/2026	$1,291	$(5)
1364720 B.C. LTD.	Delayed Draw Term Loan	4/3/2027	477	—
AAH Topco., LLC	Delayed Draw Term Loan	4/1/2027	2,705	—
AB Centers Acquisition Corporation	Delayed Draw Term Loan	7/2/2026	290	(1)
AB Centers Acquisition Corporation	Revolver	7/2/2031	428	(2)
ABC Legal Holdings, LLC	Delayed Draw Term Loan	8/14/2027	393	(2)
ABC Legal Holdings, LLC	Revolver	8/13/2032	255	(1)
Acentra Holdings, LLC	Delayed Draw Term Loan	3/20/2026	220	—
Alert Media, Inc.	Revolver	4/12/2027	109	—
AMBA Buyer, Inc.	Revolver	7/30/2027	223	(1)
American Residential Services LLC	Revolver	1/31/2030	870	(2)
Americhem, Inc.	Delayed Draw Term Loan	2/28/2027	2,690	(13)
Americhem, Inc.	Revolver	3/1/2032	1,906	(10)
Amerilife Holdings LLC	Delayed Draw Term Loan	6/18/2026	2,142	(5)
Amerilife Holdings LLC	Revolver	8/31/2028	463	(1)
Ampirical Solutions, LLC	Delayed Draw Term Loan	9/30/2027	2,655	(13)
Ampirical Solutions, LLC	Revolver	9/30/2032	708	(4)
Analytic Partners, LP	Revolver	4/4/2030	502	—
Anchor Packaging, LLC	Revolver	4/17/2029	100	—
Apex Service Partners, LLC	Revolver	10/24/2029	660	—
Applied Technical Services, LLC	Delayed Draw Term Loan	4/8/2026	465	—
Applied Technical Services, LLC	Revolver	4/8/2031	542	—
Aprio Advisory Group, LLC	Delayed Draw Term Loan	4/26/2027	3,226	(15)
Aprio Advisory Group, LLC	Revolver	8/1/2031	1,638	(8)
AQ Carver Buyer, Inc.	Revolver	8/2/2028	100	—
AQA Acquisition Holding, Inc.	Revolver	3/3/2028	100	—
Arax MidCo, LLC	Delayed Draw Term Loan	11/30/2026	2,951	—
Arax MidCo, LLC	Revolver	4/11/2029	379	—
Arrow Management Acquisition, LLC	Delayed Draw Term Loan	7/27/2027	785	(4)
Arrow Management Acquisition, LLC	Revolver	7/26/2032	262	(1)
Artifact Bidco, Inc.	Delayed Draw Term Loan	7/27/2027	821	—
Artifact Bidco, Inc.	Revolver	7/26/2030	587	—
Athenahealth Group Inc.	Revolver	2/15/2027	100	—
Aurora Plastics, LLC	Delayed Draw Term Loan	4/10/2027	1,140	(5)
Ave Holdings III, Corp.	Revolver	2/25/2028	514	(15)
AWP Group Holdings, Inc.	Revolver	12/23/2030	184	(2)
Bamboo US BidCo LLC	Delayed Draw Term Loan	11/20/2026	714	(7)
Bamboo US BidCo LLC	Revolver	10/1/2029	826	(8)
Bamboo US BidCo LLC	Revolver	9/30/2030	55	(1)
BC Group Holdings, Inc.	Delayed Draw Term Loan	8/21/2027	2,156	(10)
BCPE North Star US Holdco 2, Inc.	Revolver	3/10/2028	61	—
Bellwether Buyer, L.L.C.	Delayed Draw Term Loan	10/16/2027	2,178	(5)
Bellwether Buyer, L.L.C.	Revolver	4/15/2032	653	(2)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Beyond Risk Parent Holdings, Inc.	Delayed Draw Term Loan	4/9/2026	$5,843	$—
Blackbird Purchaser, Inc.	Delayed Draw Term Loan	12/19/2025	76	—
Blackbird Purchaser, Inc.	Revolver	12/19/2029	37	—
Blackhawk Industrial Distribution, Inc.	Revolver	9/17/2026	565	(7)
Bracket Intermediate Holding Corp.	Revolver	2/7/2028	100	—
BradyPlus Holdings, LLC	Delayed Draw Term Loan	11/1/2025	471	—
Bridges Consumer Healthcare Intermediate LLC	Delayed Draw Term Loan	12/21/2026	447	—
Bridges Consumer Healthcare Intermediate LLC	Delayed Draw Term Loan	3/31/2027	2,000	—
Bridges Consumer Healthcare Intermediate LLC	Revolver	12/22/2031	894	—
Bulab Holdings, Inc.	Delayed Draw Term Loan	7/1/2032	1,931	(10)
Bulab Holdings, Inc.	Revolver	7/1/2032	1,862	(9)
Carr, Riggs & Ingram Capital, L.L.C.	Delayed Draw Term Loan	11/18/2026	1,149	—
Carr, Riggs & Ingram Capital, L.L.C.	Revolver	11/18/2031	667	—
CCI Buyer, Inc.	Revolver	5/13/2032	580	(3)
CDL Parent, Inc.	Delayed Draw Term Loan	12/7/2027	702	(4)
Cerity Partners Equity Holding LLC	Delayed Draw Term Loan	1/21/2027	4,646	—
Cerity Partners Equity Holding LLC	Revolver	7/28/2028	475	—
CFGI Holdings, LLC	Revolver	11/2/2027	270	(2)
CFs Brands, LLC	Revolver	10/2/2029	493	—
ClearCapital Holdings, LLC	Delayed Draw Term Loan	7/6/2027	1,024	(6)
ClearCapital Holdings, LLC	Revolver	6/30/2032	410	(2)
Cloud Software Group, Inc.	Revolver	9/28/2029	100	—
Clydesdale Acquisition Holdings, Inc.	Delayed Draw Term Loan	4/1/2032	33	—
Cold Chain Technologies, LLC	Revolver	7/2/2026	248	(1)
Concord Global Acquisition, LLC	Delayed Draw Term Loan	12/28/2026	1,304	—
Concord Global Acquisition, LLC	Revolver	12/29/2031	686	—
Continental Buyer, Inc.	Delayed Draw Term Loan	8/15/2027	1,682	(4)
Continental Buyer, Inc.	Revolver	4/2/2031	1,398	(3)
CPC/Cirtec Holdings, Inc.	Revolver	10/31/2028	468	(2)
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	1,529	—
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	1,020	—
Crisis Prevention Institute, Inc.	Revolver	4/9/2029	100	—
Crown Laundry, LLC	Delayed Draw Term Loan	5/29/2027	435	(2)
Crown Laundry, LLC	Revolver	5/28/2031	507	(2)
Cub Financing Intermediate, LLC	Delayed Draw Term Loan	6/28/2026	1,024	—
CVP Holdco, Inc.	Delayed Draw Term Loan	6/29/2026	1,344	(3)
CVP Holdco, Inc.	Revolver	6/28/2030	686	(1)
CVR Management, LLC	Delayed Draw Term Loan	1/4/2027	111	—
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	468	(4)
DeLorean Purchaser, Inc.	Revolver	12/16/2031	653	(5)
Disa Holdings Corp.	Delayed Draw Term Loan	3/1/2026	17	—
DS Admiral Bidco, LLC	Revolver	6/26/2029	100	—
DT Intermediate Holdco, Inc.	Delayed Draw Term Loan	9/14/2026	1,658	—
DT1 Midco Corp	Delayed Draw Term Loan	6/4/2027	2,522	(13)
DT1 Midco Corp	Revolver	12/30/2030	1,183	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Dwyer Instruments, LLC	Delayed Draw Term Loan	11/21/2026	$505	$(5)
Dwyer Instruments, LLC	Revolver	7/20/2029	649	(6)
Eagan Parent, Inc.	Delayed Draw Term Loan	9/8/2027	1,441	(4)
Eagan Parent, Inc.	Revolver	9/8/2032	769	(2)
Eclipse Buyer, Inc.	Delayed Draw Term Loan	9/7/2026	1,333	—
Eclipse Buyer, Inc.	Revolver	9/8/2031	676	—
Edgeco Buyer, Inc.	Delayed Draw Term Loan	12/20/2026	2,433	—
Edgeco Buyer, Inc.	Revolver	6/1/2028	289	—
Edpo, LLC	Delayed Draw Term Loan	8/29/2027	1,657	(8)
Edpo, LLC	Revolver	12/8/2028	675	(3)
Emburse, Inc.	Delayed Draw Term Loan	5/29/2027	1,316	(3)
Emburse, Inc.	Revolver	5/28/2032	1,316	(3)
Empower Payments Investor, LLC	Delayed Draw Term Loan	6/28/2027	1,805	(14)
Empower Payments Investor, LLC	Revolver	3/12/2030	163	(1)
Empyrean Solutions, LLC	Delayed Draw Term Loan	11/25/2026	553	—
Empyrean Solutions, LLC	Revolver	11/26/2031	207	—
Ensemble RCM, LLC	Revolver	6/27/2028	100	—
Enthusiast Auto Holdings, LLC	Revolver	12/19/2026	64	—
Enverus Holdings, Inc.	Delayed Draw Term Loan	12/22/2025	38	—
Enverus Holdings, Inc.	Revolver	12/24/2029	205	—
EPFS Buyer, Inc.	Delayed Draw Term Loan	7/31/2027	1,029	(5)
EPFS Buyer, Inc.	Revolver	7/31/2031	686	(3)
Essential Services Holding Corporation	Delayed Draw Term Loan	6/17/2026	395	(1)
Essential Services Holding Corporation	Revolver	6/17/2030	197	—
Excelitas Technologies Corp.	Delayed Draw Term Loan	5/1/2026	2,522	(3)
Eyesouth Eye Care Holdco, LLC	Delayed Draw Term Loan	4/1/2026	1,840	—
F&M Buyer LLC	Delayed Draw Term Loan	3/19/2027	1,194	—
F&M Buyer LLC	Revolver	3/18/2032	522	—
Flint Opco, LLC	Delayed Draw Term Loan	6/27/2027	3,219	—
Flint Opco, LLC	Delayed Draw Term Loan	6/1/2026	1,117	—
Flow Control Solutions, Inc.	Delayed Draw Term Loan	6/28/2026	3,984	—
Flow Control Solutions, Inc.	Revolver	3/29/2029	722	—
Foreside Financial Group, LLC	Delayed Draw Term Loan	3/13/2026	10,285	—
Foundation Risk Partners, Corp.	Delayed Draw Term Loan	2/26/2027	4,079	—
Fourth Enterprises, LLC	Delayed Draw Term Loan	3/21/2027	2,079	(10)
Fourth Enterprises, LLC	Revolver	3/21/2031	786	(4)
FR Vision Holdings Inc	Delayed Draw Term Loan	1/20/2026	2,134	—
FR Vision Holdings Inc	Revolver	1/22/2030	248	—
Frazier & Deeter Advisory, LLC	Delayed Draw Term Loan	5/2/2027	937	—
Frazier & Deeter Advisory, LLC	Revolver	5/2/2031	325	—
Gloves Buyer, Inc.	Revolver	5/22/2030	420	(11)
Goldeneye Parent, LLC	Revolver	3/31/2032	1,744	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	125	—
GSV Holding, LLC	Revolver	10/18/2030	217	—
Harvey Tool Company, LLC	Delayed Draw Term Loan	6/28/2026	3,424	(25)
Harvey Tool Company, LLC	Revolver	8/6/2032	1,179	(8)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Health Buyer LLC	Delayed Draw Term Loan	5/15/2026	$2,643	$—
HeartLand PPC Buyer, LLC	Delayed Draw Term Loan	12/13/2025	113	—
HeartLand PPC Buyer, LLC	Revolver	12/12/2029	183	—
Heights Buyer, LLC	Delayed Draw Term Loan	6/25/2027	1,254	(6)
Heights Buyer, LLC	Revolver	8/25/2028	677	—
Hercules Borrower LLC	Delayed Draw Term Loan	12/16/2025	2,092	(10)
Hercules Borrower LLC	Revolver	12/15/2028	589	(3)
Higher Logic, LLC	Revolver	1/10/2029	380	—
HighTower Holding, LLC	Revolver	2/1/2030	110	—
HP RSS Buyer, Inc.	Delayed Draw Term Loan	7/2/2027	4,391	(21)
HSI Halo Acquisition, Inc.	Delayed Draw Term Loan	6/28/2026	699	—
HSI Halo Acquisition, Inc.	Revolver	6/28/2030	932	—
HT Intermediary III, Inc.	Delayed Draw Term Loan	11/13/2026	1,527	(8)
HT Intermediary III, Inc.	Revolver	11/12/2030	554	(3)
Hydraulic Technologies USA LLC	Revolver	6/3/2030	62	(1)
Hyphen Solutions, LLC	Delayed Draw Term Loan	8/6/2027	501	(1)
Hyphen Solutions, LLC	Revolver	8/6/2032	301	(1)
IG Investments Holdings, LLC	Revolver	9/22/2028	293	—
ImageFirst Holdings, LLC	Revolver	3/12/2030	2,800	—
Imagine 360 LLC	Delayed Draw Term Loan	9/20/2026	767	—
Imagine 360 LLC	Revolver	9/30/2028	327	—
IMO Investor Holdings, Inc.	Revolver	5/11/2028	370	—
Inhabitiq Inc.	Delayed Draw Term Loan	1/11/2027	697	—
Inhabitiq Inc.	Revolver	1/12/2032	436	—
Innovative Systems L.L.C.	Delayed Draw Term Loan	8/21/2027	1,453	(7)
Innovative Systems L.L.C.	Revolver	8/20/2032	484	(2)
Innovetive Petcare, Inc.	Delayed Draw Term Loan	7/23/2027	1,342	(13)
Integrated Power Services Holdings, Inc.	Delayed Draw Term Loan	5/7/2026	5,106	(10)
Invictus Buyer, LLC	Delayed Draw Term Loan	6/4/2026	3,266	—
Invictus Buyer, LLC	Revolver	6/3/2031	1,210	—
JHCC Holdings LLC	Revolver	9/9/2027	101	(1)
JKC Parent, Inc.	Delayed Draw Term Loan	6/2/2027	702	(4)
JKC Parent, Inc.	Revolver	2/13/2032	87	—
Kaseya Inc.	Revolver	3/20/2030	761	—
Kenco PPC Buyer LLC	Revolver	11/15/2029	287	—
KPA Parent Holdings, Inc.	Delayed Draw Term Loan	3/15/2027	1,016	—
KPA Parent Holdings, Inc.	Revolver	3/12/2032	711	—
Kriv Acquisition Inc.	Delayed Draw Term Loan	10/1/2027	2,042	(10)
Kriv Acquisition Inc.	Revolver	7/31/2031	168	(1)
Kwol Acquisition, Inc.	Delayed Draw Term Loan	8/25/2027	1,918	(9)
Kwol Acquisition, Inc.	Revolver	12/12/2029	1,066	(5)
Lido Advisors, LLC	Delayed Draw Term Loan	5/10/2027	2,260	(11)
Lido Advisors, LLC	Revolver	5/10/2032	256	(1)
Lightbeam Bidco Inc.	Revolver	5/4/2029	491	—
Low Voltage Holdings Inc.	Delayed Draw Term Loan	10/28/2027	3,223	(8)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Low Voltage Holdings Inc.	Revolver	4/28/2032	$1,421	$(4)
Low Voltage Holdings Inc.	Revolver	4/28/2032	128	—
Lubricant Engineers	Delayed Draw Term Loan	3/31/2027	1,372	—
Lubricant Engineers	Revolver	9/1/2029	885	—
Marina Acquisition, Inc.	Revolver	7/1/2030	227	(5)
Mclarens Midco Inc.	Delayed Draw Term Loan	12/19/2027	200	(1)
Mclarens Midco Inc.	Revolver	12/19/2027	287	(1)
MDC Interior Acquisition Inc	Revolver	4/26/2030	42	—
Merlin Buyer, Inc.	Revolver	12/14/2026	1,450	—
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	6/4/2026	1,455	(12)
Minotaur Acquisition, Inc.	Revolver	6/3/2030	873	(7)
Monarch Buyer, Inc.	Delayed Draw Term Loan	6/3/2027	2,051	(10)
Monarch Buyer, Inc.	Revolver	6/2/2032	923	(5)
Monotype Imaging Holdings Inc.	Delayed Draw Term Loan	2/28/2026	76	—
Monotype Imaging Holdings Inc.	Revolver	2/28/2030	154	(1)
Montana Buyer Inc.	Revolver	7/22/2028	307	—
Movati Athletic (Group) Inc.	Delayed Draw Term Loan	5/30/2026	659	(2)
MRI Software LLC	Revolver	2/10/2027	239	—
MRO Corporation	Delayed Draw Term Loan	6/9/2027	795	(6)
MRO Corporation	Revolver	6/9/2032	795	(6)
Nasuni Corporation	Revolver	9/10/2030	1,302	(9)
Navex Topco, Inc.	Revolver	11/9/2028	1,797	—
Nelipak Holding Company	Delayed Draw Term Loan	3/29/2027	2,486	(37)
Nelipak Holding Company	Revolver	3/26/2031	705	(11)
Net Health Acquisition Corp.	Revolver	7/7/2031	973	(5)
Noble Midco 3 Limited	Delayed Draw Term Loan	6/12/2027	824	—
Noble Midco 3 Limited	Revolver	12/10/2030	1,120	—
North Star Acquisitionco, LLC	Delayed Draw Term Loan	5/1/2026	11	—
North Star Acquisitionco, LLC	Revolver	5/3/2029	486	—
Oakbridge Insurance Agency, LLC	Delayed Draw Term Loan	6/21/2027	1,871	—
Oeconnection LLC	Delayed Draw Term Loan	12/30/2026	2,138	7
Oeconnection LLC	Revolver	4/22/2031	482	—
OLO Parent, Inc.	Revolver	9/13/2032	799	(2)
Onit, Inc.	Delayed Draw Term Loan	1/28/2027	2,786	—
Onit, Inc.	Revolver	1/27/2032	929	—
ONS MSO, LLC	Revolver	7/7/2028	17	—
Onsite Holdings, LLC	Delayed Draw Term Loan	12/19/2025	938	(5)
Onyx-Fire Protection Services Inc.	Delayed Draw Term Loan	7/31/2026	618	—
Onyx-Fire Protection Services Inc.	Revolver	7/31/2031	1,441	—
Orsini Pharmaceutical Services, LLC	Revolver	5/22/2030	226	(2)
Packaging Coordinators Midco, Inc.	Delayed Draw Term Loan	4/23/2026	4,882	(24)
Packaging Coordinators Midco, Inc.	Revolver	1/22/2032	926	(5)
Pareto Health Intermediate Holdings, Inc.	Delayed Draw Term Loan	12/31/2027	653	(3)
Pathstone Family Office LLC	Delayed Draw Term Loan	6/22/2026	1,454	(4)
Pathstone Family Office LLC	Revolver	5/15/2028	374	(1)
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	534	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Phantom Purchaser, Inc.	Revolver	9/19/2031	$1,465	$(7)
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	1,142	—
Plaskolite PPC Intermediate II LLC	Revolver	2/7/2030	90	(6)
Potters Industries LLC	Revolver	9/14/2027	100	—
Power Grid Holdings, Inc.	Revolver	12/2/2030	783	(9)
Premise Health Holding Corp.	Revolver	3/1/2030	712	—
Prism Parent Co. Inc.	Delayed Draw Term Loan	9/19/2026	849	(8)
Proampac PG Borrower LLC	Revolver	6/16/2028	53	—
Project Accelerate Parent LLC	Revolver	2/24/2031	100	—
Propio LS, LLC	Revolver	5/10/2030	200	(1)
Psc Parent, Inc.	Delayed Draw Term Loan	4/3/2026	208	—
Psc Parent, Inc.	Revolver	4/3/2030	191	—
Puma Buyer, LLC	Revolver	3/29/2032	1,313	—
Quality Automotive Services, LLC	Delayed Draw Term Loan	1/30/2027	282	(1)
Quality Automotive Services, LLC	Delayed Draw Term Loan	7/16/2027	2,000	(10)
Quality Automotive Services, LLC	Revolver	7/16/2027	257	(1)
Quick Quack Car Wash Holdings, LLC	Delayed Draw Term Loan	6/12/2027	4,134	(15)
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	333	—
Red Fox CD Acquisition Corporation	Delayed Draw Term Loan	11/23/2026	2,142	(11)
Resonetics, LLC	Revolver	6/18/2029	100	—
RFI Buyer, Inc.	Delayed Draw Term Loan	8/29/2027	2,601	(13)
RFI Buyer, Inc.	Revolver	8/5/2030	600	(3)
Ridge Trail US Bidco, Inc.	Delayed Draw Term Loan	3/31/2027	2,995	(22)
Ridge Trail US Bidco, Inc.	Revolver	3/31/2031	729	(5)
Rimkus Consulting Group, Inc.	Delayed Draw Term Loan	4/1/2026	1,771	(53)
Rimkus Consulting Group, Inc.	Revolver	4/1/2030	901	(27)
Riser Interco, LLC	Delayed Draw Term Loan	4/16/2027	1,493	—
Riser Interco, LLC	Revolver	10/31/2029	464	—
Routeware, Inc.	Delayed Draw Term Loan	9/19/2026	1,386	—
Routeware, Inc.	Revolver	9/18/2031	273	—
Ruppert Landscape, LLC	Delayed Draw Term Loan	4/30/2026	4,054	(19)
Ruppert Landscape, LLC	Revolver	12/3/2029	627	(3)
RxSense Holdings LLC	Revolver	3/12/2027	619	—
Ryan, LLC	Revolver	11/14/2028	51	—
Safety Borrower Holdings LLC	Revolver	9/1/2027	337	(1)
Sako and Partners Lower Holdings LLC	Revolver	9/15/2028	1,091	(5)
Saturn Borrower Inc	Delayed Draw Term Loan	1/24/2027	1,422	(4)
Saturn Borrower Inc	Revolver	11/13/2028	486	(1)
SCW Holdings III Corp.	Delayed Draw Term Loan	3/18/2027	977	—
SCW Holdings III Corp.	Revolver	3/17/2031	872	—
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/19/2026	671	—
Seahawk Bidco, LLC	Revolver	12/19/2030	545	—
Service Logic Acquisition, Inc.	Revolver	10/30/2025	100	—
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	1,268	(6)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	$902	$(5)
Soleo Holdings, Inc.	Delayed Draw Term Loan	2/2/2027	704	—
Soleo Holdings, Inc.	Revolver	1/30/2032	704	—
Southpaw Ap Buyer, LLC	Delayed Draw Term Loan	5/1/2026	55	—
Southpaw Ap Buyer, LLC	Revolver	3/2/2028	195	—
Spartan Bidco PTY LTD	Revolver	1/24/2028	385	—
Specialtycare, Inc.	Delayed Draw Term Loan	8/27/2027	1,353	(7)
Specialtycare, Inc.	Revolver	12/18/2029	188	(1)
Spirit RR Holdings, Inc.	Revolver	9/13/2028	272	(1)
St Athena Global LLC	Delayed Draw Term Loan	6/26/2026	213	(2)
St Athena Global LLC	Revolver	6/26/2029	448	(4)
STCH Acquisition Inc.	Revolver	10/30/2026	196	—
Storable, Inc.	Revolver	4/16/2029	100	—
Sugar Ppc Buyer LLC	Delayed Draw Term Loan	7/10/2026	4,760	(23)
SurfacePrep Buyer, LLC	Delayed Draw Term Loan	1/15/2027	737	(7)
Surfaceprep Buyer, LLC	Revolver	2/4/2030	317	(3)
Swoop Intermediate III, Inc.	Delayed Draw Term Loan	10/12/2027	3,643	(9)
Swoop Intermediate III, Inc.	Revolver	4/12/2032	1,214	(3)
Team Acquisition Corporation	Revolver	11/21/2028	89	(2)
Tersera Therapeutics, LLC	Revolver	4/4/2029	116	—
The Chartis Group, LLC	Delayed Draw Term Loan	9/17/2026	388	(2)
The Chartis Group, LLC	Revolver	9/17/2031	194	(1)
The Hiller Companies, LLC	Delayed Draw Term Loan	6/22/2026	141	—
The Hiller Companies, LLC	Delayed Draw Term Loan	7/17/2027	708	(4)
The Hiller Companies, LLC	Revolver	6/20/2030	1,299	—
The Ultimus Group Midco, LLC	Delayed Draw Term Loan	1/1/2028	1,356	—
The Ultimus Group Midco, LLC	Revolver	7/1/2032	509	—
THG Acquisition, LLC	Delayed Draw Term Loan	10/30/2026	553	—
THG Acquisition, LLC	Revolver	10/31/2031	306	—
TPC Engineering Holdings, Inc.	Revolver	2/16/2027	264	—
Trilon Group, LLC	Delayed Draw Term Loan	3/13/2027	1,436	(11)
Trilon Group, LLC	Revolver	5/29/2029	1,212	(10)
Trimech Acquisition Corp.	Revolver	3/10/2028	1,457	(7)
Truck-Lite Co., LLC	Delayed Draw Term Loan	2/13/2026	993	(4)
Truck-Lite Co., LLC	Delayed Draw Term Loan	12/17/2026	1,130	(4)
Truck-Lite Co., LLC	Revolver	2/13/2031	176	(1)
Trunk Acquisition, Inc.	Delayed Draw Term Loan	12/20/2026	275	—
Unlimited Technology Holdings, LLC	Revolver	3/12/2032	747	(2)
US Fitness Holdings, LLC	Delayed Draw Term Loan	9/4/2026	1,764	—
US Fitness Holdings, LLC	Revolver	9/4/2030	172	—
USHV Management, LLC	Delayed Draw Term Loan	9/9/2027	1,016	(5)
USHV Management, LLC	Revolver	9/8/2031	549	(3)
USRP Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	1,543	—
USRP Holdings, Inc.	Revolver	12/31/2029	900	—
Vaco Holdings, LLC	Revolver	1/21/2027	100	(14)
Valet Waste Holdings, Inc.	Delayed Draw Term Loan	3/8/2026	7,213	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

September 30, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Valicor PPC Intermediate II LLC	Revolver	1/24/2028	$624	$(4)
Validity, Inc.	Revolver	4/10/2030	392	—
Vamos Bidco, Inc	Delayed Draw Term Loan	1/30/2027	1,105	—
Vamos Bidco, Inc	Revolver	1/30/2032	221	—
Vensure Employer Services, Inc.	Delayed Draw Term Loan	9/27/2026	164	(1)
Vertex Service Partners, LLC	Delayed Draw Term Loan	10/2/2026	201	(7)
Vessco Midco Holdings, LLC	Delayed Draw Term Loan	7/24/2026	756	—
Vessco Midco Holdings, LLC	Revolver	7/24/2031	552	—
Victors Purchaser, LLC	Delayed Draw Term Loan	8/15/2026	1,718	—
Victors Purchaser, LLC	Revolver	8/15/2031	1,254	—
Victory Buyer LLC	Revolver	11/19/2028	43	—
Vital Care Buyer, LLC	Revolver	7/30/2031	696	(3)
VPP Intermediate Holdings, LLC	Delayed Draw Term Loan	1/19/2027	2,584	(19)
VPP Intermediate Holdings, LLC	Revolver	12/1/2027	228	(1)
VRS Buyer, Inc.	Delayed Draw Term Loan	7/18/2027	1,908	—
VRS Buyer, Inc.	Revolver	7/19/2032	1,272	—
VS Buyer, LLC	Revolver	4/12/2029	100	—
WST USA Holdco, Inc.	Delayed Draw Term Loan	12/30/2025	373	(1)
Wealth Enhancement Group, LLC	Delayed Draw Term Loan	12/30/2026	10,585	(25)
Wealth Enhancement Group, LLC	Revolver	10/2/2028	323	(1)
Wildcat Topco, Inc.	Delayed Draw Term Loan	11/16/2026	270	(1)
Wildcat Topco, Inc.	Revolver	11/17/2031	263	(1)
Wisdom Purchaser, LLC	Revolver	7/24/2032	636	(2)
World Insurance Associates, LLC	Delayed Draw Term Loan	8/14/2026	2,249	(6)
World Insurance Associates, LLC	Revolver	4/3/2030	209	(1)
WPP Bullet Buyer, LLC	Revolver	12/7/2029	83	(1)
WRE Holding Corp.	Revolver	7/2/2030	316	(2)
Wu Holdco, Inc.	Delayed Draw Term Loan	4/16/2027	2,497	(6)
Wu Holdco, Inc.	Revolver	4/19/2032	777	(2)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/2/2026	2,018	—
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	984	—
YLG Holdings, Inc.	Delayed Draw Term Loan	11/26/2026	560	(4)
YLG Holdings, Inc.	Revolver	12/23/2030	1,141	(9)
Zelis Cost Management Buyer, Inc.	Revolver	1/17/2029	100	—
Zinc Buyer Corporation	Delayed Draw Term Loan	7/24/2026	830	—
Zinc Buyer Corporation	Revolver	7/24/2031	790	—
Zone Climate Services, Inc.	Delayed Draw Term Loan	11/22/2025	2,780	(7)
Zone Climate Services, Inc.	Revolver	3/9/2028	334	(3)
Total Unfunded Commitments			$368,519	$(1,115)

(1)	Foreign domiciled investments have been converted to U.S. Dollars based on prevailing rates at period-end.

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Investments - non-controlled/non-affiliated
Secured Debt
Aerospace and Defense
Bleriot US Bidco Inc.	(5)(8)	First Lien Term Loan	S + 2.75%	0.00%	7.06%	10/31/2030	$1,675	$1,675	$1,686	0.26%
GSP Holdings, LLC	(6)(8)	First Lien Term Loan	S + 5.50%	1.00%	9.96%	11/6/2026	100	100	99	0.02
TransDigm Inc.	(5)(6)(8)	First Lien Term Loan	S + 2.75%	0.00%	7.06%	3/22/2030	1,895	1,905	1,903	0.30
								3,680	3,688	0.58
Air Freight and Logistics
Lightbeam Bidco Inc	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	5/4/2030	4,951	4,951	4,951	0.78
Lightbeam Bidco Inc	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.00%	9.81%	5/6/2030	1,558	652	652	0.10
Lightbeam Bidco Inc	(7)	First Lien Revolver	S + 5.25%	0.00%	9.56%	5/4/2029	491	—	—	—
								5,603	5,603	0.88
Automobile Components
Collision Sp Subco, LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.81%	1/29/2030	1,949	1,949	1,949	0.31
Collision Sp Subco, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.00%	9.81%	1/29/2030	1,135	571	571	0.09
Collision Sp Subco, LLC	(7)	First Lien Revolver	S + 5.50%	0.00%	9.81%	1/29/2030	318	47	47	0.01
Enthusiast Auto Holdings, LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.08%	12/19/2026	5,921	5,921	5,921	0.93
Enthusiast Auto Holdings, LLC	(7)	First Lien Revolver	S + 4.75%	1.00%	9.08%	12/19/2025	64	—	—	—
JHCC Holdings LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	9/9/2027	1,468	1,463	1,462	0.23
JHCC Holdings LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.56%	9/9/2027	425	423	423	0.07
JHCC Holdings LLC	(7)	First Lien Revolver	P + 5.50%	0.00%	13.00%	9/9/2027	168	83	83	0.01
Majco LLC	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.96%	12/4/2028	199	200	199	0.03
OAC Holdings I Corp	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.43%	3/30/2029	199	199	199	0.03
Power Stop, LLC	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.06%	1/26/2029	199	199	190	0.03
Quality Automotive Services, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	7/16/2027	4,694	4,671	4,670	0.73
Quality Automotive Services, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.56%	7/16/2027	2,049	1,828	1,827	0.29
Quality Automotive Services, LLC	(7)	First Lien Revolver	S + 6.00%	1.00%	10.31%	7/16/2027	257	(1)	(1)	—
Truck-Lite Co., LLC	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.06%	2/13/2031	1,612	1,612	1,612	0.25
Truck-Lite Co., LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	0.75%	10.06%	2/13/2031	176	—	—	—
Truck-Lite Co., LLC	(7)	First Lien Revolver	S + 5.75%	0.75%	10.06%	2/13/2030	176	—	—	—
								19,165	19,152	3.01
Building Products
80/20, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	3/1/2027	200	199	200	0.03
MDC Interior Acquisition Inc	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.31%	4/26/2030	291	290	290	0.05
MDC Interior Acquisition Inc	(7)	First Lien Revolver	S + 5.25%	0.00%	9.56%	4/26/2030	42	—	—	—
Surewerx Purchaser III Inc	(6)(8)	First Lien Term Loan	S + 5.25%	0.75%	9.56%	12/28/2029	199	199	199	0.03
Walter Surface Technologies Inc.	(6)(8)	First Lien Term Loan	S + 5.25%	1.00%	9.66%	3/31/2027	1,725	1,725	1,725	0.27
Walter Surface Technologies Inc.	(6)(7)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.56%	3/31/2027	588	214	214	0.03
								2,627	2,628	0.41

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Capital Markets
Allworth Financial Group, L.P.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	12/23/2027	$199	$199	$199	0.03%
Arax MidCo, LLC	(6)(8)	First Lien Term Loan	S + 5.00%	1.00%	9.31%	4/11/2029	3,834	3,800	3,789	0.59
Arax MidCo, LLC	(6)(7)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.08%	4/11/2029	710	(8)	(8)	—
Arax MidCo, LLC	(6)(7)	First Lien Revolver	S + 5.75%	1.00%	10.06%	4/11/2029	431	(5)	(5)	—
Cub Financing Intermediate, LLC	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.06%	6/28/2030	3,780	3,762	3,763	0.59
Cub Financing Intermediate, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.06%	6/28/2030	1,741	(8)	(8)	—
Edgeco Buyer, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	6/1/2028	6,205	6,201	6,174	0.97
Edgeco Buyer, Inc.	(8)	First Lien Term Loan	S + 4.50%	0.00%	8.81%	6/1/2028	1,149	1,143	1,143	0.18
Edgeco Buyer, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	6/1/2028	119	119	118	0.02
Edgeco Buyer, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	0.00%	8.81%	6/1/2028	2,771	(7)	(14)	—
Edgeco Buyer, Inc.	(8)	First Lien Delayed Draw Term Loan	S + 4.50%	1.00%	8.81%	6/1/2028	101	101	101	0.02
Edgeco Buyer, Inc.	(8)	First Lien Delayed Draw Term Loan	S + 4.50%	1.00%	8.81%	6/1/2028	544	544	541	0.08
Edgeco Buyer, Inc.	(8)	First Lien Delayed Draw Term Loan	S + 4.50%	1.00%	8.81%	6/1/2028	240	240	238	0.04
Edgeco Buyer, Inc.		First Lien Delayed Draw Term Loan	S + 4.50%	0.00%	8.81%	6/1/2026	484	484	482	0.08
Edgeco Buyer, Inc.	(7)	First Lien Revolver	S + 4.50%	0.00%	8.81%	6/1/2028	304	(1)	(2)	—
HighTower Holding, LLC	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	10/21/2027	100	—	—	—
Lido Advisors, LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.31%	6/15/2029	199	198	198	0.03
The Ultimus Group Midco, LLC	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.66%	3/7/2031	8,665	8,665	8,665	1.36
The Ultimus Group Midco, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.66%	3/7/2031	1,302	—	—	—
The Ultimus Group Midco, LLC	(7)	First Lien Revolver	S + 5.25%	0.75%	9.66%	3/7/2030	868	—	—	—
								25,427	25,374	3.99
Chemicals
Aurora Plastics, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.18%	8/10/2028	7,684	7,674	7,647	1.20
Aurora Plastics, LLC	(8)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.18%	8/10/2028	1,420	1,420	1,413	0.22
Aurorium Global Holdings LLC	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.21%	12/22/2027	100	99	98	0.01
Boulder Scientific Company, LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.21%	12/31/2027	100	99	100	0.02
Charkit Chemical Company, LLC	(8)	First Lien Term Loan	S + 4.88%	1.00%	9.31%	12/29/2026	100	99	99	0.02
DCG Acquisition Corp.	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.83%	6/13/2031	6,991	6,991	6,991	1.10
DCG Acquisition Corp.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.08%	6/13/2031	1,169	—	—	—
Formulations Parent Corporation	(7)	First Lien Revolver	S + 5.75%	0.00%	10.08%	11/15/2029	100	—	—	—
Hasa Acquisition, LLC	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	1/10/2029	200	200	199	0.03
Highline Aftermarket Acquisition, LLC	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	8/10/2027	100	—	—	—
LTI Holdings, Inc.	(5)(8)	First Lien Term Loan	S + 4.75%	0.00%	9.08%	7/29/2029	1,995	2,005	2,001	0.31
Lubricant Engineers	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.08%	9/1/2029	199	200	197	0.03
Potters Industries LLC	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	9/14/2027	100	6	6	—
Rocket Bidco, Inc.	(8)	First Lien Term Loan	S + 5.75%	0.00%	10.08%	11/1/2030	199	144	139	0.02
								18,937	18,890	2.96

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies
Ares Holdings, LLC	(8)	First Lien Term Loan	S + 5.00%	0.00%	9.31%	11/18/2027		$3,174	$3,158	$3,160	0.50%
AWP Group Holdings, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.00%	9.08%	12/23/2030		14,359	14,288	14,323	2.25
AWP Group Holdings, Inc.	(7)	First Lien Revolver	S + 4.75%	1.00%	9.08%	12/23/2030		320	14	15	—
CoolSys, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.32%	8/11/2028		199	197	195	0.03
Denali Buyerco LLC	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.71%	9/15/2028		4,824	4,824	4,804	0.75
Denali Buyerco LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.71%	9/15/2028		7,572	6,442	6,409	1.01
Ext Acquisitions, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	6/26/2026		199	199	199	0.03
FL Hawk Intermediate Holdings, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	2/22/2030		502	499	499	0.08
FL Hawk Intermediate Holdings, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	2/22/2030		466	464	464	0.07
Fresh Holdco, Inc.	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.75%	1/24/2026		199	199	199	0.03
HeartLand PPC Buyer, LLC	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.56%	12/12/2029		5,822	5,756	5,808	0.91
HeartLand PPC Buyer, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.56%	12/12/2029		865	527	534	0.08
HeartLand PPC Buyer, LLC	(7)	First Lien Revolver	S + 5.25%	0.75%	9.56%	12/12/2029		297	29	32	0.01
Hercules Borrower LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.91%	12/14/2026		3,216	3,188	3,216	0.50
Hercules Borrower LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.91%	12/14/2026		46	45	46	0.01
Hercules Borrower LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.50%	1.00%	9.91%	12/14/2026		270	268	270	0.04
Hercules Borrower LLC	(7)	First Lien Revolver	S + 6.25%	1.00%	10.66%	12/14/2026		459	(4)	—	—
High Bar Brands Operating, LLC	(6)(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	12/19/2029		199	198	199	0.03
HP RSS Buyer, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	12/11/2029		1,604	1,589	1,592	0.25
HP RSS Buyer, Inc.		First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.31%	12/11/2029		851	842	844	0.13
HP RSS Buyer, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.06%	12/11/2029		3,496	893	902	0.14
Liquid Environmental Solutions Corporation	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.41%	5/31/2026		100	99	99	0.02
Monarch Landscape Holdings, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	10/2/2028		200	198	198	0.03
Onyx-Fire Protection Services Inc.	(6)(8)	First Lien Term Loan	C + 4.50%	0.00%	7.75%	7/31/2031	CAD	8,646	6,218	5,981	0.94
Onyx-Fire Protection Services Inc.	(6)(7)	First Lien Delayed Draw Term Loan	C + 4.50%	0.00%	7.75%	7/31/2031	CAD	1,361	(5)	(5)	—
Onyx-Fire Protection Services Inc.	(6)(7)	First Lien Revolver	C + 4.50%	0.75%	7.75%	7/31/2031	CAD	2,149	(7)	(7)	—
Palmetto Acquisitionco Inc	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.06%	9/18/2029		199	199	199	0.03
Pavion Corp.	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.06%	10/30/2030		199	199	199	0.03
Service Logic Acquisition, Inc.	(7)	First Lien Revolver	S + 4.00%	0.00%	8.33%	10/30/2025		100	—	—	—
The Hiller Companies, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	6/20/2030		7,450	7,414	7,432	1.17
The Hiller Companies, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.33%	6/20/2030		2,055	507	512	0.08
The Hiller Companies, LLC	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	6/20/2030		1,299	(6)	(3)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies (continued)
Thermostat Purchaser III, Inc.	(8)	First Lien Term Loan	S + 4.25%	0.75%	8.56%	8/31/2028	$199	$199	$199	0.03%
Valet Waste Holdings, Inc.	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.08%	5/1/2029	5,224	5,172	5,224	0.82
Valet Waste Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.08%	5/1/2029	7,213	(70)	—	—
WRE Holding Corp.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.25%	7/2/2031	2,310	2,299	2,298	0.36
WRE Holding Corp.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.25%	7/2/2031	592	175	175	0.03
WRE Holding Corp.	(7)	First Lien Revolver	S + 5.00%	0.00%	9.25%	7/2/2030	316	(1)	(2)	—
YLG Holdings, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.00%	9.06%	12/23/2030	9,407	9,377	9,362	1.47
YLG Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.06%	10/30/2026	1,379	603	600	0.09
YLG Holdings, Inc.	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	10/30/2026	1,214	(2)	(6)	—
Zinc Buyer Corporation		First Lien Term Loan	S + 4.75%	0.75%	9.06%	7/24/2031	6,397	6,358	6,349	1.00
Zinc Buyer Corporation	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.06%	7/24/2031	1,613	(11)	(12)	—
Zinc Buyer Corporation	(7)	First Lien Revolver	S + 4.75%	0.75%	9.06%	7/24/2031	790	(6)	(6)	—
Zone Climate Services, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 6.00%	1.00%	10.33%	3/9/2028	3,182	(39)	(38)	(0.01)
Zone Climate Services, Inc.	(7)	First Lien Revolver	S + 5.75%	1.00%	10.21%	3/9/2028	636	306	306	0.05
								82,791	82,764	12.99
Construction & Engineering
CLS Management Services, LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.31%	3/27/2030	199	198	199	0.03
FR Vision Holdings Inc	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.81%	1/20/2031	3,048	3,048	3,048	0.48
FR Vision Holdings Inc	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.00%	9.81%	1/20/2031	988	416	416	0.07
FR Vision Holdings Inc	(7)	First Lien Revolver	S + 5.50%	0.00%	9.81%	1/20/2030	248	—	—	—
Hydraulic Technologies USA LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.81%	6/3/2031	836	822	826	0.13
Hydraulic Technologies USA LLC	(7)	First Lien Revolver	S + 5.50%	1.00%	9.81%	6/3/2030	114	14	15	—
Kleinfelder Intermediate LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	9/18/2030	199	200	200	0.03
Mei Buyer LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	6/29/2029	199	200	199	0.03
Trilon Group, LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.96%	5/29/2029	1,203	1,195	1,196	0.19
Trilon Group, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	1.00%	9.96%	5/25/2029	4,041	847	848	0.13
Trilon Group, LLC	(7)	First Lien Revolver	S + 5.50%	0.00%	9.96%	5/25/2029	1,212	143	144	0.02
								7,083	7,091	1.11
Construction Materials
Arrow Tru-Line Holding, LLC	(8)	First Lien Term Loan	S + 5.63%	1.00%	10.08%	9/20/2027	200	199	199	0.03
Pearlman Enterprises Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.93%	5/5/2027	200	196	198	0.03
Red Fox CD Acquisition Corporation	(7)	First Lien Delayed Draw Term Loan	S + 6.00%	0.00%	10.31%	3/4/2030	10,735	6,639	6,692	1.05
								7,034	7,089	1.11
Containers and Packaging
Anchor Packaging, LLC	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	4/17/2029	100	—	—	—
CFs Brands, LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	10/2/2030	3,330	3,330	3,296	0.52
CFs Brands, LLC	(7)	First Lien Delayed Draw Term Loan	S + 6.00%	1.00%	10.33%	10/2/2030	169	—	(2)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Containers and Packaging (continued)
CFs Brands, LLC	(7)	First Lien Revolver	S + 5.75%	1.00%	10.08%	10/2/2029		$493	$—	$(5)	—%
Cold Chain Technologies, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.06%	7/2/2026		2,307	2,307	2,302	0.36
Cold Chain Technologies, LLC	(8)	First Lien Term Loan	S + 5.75%	0.00%	10.06%	7/2/2026		4,155	4,155	4,145	0.65
Cold Chain Technologies, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.06%	7/2/2026		2,500	2,494	2,495	0.39
Cold Chain Technologies, LLC	(7)	First Lien Revolver	S + 5.00%	1.00%	9.31%	7/2/2026		522	(1)	(1)	—
Nelipak Holding Company	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.83%	3/26/2031		6,408	6,408	6,312	0.99
Nelipak Holding Company	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	1.00%	9.83%	3/26/2031		2,486	—	(37)	(0.01)
Nelipak Holding Company	(7)	First Lien Revolver	S + 5.50%	0.00%	9.83%	3/26/2031		1,855	779	751	0.12
Packaging Coordinators Midco, Inc.	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	8/31/2027		100	—	—	—
PG Buyer, LLC	(8)	First Lien Term Loan	S + 4.25%	1.00%	8.50%	3/2/2026		199	199	199	0.03
PLZ Corp.	(8)	First Lien Term Loan	S + 3.75%	0.75%	8.20%	8/3/2026		100	94	91	0.01
Proampac PG Borrower LLC	(7)	First Lien Revolver	S + 2.75%	0.00%	7.08%	6/16/2028		100	12	11	—
Rohrer Corporation	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.50%	3/15/2027		200	200	200	0.03
St Athena Global LLC	(6)(8)	First Lien Term Loan	S + 5.25%	0.75%	9.56%	6/26/2030		3,938	3,900	3,889	0.61
St Athena Global LLC	(6)(8)	First Lien Term Loan	SON + 5.25%	0.00%	9.95%	6/26/2030	GBP	2,291	2,958	2,832	0.44
St Athena Global LLC	(6)(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.56%	6/26/2030		164	(2)	(2)	—
St Athena Global LLC	(6)(7)	First Lien Revolver	S + 5.25%	0.00%	9.56%	6/26/2029		590	137	135	0.02
Tank Holding Corp.	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.25%	3/31/2028		199	197	196	0.03
Tricorbraun Holdings, Inc.	(8)	First Lien Term Loan	S + 3.25%	0.50%	7.70%	3/3/2028		100	98	100	0.02
									27,265	26,907	4.21
Distributors
Aurora Parts & Accessories LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.96%	1/13/2029		100	99	99	0.02
BC Group Holdings, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	12/21/2026		2,171	2,151	2,155	0.34
BC Group Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.56%	12/21/2026		6,746	790	802	0.13
Blackbird Purchaser, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.75%	9.81%	12/19/2030		185	66	66	0.01
Blackbird Purchaser, Inc.	(7)	First Lien Revolver	S + 5.50%	0.75%	9.81%	12/19/2029		124	31	31	—
Blackhawk Industrial Distribution, Inc.	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.71%	9/17/2026		5,352	5,330	5,330	0.84
Blackhawk Industrial Distribution, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.71%	9/17/2026		607	112	112	0.02
Blackhawk Industrial Distribution, Inc.	(7)	First Lien Revolver	S + 5.25%	1.00%	9.71%	9/17/2026		1,028	171	176	0.03
BradyPlus Holdings, LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.31%	10/31/2029		6,298	6,298	6,238	0.98
BradyPlus Holdings, LLC	(7)	First Lien Delayed Draw Term Loan	S + 6.00%	1.00%	10.31%	10/31/2029		702	149	144	0.02
Component Hardware Group, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	7/1/2026		97	97	97	0.01
DFS Holding Company, Inc.	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.50%	1/31/2029		199	197	199	0.03
Vessco Midco Holdings, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	7/24/2031		4,970	4,946	4,945	0.78
Vessco Midco Holdings, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.08%	7/24/2031		1,657	428	428	0.07
Vessco Midco Holdings, LLC	(7)	First Lien Revolver	S + 4.25%	0.75%	8.58%	7/24/2031		552	(3)	(3)	—
									20,862	20,819	3.28

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services
Apex Service Partners, LLC		First Lien Term Loan	11.59% (Incl. 2.00% PIK)	1.00%	11.59% (Incl. 2.00% PIK)	10/24/2030	$4,850	$4,826	$4,827	0.76%
Apex Service Partners, LLC		First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.31%	10/24/2030	780	776	776	0.12
Apex Service Partners, LLC	(7)	First Lien Revolver	S + 5.00%	1.00%	9.33%	10/24/2029	660	445	446	0.07
Ave Holdings III, Corp		First Lien Term Loan	S + 5.25%	0.75%	9.81%	2/25/2028	6,302	6,178	6,223	0.98
Ave Holdings III, Corp		First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.81%	2/25/2028	168	165	166	0.03
Ave Holdings III, Corp	(7)	First Lien Revolver	S + 5.50%	0.75%	9.81%	2/25/2028	514	(10)	(6)	—
AVG Intermediate Holdings LLC	(8)	First Lien Delayed Draw Term Loan	S + 6.00%	1.00%	10.41%	3/16/2027	199	195	194	0.03
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.71%	7/16/2027	281	279	279	0.04
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.71%	7/16/2027	2,530	2,511	2,514	0.39
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.71%	7/16/2027	530	526	526	0.08
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)	First Lien Delayed Draw Term Loan	S + 5.50%	1.00%	9.96%	7/16/2027	659	658	658	0.10
CVP Holdco, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	6/30/2031	6,459	6,443	6,444	1.01
CVP Holdco, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	6/28/2031	1,715	(4)	(4)	—
CVP Holdco, Inc.	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	6/28/2030	686	(2)	(2)	—
Eos Fitness Opco Holdings, LLC	(8)	First Lien Term Loan	S + 5.25%	0.00%	9.56%	1/5/2028	4,531	4,497	4,520	0.71
Eos Fitness Opco Holdings, LLC		First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.56%	1/5/2028	2,255	2,238	2,249	0.35
Eos Fitness Opco Holdings, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.56%	1/5/2028	929	281	286	0.04
Eos Fitness Opco Holdings, LLC	(7)	First Lien Revolver	S + 4.75%	1.00%	9.06%	1/5/2028	384	(3)	(1)	—
Essential Services Holding Corporation	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	6/17/2031	2,014	2,009	2,009	0.32
Essential Services Holding Corporation	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	6/17/2031	395	(1)	(1)	—
Essential Services Holding Corporation	(7)	First Lien Revolver	S + 5.00%	0.00%	9.31%	6/17/2030	247	(1)	(1)	—
Flint Opco, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	1.00%	9.08%	8/15/2030	3,047	940	955	0.15
FSHS I, LLC	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.08%	11/18/2028	199	197	196	0.03
GS Seer Group Borrower LLC	(8)	First Lien Term Loan	S + 6.75%	1.00%	11.06%	4/29/2030	100	98	98	0.02
GSV Holding, LLC	(8)	First Lien Term Loan	S + 2.63%	1.00%	10.06% (Incl. 3.13% PIK)	10/18/2030	4,856	4,832	4,833	0.76
GSV Holding, LLC	(7)	First Lien Revolver	S + 4.25%	1.00%	8.56%	10/18/2030	217	(1)	(1)	—
Health Buyer LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.75%	9.81%	4/27/2029	3,304	645	646	0.10
Home Service Topco IV, Inc.	(8)	First Lien Term Loan	S + 6.00%	1.00%	10.41%	12/31/2027	199	199	199	0.03
Innovetive Petcare, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	6/30/2028	5,462	5,462	5,393	0.85
Innovetive Petcare, Inc.		First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.46%	6/30/2028	1,520	1,521	1,501	0.24
Innovetive Petcare, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.46%	6/30/2028	6,279	4,387	4,324	0.68
Intel 471 INC.		First Lien Term Loan	S + 5.25%	1.00%	9.56%	9/27/2028	200	200	200	0.03
Quick Quack Car Wash Holdings, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	6/10/2031	200	200	200	0.03
Seahawk Bidco, LLC	(8)	First Lien Term Loan	S + 4.75%	0.00%	9.06%	12/19/2031	5,818	5,797	5,797	0.91
Seahawk Bidco, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.06%	12/19/2031	1,818	(3)	(7)	—
Seahawk Bidco, LLC	(7)	First Lien Revolver	S + 4.75%	0.00%	9.06%	12/19/2030	545	(2)	(2)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services (continued)
Taymax Group Acquisition, LLC	(8)	First Lien Term Loan	S + 6.00%	1.00%	10.43%	7/31/2026	$199	$199	$199	0.03%
Trackforce Acquireco, Inc.		First Lien Term Loan	S + 5.75%	0.75%	10.06%	6/23/2028	200	200	200	0.03
US Fitness Holdings, LLC	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.81%	9/4/2031	8,822	8,780	8,781	1.38
US Fitness Holdings, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.75%	9.81%	9/4/2031	2,206	(11)	(10)	—
US Fitness Holdings, LLC	(7)	First Lien Revolver	S + 5.50%	0.75%	9.81%	9/4/2030	172	34	34	0.01
Vertex Service Partners, LLC	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.08%	11/8/2030	199	199	199	0.03
Vertex Service Partners, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.00%	9.81%	11/8/2030	250	5	5	—
VPP Intermediate Holdings, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.18%	12/1/2027	1,866	1,856	1,861	0.29
VPP Intermediate Holdings, LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.18%	12/1/2027	560	557	558	0.09
VPP Intermediate Holdings, LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.18%	12/1/2027	1,689	1,681	1,685	0.26
VPP Intermediate Holdings, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	0.00%	10.18%	12/1/2027	2,643	2,514	2,515	0.39
VPP Intermediate Holdings, LLC	(7)	First Lien Revolver	S + 5.25%	0.00%	9.68%	12/1/2027	229	(1)	(1)	—
								72,491	72,460	11.37
Diversified Telecommunication Services
Guardian US Holdco LLC	(5)(8)	First Lien Term Loan	S + 3.50%	0.50%	7.81%	1/31/2030	2,244	2,253	2,252	0.35
Virgin Media Bristol LLC	(5)(6)(8)	First Lien Term Loan	S + 3.18%	0.00%	7.53%	3/31/2031	2,000	1,988	1,984	0.31
								4,241	4,236	0.66
Electrical Equipment
Infinite Bidco LLC	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.56%	3/2/2028	100	100	100	0.02
Power Grid Holdings, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	12/2/2030	6,095	6,095	6,095	0.96
Power Grid Holdings, Inc.	(7)	First Lien Revolver	S + 4.75%	0.75%	9.06%	12/2/2030	890	—	—	—
TPC Engineering Holdings, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.00%	9.93%	2/16/2027	556	551	551	0.09
TPC Engineering Holdings, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.00%	9.83%	2/16/2028	4,036	3,996	3,996	0.63
TPC Engineering Holdings, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.00%	9.93%	2/16/2027	1,950	1,931	1,931	0.30
TPC Engineering Holdings, Inc.	(7)	First Lien Revolver	S + 5.25%	0.00%	9.58%	2/16/2027	441	289	288	0.05
								12,962	12,961	2.05
Electronic Equipment, Instruments and Components
Dwyer Instruments, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	7/23/2029	3,889	3,851	3,851	0.60
Dwyer Instruments, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.06%	7/23/2029	505	(2)	(5)	—
Dwyer Instruments, LLC	(7)	First Lien Revolver	S + 7.75%	0.00%	12.06%	7/23/2029	706	(7)	(7)	—
Excelitas Technologies Corp.	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.58%	8/12/2029	2,522	(12)	(6)	—
Phoenix 1 Buyer Corporation	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	11/20/2030	5,858	5,858	5,858	0.92
Phoenix 1 Buyer Corporation	(7)	First Lien Revolver	S + 5.50%	0.75%	9.83%	11/20/2029	1,142	—	—	—
Wildcat Topco, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	11/17/2031	1,513	1,506	1,506	0.24
Wildcat Topco, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	11/17/2031	270	(1)	(1)	—
Wildcat Topco, Inc.	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	11/17/2031	270	(1)	(1)	—
								11,192	11,195	1.76

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Energy Equipment and Services
CRCI Longhorn Holdings, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	8/27/2031	$6,118	$6,089	$6,111	0.96%
CRCI Longhorn Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	8/27/2031	1,530	(7)	(2)	—
CRCI Longhorn Holdings, Inc.	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	8/27/2031	1,020	454	458	0.07
DMC Holdco, LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.08%	7/13/2029	199	198	199	0.03
Integrated Power Services Holdings, Inc.	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.95%	11/22/2028	4,523	4,516	4,514	0.71
Integrated Power Services Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	0.75%	8.83%	11/22/2028	7,978	(19)	(16)	—
Phillips & Temro Industries Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	9/8/2025	200	200	200	0.03
								11,431	11,464	1.80
Financial Services
1364720 B.C. LTD.	(8)	First Lien Term Loan	S + 4.50%	0.00%	8.81%	9/9/2028	199	199	199	0.03
Cerity Partners Equity Holding LLC		First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.56%	7/28/2029	1,317	1,314	1,317	0.21
Cerity Partners Equity Holding LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.56%	7/28/2029	10,139	4,503	4,527	0.71
Cerity Partners Equity Holding LLC	(7)	First Lien Revolver	S + 5.75%	0.75%	10.06%	7/28/2028	543	(1)	—	—
CFGI Holdings, LLC	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.83%	11/2/2027	6,711	6,659	6,661	1.04
CFGI Holdings, LLC	(7)	First Lien Revolver	S + 4.50%	0.75%	8.83%	11/2/2027	270	(2)	(2)	—
Cherry Bekaert Advisory LLC	(8)	First Lien Term Loan	S + 5.25%	0.00%	9.58%	6/30/2028	199	199	199	0.03
Citrin Cooperman Advisors, LLC	(8)	First Lien Term Loan	S + 5.25%	0.00%	9.60%	10/1/2027	579	579	579	0.09
Contractual Buyer, LLC	(8)	First Lien Term Loan	S + 6.00%	0.75%	10.33%	10/10/2030	199	199	199	0.03
Foreside Financial Group, LLC		First Lien Term Loan	S + 5.25%	1.00%	9.68%	9/30/2027	569	569	569	0.09
Foreside Financial Group, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	1.00%	9.83%	9/30/2027	11,650	—	—	—
Heights Buyer, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.16%	8/25/2028	5,348	5,348	5,348	0.84
Heights Buyer, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.16%	8/25/2028	874	—	—	—
Heights Buyer, LLC	(7)	First Lien Revolver	S + 5.75%	0.00%	10.16%	8/25/2028	764	—	—	—
Kriv Acquisition Inc.	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.08%	7/6/2029	199	199	198	0.03
Kriv Acquisition Inc.	(7)	First Lien Delayed Draw Term Loan	S + 6.50%	1.00%	10.83%	7/6/2029	1,338	(6)	(7)	—
Minotaur Acquisition, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	6/3/2030	8,706	8,620	8,645	1.36
Minotaur Acquisition, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.33%	6/3/2030	1,455	(14)	(10)	—
Minotaur Acquisition, Inc.	(8)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.33%	6/3/2030	1,455	1,440	1,445	0.23
Minotaur Acquisition, Inc.	(7)	First Lien Revolver	S + 5.00%	1.00%	9.33%	6/3/2030	873	(9)	(6)	—
Neon Maple Purchaser Inc.	(5)(6)(8)	First Lien Term Loan	S + 3.00%	0.00%	7.33%	11/15/2031	2,000	2,008	2,007	0.31
Pathstone Family Office LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.43%	5/15/2029	152	151	152	0.02
Pathstone Family Office LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.43%	5/15/2029	3,648	3,611	3,629	0.57
Pathstone Family Office LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.43%	5/15/2029	1,454	(11)	(7)	—
Pathstone Family Office LLC	(7)	First Lien Revolver	S + 5.00%	0.00%	9.33%	5/15/2028	374	(2)	(2)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount /Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services (continued)
Petrus Buyer, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.89%	10/17/2029	$199	$199	$199	0.03%
Project Accelerate Parent LLC	(7)	First Lien Revolver	S + 5.25%	0.75%	9.58%	2/22/2031	100	—	—	—
Ryan, LLC	(7)	First Lien Revolver	S + 4.50%	0.00%	8.83%	11/14/2028	100	6	6	—
The Chartis Group, LLC	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.81%	9/17/2031	1,266	1,260	1,260	0.20
The Chartis Group, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	0.75%	8.81%	9/17/2031	388	(2)	(2)	—
The Chartis Group, LLC	(7)	First Lien Revolver	S + 4.50%	0.75%	8.81%	9/17/2031	194	(1)	(1)	—
Wealth Enhancement Group, LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.31%	10/2/2028	200	199	199	0.03
Wealth Enhancement Group, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.33%	10/2/2028	9,677	(13)	(69)	(0.01)
Wealth Enhancement Group, LLC	(7)	First Lien Revolver	S + 5.25%	0.00%	9.58%	10/2/2028	323	—	(2)	—
								37,201	37,230	5.84
Food Products
BCPE North Star US Holdco 2, Inc.	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	6/10/2026	100	81	82	0.01
Chg Ppc Parent LLC	(7)	First Lien Revolver	S + 2.75%	0.00%	7.08%	12/8/2026	100	—	—	—
Fiesta Purchaser, Inc.	(5)(8)	First Lien Term Loan	S + 3.25%	0.00%	7.58%	2/12/2031	2,250	2,257	2,255	0.35
Primary Products Finance LLC	(5)(8)	First Lien Term Loan	S + 3.25%	0.00%	7.58%	4/1/2029	2,244	2,257	2,253	0.35
RB Holdings Interco, LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.43%	5/4/2028	199	196	199	0.03
Sigma Holdco B.V.	(5)(6)(8)	First Lien Term Loan	S + 4.25%	0.00%	8.74%	1/3/2028	1,995	2,006	2,005	0.31
Sugar Ppc Buyer LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.58%	10/2/2030	6,800	(31)	(34)	(0.01)
WPP Bullet Buyer, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	12/7/2030	888	875	877	0.14
WPP Bullet Buyer, LLC	(7)	First Lien Revolver	S + 5.25%	1.00%	9.56%	12/7/2029	83	64	64	0.01
								7,705	7,701	1.19
Ground Transportation
AMS Parent, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.45%	10/25/2028	199	197	197	0.03
								197	197	0.03
Health Care Technology
Acentra Holdings, LLC	(8)	First Lien Term Loan	S + 5.50%	0.50%	9.81%	12/17/2029	76	76	76	0.01
Acentra Holdings, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.50%	9.81%	12/17/2029	220	—	(1)	—
Athenahealth Group Inc.	(7)	First Lien Revolver	S + 3.50%	0.00%	7.83%	2/15/2027	100	—	—	—
Bracket Intermediate Holding Corp.	(7)	First Lien Revolver	S + 5.00%	0.00%	9.33%	2/7/2028	100	—	(2)	—
Caerus US 1 Inc.	(6)(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	5/25/2029	199	197	199	0.03
Continental Buyer, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.50%	4/2/2031	4,860	4,860	4,792	0.75
Continental Buyer, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.50%	4/2/2031	1,911	—	(27)	—
Continental Buyer, Inc.	(7)	First Lien Revolver	S + 5.25%	0.75%	9.50%	4/2/2031	717	—	(10)	—
DeLorean Purchaser, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	12/16/2031	4,356	4,324	4,324	0.68
DeLorean Purchaser, Inc.	(7)	First Lien Revolver	S + 4.75%	0.75%	9.06%	12/16/2031	653	(5)	(5)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Health Care Technology (continued)
Empower Payments Investor, LLC	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.83%	3/12/2031	$2,145	$2,145	$2,145	0.34%
Empower Payments Investor, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.58%	3/12/2031	306	—	—	—
Empower Payments Investor, LLC	(7)	First Lien Revolver	S + 5.25%	0.75%	9.58%	3/12/2030	163	—	—	—
Ensemble RCM, LLC	(7)	First Lien Revolver	S + 3.00%	0.00%	7.33%	6/27/2028	100	—	—	—
HT Intermediary III, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	11/12/2030	6,300	6,270	6,270	0.98
HT Intermediary III, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	1.00%	9.08%	11/12/2030	1,527	(4)	(7)	—
HT Intermediary III, Inc.	(7)	First Lien Revolver	S + 4.75%	1.00%	9.08%	11/12/2030	573	74	74	0.01
IMO Investor Holdings, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	5/11/2029	3,235	3,235	3,235	0.51
IMO Investor Holdings, Inc.		First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	5/11/2029	388	388	388	0.06
IMO Investor Holdings, Inc.	(7)	First Lien Revolver	S + 5.00%	0.00%	9.31%	5/11/2028	370	11	11	—
Invictus Buyer, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	6/3/2031	7,819	7,819	7,819	1.23
Invictus Buyer, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	6/3/2031	3,266	—	—	—
Invictus Buyer, LLC	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	6/3/2031	1,210	—	—	—
Net Health Acquisition Corp.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	7/5/2031	7,588	7,552	7,588	1.19
Net Health Acquisition Corp.	(7)	First Lien Revolver	S + 4.75%	0.75%	9.08%	7/3/2031	973	151	156	0.02
SDS Buyer, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.91%	9/30/2027	199	199	199	0.03
Zelis Cost Management Buyer, Inc.	(7)	First Lien Revolver	S + 2.75%	0.00%	7.08%	1/17/2029	100	—	—	—
								37,292	37,224	5.84
Healthcare Equipment and Supplies
Alcor Scientific LLC	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.93%	1/31/2028	200	200	200	0.03
Aspen Medical Products, LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.08%	6/10/2028	1,421	1,421	1,418	0.22
Aspen Medical Products, LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.08%	6/10/2028	426	426	425	0.07
Belmont Instrument, LLC	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.56%	8/19/2028	199	199	199	0.03
Blades Buyer, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.41%	3/28/2028	200	199	199	0.03
BVI Medical, Inc.	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	8/28/2025	100	94	90	0.01
Cadence, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	5/21/2026	199	199	199	0.03
CDL Parent, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	12/7/2027	200	200	199	0.03
CPC/Cirtec Holdings, Inc	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	1/30/2029	1,665	1,657	1,661	0.26
CPC/Cirtec Holdings, Inc	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	10/31/2028	558	(3)	(1)	—
Resonetics, LLC	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	6/18/2029	100	(1)	—	—
TIDI Legacy Products, Inc.	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.58%	12/19/2029	199	199	199	0.03
								4,790	4,788	0.74

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Providers and Services
123Dentist Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	0.75%	10.08%	8/10/2029	$10,132	$1,789	$1,750	0.27%
AB Centers Acquisition Corporation	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.56%	7/2/2031	2,491	2,473	2,473	0.39
AB Centers Acquisition Corporation	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.56%	7/2/2031	453	28	28	—
AB Centers Acquisition Corporation	(7)	First Lien Revolver	S + 5.25%	0.75%	9.56%	7/2/2031	226	(2)	(2)	—
ACI Group Holdings, Inc.	(8)	First Lien Term Loan	S + 2.75%	0.75%	10.43% (Incl. 3.25% PIK)	8/2/2028	200	199	195	0.03
Arrow Management Acquisition, LLC		First Lien Delayed Draw Term Loan	S + 4.75%	1.00%	9.06%	10/14/2027	6,982	6,899	6,902	1.08
Cardiology Management Holdings, LLC	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.56%	1/31/2029	199	199	199	0.03
Community Medical Acquisition Corp.	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.25%	12/15/2028	100	98	98	0.02
Crown Laundry, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.70%	3/8/2027	2,867	2,867	2,838	0.45
Crown Laundry, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.58%	3/8/2027	521	521	516	0.08
Crown Laundry, LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.58%	3/8/2027	602	602	596	0.09
CVR Management, LLC	(8)	First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.18%	1/4/2027	200	200	200	0.03
DCA Investment Holding LLC	(8)	First Lien Term Loan	S + 6.41%	0.75%	10.71%	4/3/2028	199	196	193	0.03
Docs, MSO, LLC	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.18%	6/1/2028	100	99	99	0.02
ENT MSO, LLC	(8)	First Lien Term Loan	S + 6.50%	1.00%	10.81%	12/31/2025	199	199	199	0.03
Eyesouth Eye Care Holdco, LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.93%	10/5/2029	2,134	2,134	2,112	0.33
Eyesouth Eye Care Holdco, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	1.00%	9.83%	10/5/2029	4,300	44	1	—
Golden State Buyer, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.18%	6/22/2026	199	200	200	0.03
ImageFirst Holdings, LLC	(7)	First Lien Revolver	S + 4.00%	0.75%	8.31%	4/27/2028	100	20	20	—
IvyRehab Intermediate II, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.41%	4/23/2029	199	199	199	0.03
NJEYE LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.31%	3/14/2025	200	200	200	0.03
OB Hospitalist Group, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.68%	9/27/2027	199	199	198	0.03
OIS Management Services, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	11/16/2028	3,831	3,757	3,793	0.60
OIS Management Services, LLC		First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.06%	10/24/2031	3,151	3,090	3,119	0.49
ONS MSO, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.06%	7/8/2026	221	106	107	0.02
ONS MSO, LLC	(7)	First Lien Revolver	P + 5.25%	0.00%	12.75%	7/8/2026	24	13	13	—
Onsite Holdings, LLC	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.66%	12/28/2027	339	338	337	0.05
Onsite Holdings, LLC	(7)	First Lien Revolver	S + 6.25%	1.00%	10.68%	12/28/2025	93	19	18	—
Orsini Pharmaceutical Services, LLC	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.68%	5/2/2029	199	199	199	0.03
Phantom Purchaser, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	9/19/2031	2,989	2,982	2,982	0.47
Phantom Purchaser, Inc.	(7)	First Lien Revolver	S + 5.00%	0.75%	9.31%	9/19/2031	382	(1)	(1)	—
Phynet Dermatology LLC	(8)	First Lien Term Loan	S + 6.50%	1.00%	10.81%	10/20/2029	199	199	198	0.03
Premise Health Holding Corp.	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.81%	3/3/2031	6,088	6,088	6,088	0.96
Premise Health Holding Corp.	(7)	First Lien Revolver	S + 5.50%	0.00%	9.81%	3/1/2030	712	—	—	—
RxSense Holdings LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.41%	3/13/2026	199	199	199	0.03

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Providers and Services (continued)
SM Wellness Holdings, Inc.	(8)	First Lien Term Loan	S + 4.50%	0.75%	9.07%	4/17/2028		$199	$199	$199	0.03%
Smile Doctors LLC	(8)	First Lien Term Loan	S + 5.90%	0.75%	10.31%	12/23/2028		100	99	99	0.02
Specialized Dental Holdings II, LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.08%	11/1/2027		199	199	200	0.03
SpecialtyCare, Inc.	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.32%	6/18/2028		100	95	96	0.02
STCH Acquisition Inc.	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.66%	10/30/2026		2,298	2,288	2,287	0.36
STCH Acquisition Inc.	(7)	First Lien Revolver	S + 6.25%	1.00%	10.66%	10/30/2026		196	(1)	(1)	—
The GI Alliance Management, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.00%	10.00%	9/15/2028		8,455	1,813	1,919	0.30
TurningPoint Healthcare Solutions, LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.18%	7/14/2027		199	198	198	0.03
United Digestive MSO Parent, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.06%	3/30/2029		199	199	199	0.03
Urology Management Holdings, Inc.	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.81%	6/15/2027		199	198	198	0.03
USHV Management, LLC	(8)	First Lien Term Loan	S + 6.38%	1.00%	10.78%	12/23/2027		100	98	98	0.02
Vital Care Buyer, LLC	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.81%	7/30/2031		5,289	5,265	5,264	0.83
Vital Care Buyer, LLC	(7)	First Lien Revolver	S + 4.75%	0.75%	9.08%	7/30/2031		696	(3)	(3)	—
									46,999	47,019	7.38
Hotels, Restaurants and Leisure
BJH Holdings III Corp.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.31%	8/19/2027		199	198	198	0.03
Movati Athletic (Group) Inc.	(6)(8)	First Lien Term Loan	C + 4.75%	0.00%	8.32%	5/29/2030	CAD	7,533	5,394	5,197	0.82
Movati Athletic (Group) Inc.	(6)(7)	First Lien Delayed Draw Term Loan	C + 5.25%	1.00%	8.82%	5/29/2030	CAD	918	(7)	(5)	—
Southpaw Ap Buyer, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.71%	3/2/2028		2,798	2,785	2,798	0.44
Southpaw Ap Buyer, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.71%	3/2/2028		630	438	441	0.07
Southpaw Ap Buyer, LLC	(7)	First Lien Revolver	S + 4.50%	0.00%	8.81%	3/2/2028		252	(1)	—	—
Ungerboeck Systems International, LLC		First Lien Term Loan	S + 5.75%	1.00%	10.06%	4/30/2027		199	199	200	0.03
									9,006	8,829	1.39
Household Durables
Stanton Carpet Intermediate Holdings II, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	10/1/2027		200	200	200	0.03
									200	200	0.03
Household Products
TPC US Parent, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.21%	11/22/2025		200	199	199	0.03
Wu Holdco, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.31%	3/26/2027		3,520	2,456	2,453	0.38
Wu Holdco, Inc.	(7)	First Lien Revolver	S + 5.50%	0.00%	9.81%	3/26/2027		362	123	122	0.02
									2,778	2,774	0.43
Industrial Conglomerates
Harvey Tool Company, LLC	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.58%	10/26/2027		8,161	8,142	8,143	1.28
Harvey Tool Company, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.75%	9.83%	10/26/2027		3,213	(8)	(7)	—
Harvey Tool Company, LLC	(7)	First Lien Revolver	S + 5.50%	0.75%	9.83%	10/26/2027		964	(2)	(2)	—
									8,132	8,134	1.28

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Insurance
Accession Risk Management, Inc		First Lien Term Loan	S + 4.75%	0.00%	9.29%	11/1/2029		$22	$22	$23	—%
Accession Risk Management, Inc	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.06%	11/1/2029		1,767	(8)	2	—
Accession Risk Management, Inc	(7)	First Lien Revolver	S + 5.50%	0.75%	9.81%	11/1/2029		231	(1)	—	—
Alera Group, Inc.	(8)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.58%	10/2/2028		199	197	198	0.03
Allied Benefit Systems Intermediate LLC	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.58%	10/31/2030		3,372	3,372	3,372	0.53
Allied Benefit Systems Intermediate LLC		First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.58%	10/31/2030		618	618	618	0.10
AMBA Buyer, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.66%	7/30/2027		2,903	2,882	2,883	0.45
AMBA Buyer, Inc.	(8)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.66%	7/30/2027		865	858	859	0.13
AMBA Buyer, Inc.	(7)	First Lien Revolver	S + 5.50%	0.75%	9.91%	7/30/2027		223	(2)	(2)	—
Amerilife Holdings LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.25%	8/31/2029		12,276	5,925	5,953	0.93
AQ Sunshine, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.56%	7/24/2031		199	199	199	0.03
Ardonagh Midco 3 PLC	(6)(8)	First Lien Term Loan	SON + 4.75%	0.00%	9.45%	2/15/2031	GBP	1,984	2,168	2,054	0.32
Ardonagh Midco 3 PLC	(6)(8)	First Lien Term Loan	S + 4.75%	0.50%	9.00%	2/17/2031		5,016	5,016	5,016	0.79
Asurion, LLC	(5)(8)	First Lien Term Loan	S + 3.25%	0.00%	7.70%	12/23/2026		2,000	2,003	2,001	0.31
Beyond Risk Parent Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	0.00%	8.93%	10/8/2027		6,373	514	482	0.08
Galway Borrower LLC	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.81%	9/29/2028		199	198	198	0.03
Imagine 360 LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	9/30/2028		1,400	1,393	1,393	0.22
Imagine 360 LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	9/30/2028		767	(4)	(4)	—
Imagine 360 LLC	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	9/30/2028		327	(3)	(2)	—
Integrity Marketing Acquisition, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	8/25/2028		7,660	7,629	7,584	1.19
Mclarens Midco Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	0.75%	8.81%	12/19/2025		663	71	71	0.01
Oakbridge Insurance Agency LLC	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.08%	11/1/2029		199	199	199	0.03
Pareto Health Intermediate Holdings, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.00%	9.25%	5/31/2030		2,752	2,740	2,739	0.43
Pareto Health Intermediate Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.25%	6/1/2030		653	(2)	(3)	—
Patriot Growth Insurance Services, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.46%	10/16/2028		5,041	5,016	5,041	0.79
Patriot Growth Insurance Services, LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.46%	10/16/2028		1,409	1,402	1,409	0.22
Patriot Growth Insurance Services, LLC	(7)	First Lien Revolver	S + 5.00%	0.75%	9.46%	10/16/2028		534	264	267	0.04
Riser Interco LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.31%	10/31/2029		11,576	9,715	9,644	1.51
Simplicity Financial Marketing Group Holdings, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.25%	12/31/2031		6,769	6,735	6,735	1.06
Simplicity Financial Marketing Group Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.25%	12/31/2031		1,805	(5)	(9)	—
Simplicity Financial Marketing Group Holdings, Inc.	(7)	First Lien Revolver	S + 5.00%	0.00%	9.25%	12/31/2031		903	(5)	(5)	—
THG Acquisition, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	10/31/2031		2,961	2,961	2,947	0.46
THG Acquisition, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.08%	10/31/2031		660	(2)	(3)	—
THG Acquisition, LLC	(7)	First Lien Revolver	S + 4.75%	0.75%	9.08%	10/31/2031		330	23	23	—
World Insurance Associates, LLC	(8)	First Lien Term Loan	S + 6.00%	1.00%	10.31%	4/3/2028		199	198	198	0.03
									62,286	62,080	9.72

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
IT Services
BigTime Software, Inc.		First Lien Term Loan	S + 6.25%	0.00%	10.58%	6/30/2028	$200	$200	$200	0.03%
Cardinal Parent, Inc.	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.96%	11/12/2027	199	187	191	0.03
DCert Buyer, Inc.	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	10/16/2026	100	—	—	—
DT1 Midco Corp	(8)	First Lien Term Loan	S + 5.00%	0.00%	9.31%	12/30/2031	5,749	5,720	5,720	0.90
DT1 Midco Corp	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.31%	12/30/2031	2,005	(5)	(10)	—
DT1 Midco Corp	(7)	First Lien Revolver	S + 5.00%	0.00%	9.31%	12/30/2030	802	(4)	(4)	—
Govdelivery Holdings, LLC	(8)	First Lien Term Loan	S + 3.50%	0.75%	10.86% (Incl. 2.25% PIK)	1/17/2031	200	199	200	0.03
Marco Technologies, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	11/24/2026	200	200	200	0.03
Medallia, Inc.	(8)	First Lien Term Loan	S + 2.50%	0.75%	6.91%	10/29/2028	99	96	97	0.02
Noble Midco 3 Limited	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	6/24/2031	5,056	5,056	5,043	0.79
Noble Midco 3 Limited	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	6/11/2031	824	—	(2)	—
Noble Midco 3 Limited	(7)	First Lien Revolver	S + 5.25%	0.75%	9.56%	12/11/2030	1,120	—	(3)	—
Oeconnection LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	4/22/2031	4,418	4,418	4,410	0.69
Oeconnection LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.58%	4/22/2031	2,138	—	(4)	—
Oeconnection LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.00%	0.00%	8.33%	4/22/2031	771	(9)	(1)	—
Oeconnection LLC	(7)	First Lien Revolver	S + 4.00%	0.75%	8.33%	4/22/2031	482	(2)	(1)	—
Passageways, Inc.		First Lien Term Loan	S + 5.00%	1.00%	9.46%	7/21/2027	200	200	200	0.03
PDI TA Holdings, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.81%	1/29/2031	199	199	199	0.03
Ridge Trail US Bidco, Inc.	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.81%	9/30/2031	8,686	8,626	8,621	1.35
Ridge Trail US Bidco, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.06%	9/30/2031	2,995	(21)	(22)	—
Ridge Trail US Bidco, Inc.	(7)	First Lien Revolver	S + 4.50%	0.00%	8.81%	3/31/2031	998	263	262	0.04
Safety Borrower Holdings LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.70%	9/1/2027	3,492	3,492	3,473	0.54
Safety Borrower Holdings LLC	(7)	First Lien Revolver	P + 4.25%	0.00%	11.75%	9/1/2027	499	125	122	0.02
Sailpoint Technologies Holdings, Inc.	(6)(8)	First Lien Term Loan	S + 6.00%	0.75%	10.31%	8/16/2029	131	131	131	0.02
Spirit RR Holdings, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.16%	9/13/2028	3,252	3,245	3,228	0.51
Spirit RR Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.16%	9/13/2028	467	231	229	0.04
Spirit RR Holdings, Inc.	(7)	First Lien Revolver	S + 4.00%	0.75%	8.31%	9/13/2028	272	(1)	(2)	—
Storable, Inc.	(7)	First Lien Revolver	S + 2.75%	0.00%	7.08%	4/16/2026	100	25	25	—
Trunk Acquisition, Inc.	(8)	First Lien Term Loan	S + 6.00%	1.00%	10.46%	2/19/2030	199	199	198	0.03
Trunk Acquisition, Inc.	(8)	First Lien Term Loan	S + 6.00%	0.00%	10.46%	2/19/2030	1,814	1,807	1,805	0.28
Trunk Acquisition, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 6.00%	0.00%	10.46%	2/19/2030	1,845	(5)	(9)	—
VS Buyer, LLC	(7)	First Lien Revolver	S + 3.25%	0.00%	7.58%	4/12/2029	100	—	—	—
Welocalize, Inc.	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	6/23/2026	200	199	200	0.03
								34,771	34,696	5.44

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Life Sciences Tools & Services
Kwol Acquisition, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.00%	12/12/2029	$6,144	$6,144	$6,052	0.95%
Kwol Acquisition, Inc.	(7)	First Lien Revolver	S + 6.25%	0.75%	10.50%	12/12/2029	841	—	(13)	—
Sotera Health Holdings, LLC	(5)(6)(8)	First Lien Term Loan	S + 3.25%	0.00%	7.56%	5/30/2031	1,895	1,905	1,902	0.30
								8,049	7,941	1.25
Machinery
CD&R Hydra Buyer, Inc.	(5)(8)	First Lien Term Loan	S + 4.00%	0.00%	8.43%	3/25/2031	1,995	2,007	2,004	0.31
Clyde Industries Us Holdco, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	12/18/2025	197	197	197	0.03
Dynatect Group Holdings, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.91%	9/30/2026	200	200	200	0.03
Flow Control Solutions, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	3/30/2029	5,241	75	76	0.01
Flow Control Solutions, Inc.	(7)	First Lien Revolver	S + 6.00%	0.75%	10.31%	3/31/2029	936	(7)	(7)	—
Merlin Buyer, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.06%	12/14/2028	5,536	5,536	5,536	0.87
Merlin Buyer, Inc.	(7)	First Lien Revolver	S + 0.50%	0.00%	4.81%	12/14/2026	1,450	(14)	(14)	—
Process Equipment, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.00%	9.75%	9/6/2026	199	199	199	0.03
Process Insights Acquisition, Inc.	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.56%	7/18/2029	199	199	198	0.03
Victory Buyer LLC	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	11/19/2026	100	44	45	0.01
								8,436	8,434	1.32
Media
Fitness International LLC	(8)	First Lien Term Loan	S + 5.25%	0.00%	9.58%	2/12/2029	10,853	10,844	10,938	1.72
Getty Images, Inc.	(5)(6)(8)	First Lien Term Loan	S + 4.50%	0.00%	8.85%	2/19/2026	1,991	1,994	1,989	0.31
Klick Inc.	(6)(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	3/31/2028	732	725	725	0.11
Learfield Communications, LLC	(7)	First Lien Revolver	S + 3.25%	0.00%	7.58%	12/31/2027	100	—	—	—
MH Sub I, LLC	(5)(8)	First Lien Term Loan	S + 4.25%	0.00%	8.58%	12/11/2031	2,500	2,475	2,482	0.39
W2O Holdings, Inc.	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.00%	6/12/2028	1,604	1,597	1,600	0.25
W2O Holdings, Inc.		First Lien Delayed Draw Term Loan	S + 4.75%	1.00%	9.06%	6/12/2028	688	682	687	0.11
W2O Holdings, Inc.	(7)	First Lien Revolver	S + 4.75%	1.00%	9.00%	6/12/2028	132	39	39	0.01
								18,356	18,460	2.90
Oil, Gas and Consumable Fuels
Edpo, LLC	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.83%	12/8/2027	6,901	6,901	6,884	1.08
Edpo, LLC	(7)	First Lien Revolver	S + 4.50%	0.75%	8.83%	12/8/2026	81	28	28	—
Valicor PPC Intermediate II LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	7/24/2028	2,656	2,650	2,650	0.42
Valicor PPC Intermediate II LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	7/24/2028	930	928	928	0.15
Valicor PPC Intermediate II LLC	(8)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.33%	7/24/2028	442	441	441	0.07
Valicor PPC Intermediate II LLC	(7)	First Lien Revolver	S + 4.00%	1.00%	8.33%	1/24/2028	710	75	75	0.01
								11,023	11,006	1.73
Personal Care Products
Apothecary Products, LLC	(6)(8)	First Lien Term Loan	S + 5.75%	1.00%	10.10%	7/27/2025	194	194	194	0.03
Swanson Health Products, Incorporated	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.82%	6/30/2025	199	199	200	0.03
								393	394	0.06

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Pharmaceuticals
Bamboo US BidCo LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	12.93% (Incl. 3.38% PIK)	9/30/2030		$3,023	$3,023	$3,008	0.47%
Bamboo US BidCo LLC	(8)	First Lien Term Loan	E + 5.25%	1.00%	12.93% (Incl. 3.38% PIK)	9/30/2030	EUR	2,697	2,948	2,779	0.44
Bamboo US BidCo LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.00%	9.58%	9/30/2030		1,892	270	264	0.04
Bamboo US BidCo LLC	(7)	First Lien Revolver	S + 6.00%	0.00%	10.31%	10/1/2029		826	—	(4)	—
Bridges Consumer Healthcare Intermediate LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.56%	12/20/2031		4,708	4,685	4,684	0.73
Bridges Consumer Healthcare Intermediate LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	1.00%	9.56%	12/20/2031		2,235	—	(11)	—
Bridges Consumer Healthcare Intermediate LLC	(7)	First Lien Revolver	S + 5.25%	0.00%	9.56%	12/20/2031		894	—	(4)	—
Exactcare Parent Inc	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.81%	11/5/2029		199	199	199	0.03
Tersera Therapeutics, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.06%	4/4/2029		3,874	3,874	3,874	0.61
Tersera Therapeutics, LLC	(7)	First Lien Revolver	S + 6.75%	1.00%	11.06%	4/4/2029		116	—	—	—
TWL Holdings Corp	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.71%	11/6/2026		200	200	200	0.03
									15,199	14,989	2.35
Professional Services
Analytic Partners, LP	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	4/4/2030		199	199	199	0.03
Analytic Partners, LP	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	4/4/2030		3,713	3,702	3,699	0.58
Analytic Partners, LP	(7)	First Lien Revolver	S + 4.75%	0.00%	9.08%	4/4/2030		502	(2)	(2)	—
Applied Technical Services, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.21%	12/29/2026		199	196	196	0.03
Aprio Advisory Group, LLC	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	8/1/2031		7,536	7,518	7,518	1.18
Aprio Advisory Group, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.75%	9.06%	8/1/2031		3,277	1,505	1,504	0.24
Aprio Advisory Group, LLC	(7)	First Lien Revolver	S + 4.75%	0.75%	9.06%	8/1/2031		1,638	520	520	0.08
AQ Carver Buyer, Inc.	(7)	First Lien Revolver	S + 5.25%	0.00%	9.58%	8/2/2028		100	—	—	—
Carr, Riggs & Ingram Capital, L.L.C.	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.06%	11/18/2031		2,875	2,861	2,861	0.45
Carr, Riggs & Ingram Capital, L.L.C.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.50%	9.06%	11/18/2031		1,458	(4)	(7)	—
Carr, Riggs & Ingram Capital, L.L.C.	(7)	First Lien Revolver	S + 3.75%	0.50%	8.06%	11/18/2031		667	80	80	0.01
Clinical Education Alliance, LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.46%	12/21/2026		100	99	98	0.02
Crisis Prevention Institute, Inc.	(7)	First Lien Revolver	S + 4.75%	0.50%	9.08%	4/9/2029		100	—	—	—
Disa Holdings Corp.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	9/9/2028		2,854	2,854	2,817	0.44
Disa Holdings Corp.	(8)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	9/9/2028		556	556	549	0.09
Disa Holdings Corp.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	9/11/2028		591	68	60	0.01
DTI Holdco, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.08%	4/26/2029		199	201	201	0.03
Foreigner Bidco Inc.	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.93%	4/19/2028		200	200	199	0.03
Grant Thornton Advisors LLC	(5)(6)(8)	First Lien Term Loan	S + 2.75%	0.00%	7.06%	6/2/2031		1,202	1,202	1,204	0.19
Grant Thornton Advisors LLC	(5)(6)(7)(8)	First Lien Delayed Draw Term Loan	S + 2.75%	0.00%	7.06%	6/2/2031		147	—	—	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Professional Services (continued)
Ground Penetrating Radar Systems, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.58%	4/2/2031	$9,041	$9,041	$9,041	1.42%
Ground Penetrating Radar Systems, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.08%	4/2/2031	2,158	—	—	—
Ground Penetrating Radar Systems, LLC	(7)	First Lien Revolver	P + 4.25%	1.00%	11.75%	4/2/2031	1,151	144	144	0.02
HSI Halo Acquisition Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	6/30/2031	7,825	7,806	7,806	1.22
HSI Halo Acquisition Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	6/28/2031	1,397	239	239	0.04
HSI Halo Acquisition Inc.	(7)	First Lien Revolver	S + 5.00%	0.00%	9.31%	6/28/2030	932	(2)	(2)	—
IG Investments Holdings, LLC		First Lien Term Loan	S + 5.00%	0.75%	9.31%	9/22/2028	2,608	2,596	2,596	0.41
IG Investments Holdings, LLC	(7)	First Lien Revolver	S + 4.00%	0.75%	8.31%	9/22/2028	293	(1)	(1)	—
Iris Buyer LLC	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.56%	10/2/2030	199	197	199	0.03
KENE Acquisition, Inc.	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.58%	2/8/2031	199	200	200	0.03
Keng Acquisition, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	8/1/2029	199	197	199	0.03
Marina Acquisition, Inc.	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.31%	7/1/2030	2,146	2,125	2,125	0.33
Marina Acquisition, Inc.	(7)	First Lien Revolver	S + 4.00%	0.00%	8.31%	7/1/2030	307	(3)	(3)	—
MHE Intermediate Holdings, LLC	(8)	First Lien Term Loan	S + 6.00%	1.00%	10.46%	7/21/2027	200	200	200	0.03
Propio LS, LLC	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.75%	7/17/2030	7,064	7,030	7,046	1.11
Propio LS, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	0.00%	8.75%	7/17/2030	3,409	(17)	(9)	—
Propio LS, LLC	(7)	First Lien Revolver	S + 6.00%	0.75%	10.25%	7/17/2029	1,704	(8)	(4)	—
Rimkus Consulting Group, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.50%	4/1/2031	8,962	8,962	8,917	1.40
Rimkus Consulting Group, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.50%	4/1/2031	2,251	239	228	0.04
Rimkus Consulting Group, Inc.	(7)	First Lien Revolver	S + 5.25%	0.75%	9.50%	4/1/2030	1,201	—	(6)	—
Ruppert Landscape, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.75%	0.75%	10.06%	12/1/2028	4,804	748	728	0.11
Ruppert Landscape, LLC	(7)	First Lien Revolver	S + 5.75%	0.75%	10.06%	12/1/2028	320	(3)	(4)	—
Skopima Consilio Parent LLC	(5)(8)	First Lien Term Loan	S + 3.75%	0.50%	8.08%	5/12/2028	2,172	2,178	2,183	0.34
Tempo Buyer Corp.	(8)	First Lien Term Loan	S + 4.75%	0.75%	9.06%	8/26/2028	199	199	199	0.03
USRP Holdings, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	12/31/2029	8,677	8,635	8,677	1.36
USRP Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	12/31/2029	2,773	(12)	—	—
USRP Holdings, Inc.	(7)	First Lien Revolver	S + 5.50%	0.75%	9.83%	12/31/2029	900	(4)	—	—
Vaco Holdings, LLC	(7)	First Lien Revolver	S + 5.00%	0.00%	9.33%	1/21/2027	100	—	—	—
Vensure Employer Services, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.50%	9.31%	9/27/2031	1,947	1,937	1,938	0.30
Vensure Employer Services, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.00%	9.31%	9/27/2031	476	(2)	(2)	—
YA Intermediate Holdings II, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.31%	10/1/2031	5,419	5,392	5,392	0.85
YA Intermediate Holdings II, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	10/1/2031	2,258	(6)	(11)	—
YA Intermediate Holdings II, LLC	(7)	First Lien Revolver	S + 4.00%	0.75%	8.31%	10/1/2031	1,084	49	49	0.01
								79,811	79,760	12.52
Real Estate Management and Development
Sako and Partners Lower Holdings LLC.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	9/15/2028	6,566	6,551	6,549	1.03
Sako and Partners Lower Holdings LLC.	(7)	First Lien Revolver	S + 6.00%	1.00%	10.31%	9/15/2028	418	(1)	(1)	—
								6,550	6,548	1.03

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software
365 Retail Markets, LLC	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.81%	12/22/2028	$3,876	$3,876	$3,852	0.60%
365 Retail Markets, LLC	(8)	First Lien Delayed Draw Term Loan	S + 4.50%	1.00%	8.81%	12/22/2028	1,753	1,753	1,742	0.27
365 Retail Markets, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	1.00%	8.81%	12/22/2028	1,371	914	906	0.14
Adelaide Borrower, LLC		First Lien Term Loan	S + 6.25%	0.75%	10.56%	5/8/2030	200	198	198	0.03
Alta Buyer, LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.31%	12/21/2027	199	199	199	0.03
AQA Acquisition Holding, Inc.	(7)	First Lien Revolver	S + 3.50%	0.00%	7.83%	3/3/2028	100	—	—	—
Artifact Bidco, Inc.	(8)	First Lien Term Loan	S + 4.50%	0.50%	8.81%	7/28/2031	3,354	3,331	3,329	0.52
Artifact Bidco, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.50%	0.50%	8.81%	7/25/2031	821	(6)	(6)	—
Artifact Bidco, Inc.	(7)	First Lien Revolver	S + 4.50%	0.50%	8.81%	7/26/2030	399	(3)	(3)	—
Artifact Bidco, Inc.	(7)	First Lien Revolver	S + 4.50%	0.50%	8.81%	7/26/2030	188	(1)	(1)	—
Banker's Toolbox, Inc.	(8)	First Lien Term Loan	S + 4.50%	0.75%	8.81%	7/27/2027	199	199	199	0.03
Bluecat Networks (USA) Inc.	(6)(8)	First Lien Term Loan	S + 5.00%	0.00%	9.31%	8/8/2028	1,473	1,462	1,462	0.23
Camelot U.S. Acquisition LLC	(5)(6)(8)	First Lien Term Loan	S + 2.75%	0.00%	7.08%	1/31/2031	3,067	3,075	3,068	0.48
Catalis Intermediate, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.00%	9.96%	8/4/2027	100	99	98	0.02
Central Parent LLC	(5)(8)	First Lien Term Loan	S + 3.25%	0.00%	7.58%	7/6/2029	1,746	1,737	1,725	0.27
Cloud Software Group, Inc.	(7)	First Lien Revolver	S + 3.75%	0.00%	8.08%	9/30/2027	100	—	—	—
Concord Global Acquisition, LLC,	(8)	First Lien Term Loan	S + 4.75%	0.00%	9.06%	12/29/2031	3,946	3,926	3,926	0.62
Concord Global Acquisition, LLC,	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.06%	12/29/2031	1,715	(4)	(9)	—
Concord Global Acquisition, LLC,	(7)	First Lien Revolver	S + 4.75%	0.00%	9.06%	12/29/2031	686	(3)	(3)	—
Digital.AI Software Holdings, Inc.	(8)	First Lien Term Loan	S + 6.00%	1.00%	10.31%	8/10/2028	100	100	100	0.02
DS Admiral Bidco, LLC	(7)	First Lien Revolver	S + 4.00%	0.00%	8.33%	6/26/2029	100	23	23	—
DT Intermediate Holdco, Inc.	(8)	First Lien Term Loan	10.59% (Incl. 3.25% PIK)	0.75%	10.59% (Incl. 3.25% PIK)	2/24/2028	3,299	3,283	3,274	0.51
DT Intermediate Holdco, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.75%	9.81%	2/24/2028	1,658	(8)	(12)	—
e-Discovery AcquireCo, LLC	(8)	First Lien Term Loan	S + 6.25%	1.00%	10.56%	8/29/2029	200	200	199	0.03
Eclipse Buyer, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.08%	9/8/2031	7,862	7,823	7,823	1.23
Eclipse Buyer, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.50%	9.08%	9/5/2031	1,333	(7)	(7)	—
Eclipse Buyer, Inc.	(7)	First Lien Revolver	S + 4.75%	0.50%	9.08%	9/5/2031	676	(3)	(3)	—
Empyrean Solutions, LLC	(8)	First Lien Term Loan	S + 4.75%	0.00%	9.06%	11/26/2031	1,382	1,376	1,376	0.22
Empyrean Solutions, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.00%	9.06%	11/26/2031	553	(1)	(3)	—
Empyrean Solutions, LLC	(7)	First Lien Revolver	S + 4.75%	0.00%	9.06%	11/26/2031	207	(1)	(1)	—
Enverus Holdings, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.83%	12/24/2029	1,979	1,979	1,979	0.31
Enverus Holdings, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.75%	9.83%	12/22/2029	142	—	—	—
Enverus Holdings, Inc.	(7)	First Lien Revolver	S + 5.50%	0.00%	9.83%	12/22/2029	214	6	6	—
ESG Investments, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.96%	3/11/2028	199	199	199	0.03
Governmentjobs.Com, Inc.	(8)	First Lien Term Loan	S + 5.00%	0.00%	9.33%	12/1/2028	200	199	200	0.03
GS Acquisitionco, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.31%	5/25/2028	200	44	44	0.01
Hyphen Solutions, LLC	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.93%	10/27/2026	199	199	199	0.03
Kipu Buyer, LLC	(8)	First Lien Term Loan	S + 4.25%	1.00%	8.56%	1/27/2027	199	199	199	0.03

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares		Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
KPA Parent Holdings, Inc.	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.18%	7/19/2026		$5,289	$5,289	$5,289	0.83%
KPA Parent Holdings, Inc.	(8)	First Lien Delayed Draw Term Loan	S + 5.75%	1.00%	10.18%	7/19/2026		1,018	1,018	1,018	0.16
KPA Parent Holdings, Inc.	(7)	First Lien Revolver	S + 5.50%	1.00%	9.93%	7/17/2026		677	—	—	—
Litera Bidco LLC	(8)	First Lien Term Loan	S + 5.00%	1.00%	9.33%	5/1/2028		199	199	199	0.03
LogicMonitor, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.83%	11/19/2031		200	200	199	0.03
Mastery Acquisition Corp.	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.50%	9/7/2029		199	199	200	0.03
McAfee Corp.	(5)(8)	First Lien Term Loan	S + 3.00%	0.50%	7.33%	3/1/2029		2,500	2,506	2,505	0.39
Monotype Imaging Holdings Inc.	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.81%	2/28/2031		1,229	1,233	1,229	0.19
Monotype Imaging Holdings Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.50%	0.00%	9.81%	2/28/2031		103	24	24	—
Monotype Imaging Holdings Inc.	(7)	First Lien Revolver	S + 5.50%	0.75%	9.81%	2/28/2030		154	—	—	—
Montana Buyer Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	7/22/2029		2,664	2,657	2,664	0.42
Montana Buyer Inc.	(7)	First Lien Revolver	P + 5.75%	0.00%	13.25%	7/21/2028		307	52	53	0.01
MRI Software LLC	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.06%	2/10/2027		6,984	6,951	7,001	1.10
MRI Software LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	1.00%	9.06%	2/10/2027		1,293	117	127	0.02
MRI Software LLC	(7)	First Lien Revolver	S + 4.75%	1.00%	9.16%	2/10/2026		265	13	15	—
Nasuni Corporation	(8)	First Lien Term Loan	S + 5.75%	0.75%	10.06%	9/10/2030		6,250	6,204	6,206	0.97
Nasuni Corporation	(7)	First Lien Revolver	S + 5.75%	0.75%	10.06%	9/10/2030		1,302	(10)	(9)	—
Navex Topco, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.75%	9.83%	11/8/2030		5,190	5,190	5,190	0.81
Navex Topco, Inc.	(7)	First Lien Revolver	S + 5.75%	0.75%	10.08%	11/7/2028		1,797	—	—	—
North Star Acquisitionco, LLC	(6)(8)	First Lien Term Loan	S + 4.75%	1.00%	9.06%	5/3/2029		4,385	4,374	4,385	0.69
North Star Acquisitionco, LLC	(6)(8)	First Lien Term Loan	C + 4.75%	0.00%	8.00%	5/3/2029	CAD	1,545	1,115	1,074	0.17
North Star Acquisitionco, LLC	(6)(7)	First Lien Delayed Draw Term Loan	S + 5.00%	1.00%	9.31%	5/3/2029		276	264	264	0.04
North Star Acquisitionco, LLC	(6)(7)	First Lien Revolver	S + 6.00%	1.00%	10.31%	5/3/2029		780	(2)	—	—
Pegasus Transtech Holding, LLC	(8)	First Lien Term Loan	S + 6.00%	1.00%	10.33%	11/17/2026		199	199	199	0.03
Perforce Software, Inc.	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.08%	3/21/2031		2,036	2,038	2,013	0.32
Prism Parent Co. Inc.	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	9/19/2028		5,566	5,458	5,454	0.86
Prism Parent Co. Inc.	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	9/19/2028		1,420	544	542	0.09
Renaissance Holding Corp	(5)(8)	First Lien Term Loan	S + 4.00%	0.50%	8.33%	4/5/2030		1,995	1,996	1,993	0.31
Routeware, Inc.		First Lien Term Loan	S + 5.25%	1.00%	9.56%	9/18/2031		3,182	3,167	3,174	0.50
Routeware, Inc.	(7)	First Lien Delayed Draw Term Loan	S + 8.00%	1.00%	12.31%	9/18/2031		1,477	(7)	(4)	—
Routeware, Inc.	(7)	First Lien Revolver	S + 8.00%	1.00%	12.31%	9/18/2031		341	(2)	(1)	—
Spartan Bidco PTY LTD	(6)(8)	First Lien Term Loan	S + 0.75%	0.00%	11.21% (Incl. 6.00% PIK)	1/24/2028		4,815	4,778	4,771	0.75
Spartan Bidco PTY LTD	(6)(7)	First Lien Revolver	S + 6.75%	0.00%	11.06%	1/24/2028		385	(4)	(4)	—
Thunder Purchaser, Inc.	(8)	First Lien Term Loan	S + 5.50%	0.00%	9.96%	6/30/2028		200	200	200	0.03
Trimech Acquisition Corp.	(8)	First Lien Term Loan	S + 4.75%	1.00%	9.06%	3/10/2028		925	917	916	0.14
Trimech Acquisition Corp.	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	1.00%	9.06%	3/10/2028		2,480	(24)	(25)	—
Trimech Acquisition Corp.	(7)	First Lien Revolver	S + 4.75%	0.00%	9.06%	3/10/2028		1,550	78	78	0.01
Validity, Inc.	(6)(8)	First Lien Term Loan	S + 5.25%	1.00%	9.68%	5/30/2026		200	200	200	0.03
WatchGuard Technologies, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.58%	7/2/2029		199	198	198	0.03
									93,691	93,614	14.68

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Specialty Retail
Shock Doctor Intermediate, LLC	(8)	First Lien Term Loan	S + 5.75%	1.00%	10.06%	11/20/2029	$199	$199	$199	0.03%
								199	199	0.03
Technology Hardware, Storage and Peripherals
TA TT Buyer, LLC	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.06%	4/2/2029	199	199	200	0.03
Ubeo, LLC	(8)	First Lien Term Loan	S + 5.25%	1.00%	9.71%	4/3/2026	199	199	199	0.03
Victors Purchaser, LLC	(8)	First Lien Term Loan	S + 4.75%	0.50%	9.06%	8/15/2031	9,217	9,195	9,194	1.44
Victors Purchaser, LLC	(7)	First Lien Delayed Draw Term Loan	S + 4.75%	0.50%	9.06%	8/15/2031	2,194	(5)	(5)	—
Victors Purchaser, LLC	(7)	First Lien Revolver	S + 4.75%	0.00%	9.06%	8/15/2031	1,254	184	180	0.03
								9,772	9,768	1.53
Textiles, Apparel and Luxury Goods
MTI Group Acquisition Company	(6)(8)	First Lien Term Loan	S + 6.00%	1.00%	14.93% (Incl. 4.50% PIK)	3/31/2025	100	100	100	0.02
Team Acquisition Corporation	(7)	First Lien Revolver	S + 5.50%	1.00%	9.83%	11/21/2028	100	—	(4)	—
Varsity Brands, Inc.	(5)(8)	First Lien Term Loan	S + 3.75%	0.00%	8.06%	8/26/2031	2,000	2,010	2,005	0.31
								2,110	2,101	0.33
Trading Companies and Distributors
Graffiti Buyer, Inc.	(8)	First Lien Term Loan	S + 5.50%	1.00%	9.91%	8/10/2027	199	197	194	0.03
Kele Holdco, Inc.	(8)	First Lien Term Loan	S + 4.50%	1.00%	8.83%	2/21/2028	200	200	200	0.03
Surfaceprep Buyer, LLC	(8)	First Lien Term Loan	S + 5.00%	0.75%	9.33%	2/4/2030	1,911	1,911	1,887	0.30
Surfaceprep Buyer, LLC	(7)	First Lien Delayed Draw Term Loan	S + 5.00%	0.75%	9.33%	2/4/2030	362	212	207	0.03
Surfaceprep Buyer, LLC	(7)	First Lien Revolver	S + 5.00%	0.75%	9.33%	2/4/2030	362	45	41	0.01
								2,565	2,529	0.40
Transportation Infrastructure
Psc Parent, Inc.	(8)	First Lien Term Loan	S + 5.25%	0.75%	9.58%	4/3/2031	1,630	1,630	1,630	0.26
Psc Parent, Inc.	(7)(8)	First Lien Delayed Draw Term Loan	S + 5.25%	0.75%	9.58%	4/3/2031	661	272	272	0.04
Psc Parent, Inc.	(7)	First Lien Revolver	S + 4.25%	0.00%	8.58%	4/3/2030	292	208	208	0.03
								2,110	2,110	0.33
Wireless Telecommunication Services
Alert Media, Inc.		First Lien Term Loan	S + 6.50%	1.00%	11.06% (Incl. 10.06% PIK)	4/12/2027	420	419	420	0.07
Alert Media, Inc.	(7)	First Lien Revolver	S + 5.00%	1.00%	9.31%	4/12/2027	109	—	—	—
CCI Buyer, Inc.	(5)(8)	First Lien Term Loan	S + 4.00%	0.75%	8.33%	12/17/2027	2,239	2,251	2,244	0.35
								2,670	2,664	0.42
Total Secured Debt Investments								845,082	843,710	132.36

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate Floor	Interest Rate (2)	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Unsecured Debt Investments

Diversified Consumer Services
Apex Service Partners Intermediate 2, LLC		Subordinated Unsecured Delayed Draw Term Loan	N/A	0.00%	14.25%	4/23/2031	$721	$713	$703	0.11%
								713	703	0.11
Total Unsecured Debt Investments								713	703	0.11

Equity Investments
Diversified Consumer Services
Seahawk Bidco, LLC	(9)	LP Units					1	1,301	1,301	0.20
								1,301	1,301	0.20
Electronic Equipment, Instruments and Components
Wildcat Topco, Inc.	(9)	LP Units					52	52	52	0.01
								52	52	0.01
Health Care Technology
DeLorean Purchaser, Inc.	(9)	Common					435	435	435	0.07
								435	435	0.07
IT Services
DT1 Midco Corp	(9)	Common					1,159	1,159	1,159	0.18
								1,159	1,159	0.18
Software
Concord Global Acquisition, LLC,	(9)	LP Units					1	1,000	1,000	0.16
								1,000	1,000	0.16
Total Equity Investments								3,947	3,947	0.62
Total Investments - non-controlled/non-affiliated								849,742	848,360	133.09

Cash Equivalents
BlackRock Liquidity T-Fund - Institutional Shares	(11)							39,527	39,527	6.20
Total Cash Equivalents								39,527	39,527	6.20
Total Portfolio Investments and Cash Equivalents								$889,269	$887,887	139.29%

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

1.	Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments.

2.	The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate ("SOFR" or "S"), Prime Rate (“Prime” or “P”), Canadian Dollar Offered Rate ("CDOR" or "C"), Sterling Overnight Index Average ("SONIA" or "SON"), Euro Interbank Offered Rate ("EURIBOR" or "E") or other relevant benchmark, which reset daily, monthly, quarterly, semiannually or annually. For each such investment, the Company has provided the spread over reference rates and the current contractual interest rate in effect on December 31, 2024. Certain investments are subject to an interest rate floor, or rate cap. Certain investments contain a Payment-in-Kind (“PIK”) provision. SOFR based contracts may include a credit spread adjustment, which is included within the stated all-in interest rate, if applicable, that is charged in addition to the base rate and the stated spread.

3.	Investments with par value / shares less than 500 shown as zero.

4.	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

5.	These investments were not valued using unobservable inputs and are not considered Level 3 investments. Fair value was determined in good faith by the Adviser as the Company’s valuation designee, subject to the oversight of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

6.	The investment is not a qualifying asset, in whole or in part, under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2024, non-qualifying assets represented 6.65% of total assets as calculated in accordance with regulatory requirements.

7.	Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied. See the following page for more information on the Company’s unfunded commitments.

8.	Position or portion thereof is pledged as collateral under the Morgan Stanley Facility.

9.	Security exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2024, the aggregate fair value of these securities is $3,947 or 0.62% of the Company’s net assets. The acquisition date of DeLorean Purchaser, Inc. was December 16, 2024. The acquisition date of Seahawk Bidco, LLC was December 19, 2024. The acquisition date of Wildcat Topco, Inc. was December 23, 2024. The acquisition date of Concord Global Acquisition, LLC was December 27, 2024. The acquisition date of DT1 Midco Corp was December 30, 2024.

10.	These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so (see Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC).

11.	Cash equivalents amounting to $39,527 are invested in money market funds (BlackRock Liquidity T-Fund - Institutional Shares) and would be categorized as Level 1 under the ASC 820 fair value level hierarchy as of December 31, 2024.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
123Dentist Inc.	Delayed Draw Term Loan	8/10/2026	$5,260	$(25)
365 Retail Markets, LLC	Delayed Draw Term Loan	6/15/2025	457	(3)
AB Centers Acquisition Corporation	Revolver	7/2/2031	226	(2)
AB Centers Acquisition Corporation	Delayed Draw Term Loan	7/2/2026	422	(3)
Accession Risk Management, Inc	Revolver	11/1/2029	231	—
Accession Risk Management, Inc	Delayed Draw Term Loan	8/16/2026	1,766	2
Acentra Holdings, LLC	Delayed Draw Term Loan	3/20/2026	220	(1)
Alert Media, Inc.	Revolver	4/12/2027	109	—
AMBA Buyer, Inc.	Revolver	7/30/2027	223	(2)
Amerilife Holdings LLC	Delayed Draw Term Loan	6/18/2026	6,322	—
Analytic Partners, LP	Revolver	4/4/2030	502	(2)
Anchor Packaging, LLC	Revolver	4/17/2029	100	—
Apex Service Partners, LLC	Revolver	10/24/2029	211	(1)
Aprio Advisory Group, LLC	Delayed Draw Term Loan	8/2/2026	1,764	(4)
Aprio Advisory Group, LLC	Revolver	8/1/2031	1,114	(3)
AQ Carver Buyer, Inc.	Revolver	8/2/2028	100	—
AQA Acquisition Holding, Inc.	Revolver	3/3/2028	100	—
Arax MidCo, LLC	Delayed Draw Term Loan	10/14/2025	710	(8)
Arax MidCo, LLC	Revolver	4/11/2029	431	(5)
Artifact Bidco, Inc.	Revolver	7/26/2030	399	(3)
Artifact Bidco, Inc.	Delayed Draw Term Loan	7/27/2027	821	(6)
Artifact Bidco, Inc.	Revolver	7/26/2030	188	(1)
Athenahealth Group Inc.	Revolver	2/16/2027	100	—
Ave Holdings III, Corp	Revolver	2/25/2028	514	(6)
AWP Group Holdings, Inc.	Revolver	12/23/2030	303	(1)
Bamboo US BidCo LLC	Revolver	10/1/2029	826	(4)
Bamboo US BidCo LLC	Delayed Draw Term Loan	3/29/2025	1,619	(8)
BC Group Holdings, Inc.	Delayed Draw Term Loan	12/21/2026	5,893	(44)
BCPE North Star US Holdco 2, Inc.	Revolver	6/10/2026	14	(1)
Beyond Risk Parent Holdings, Inc.	Delayed Draw Term Loan	4/9/2026	5,843	(44)
Blackbird Purchaser, Inc.	Delayed Draw Term Loan	12/19/2025	119	—
Blackbird Purchaser, Inc.	Revolver	12/19/2029	93	—
Blackhawk Industrial Distribution, Inc.	Revolver	9/17/2026	848	(3)
Blackhawk Industrial Distribution, Inc.	Delayed Draw Term Loan	5/13/2025	492	(2)
Bracket Intermediate Holding Corp.	Revolver	2/7/2028	100	(2)
BradyPlus Holdings, LLC	Delayed Draw Term Loan	11/1/2025	551	(5)
Bridges Consumer Healthcare Intermediate LLC	Delayed Draw Term Loan	12/21/2026	2,235	(11)
Bridges Consumer Healthcare Intermediate LLC	Revolver	12/22/2031	894	(4)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
BVI Medical, Inc.	Revolver	8/28/2025	$14	$—
Carr, Riggs & Ingram Capital, L.L.C.	Revolver	11/18/2031	583	(3)
Carr, Riggs & Ingram Capital, L.L.C.	Delayed Draw Term Loan	11/18/2026	1,458	(7)
Cerity Partners Equity Holding LLC	Revolver	7/28/2028	542	—
Cerity Partners Equity Holding LLC	Delayed Draw Term Loan	6/7/2026	5,612	—
CFGI Holdings, LLC	Revolver	11/2/2027	270	(2)
CFs Brands, LLC	Delayed Draw Term Loan	4/2/2025	169	(2)
CFs Brands, LLC	Revolver	10/2/2029	493	(5)
Chg Ppc Parent LLC	Revolver	12/8/2026	98	(1)
Cloud Software Group, Inc.	Revolver	12/15/2028	100	—
Cold Chain Technologies, LLC	Revolver	7/2/2026	522	(1)
Collision Sp Subco, LLC	Delayed Draw Term Loan	1/30/2026	564	—
Collision Sp Subco, LLC	Revolver	1/29/2030	271	—
Concord Global Acquisition, LLC,	Delayed Draw Term Loan	12/28/2026	1,715	(9)
Concord Global Acquisition, LLC,	Revolver	12/26/2031	686	(3)
Continental Buyer, Inc.	Delayed Draw Term Loan	4/3/2026	1,911	(27)
Continental Buyer, Inc.	Revolver	4/2/2031	717	(10)
CPC/Cirtec Holdings, Inc	Revolver	10/31/2028	558	(1)
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	1,530	(2)
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	561	(1)
Crisis Prevention Institute, Inc.	Revolver	4/9/2029	100	—
Cub Financing Intermediate, LLC	Delayed Draw Term Loan	6/28/2026	1,741	(8)
CVP Holdco, Inc.	Delayed Draw Term Loan	6/29/2026	1,715	(4)
CVP Holdco, Inc.	Revolver	6/28/2030	686	(2)
DCert Buyer, Inc.	Revolver	10/16/2026	100	—
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	1,169	—
DeLorean Purchaser, Inc.	Revolver	12/16/2031	653	(5)
Denali Buyerco LLC	Delayed Draw Term Loan	3/6/2026	1,130	(5)
Disa Holdings Corp.	Delayed Draw Term Loan	3/1/2026	523	(7)
DS Admiral Bidco, LLC	Revolver	6/26/2029	77	—
DT Intermediate Holdco, Inc.	Delayed Draw Term Loan	9/14/2026	1,658	(12)
DT1 Midco Corp	Delayed Draw Term Loan	12/30/2026	2,005	(10)
DT1 Midco Corp	Revolver	12/30/2030	802	(4)
Dwyer Instruments, LLC	Revolver	7/20/2029	706	(7)
Dwyer Instruments, LLC	Delayed Draw Term Loan	11/21/2026	505	(5)
Eclipse Buyer, Inc.	Revolver	9/6/2031	676	(3)
Eclipse Buyer, Inc.	Delayed Draw Term Loan	9/7/2026	1,333	(7)
Edgeco Buyer, Inc.	Delayed Draw Term Loan	12/20/2026	2,771	(14)
Edgeco Buyer, Inc.	Revolver	6/1/2028	304	(2)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Edpo, LLC	Revolver	12/8/2026	$53	$—
Empower Payments Investor, LLC	Revolver	3/12/2030	163	—
Empower Payments Investor, LLC	Delayed Draw Term Loan	3/12/2026	306	—
Empyrean Solutions, LLC	Revolver	11/26/2031	207	(1)
Empyrean Solutions, LLC	Delayed Draw Term Loan	11/25/2026	553	(3)
Ensemble RCM, LLC	Revolver	6/27/2028	100	—
Enthusiast Auto Holdings, LLC	Revolver	12/19/2026	64	—
Enverus Holdings, Inc.	Delayed Draw Term Loan	12/22/2025	142	—
Enverus Holdings, Inc.	Revolver	12/24/2029	207	—
Eos Fitness Opco Holdings, LLC	Revolver	1/5/2028	384	(1)
Eos Fitness Opco Holdings, LLC	Delayed Draw Term Loan	9/25/2026	641	(2)
Essential Services Holding Corporation	Revolver	6/17/2030	247	(1)
Essential Services Holding Corporation	Delayed Draw Term Loan	6/17/2026	395	(1)
Excelitas Technologies Corp.	Delayed Draw Term Loan	5/1/2026	2,522	(6)
Eyesouth Eye Care Holdco, LLC	Delayed Draw Term Loan	4/1/2026	4,256	(43)
Flint Opco, LLC	Delayed Draw Term Loan	6/1/2026	2,093	—
Flow Control Solutions, Inc.	Revolver	3/31/2029	936	(7)
Flow Control Solutions, Inc.	Delayed Draw Term Loan	6/28/2026	5,129	(35)
Foreside Financial Group, LLC	Delayed Draw Term Loan	3/13/2026	11,650	—
Formulations Parent Corporation	Revolver	11/15/2029	100	—
FR Vision Holdings Inc	Revolver	1/22/2030	248	—
FR Vision Holdings Inc	Delayed Draw Term Loan	1/20/2026	572	—
Grant Thornton Advisors LLC	Delayed Draw Term Loan	6/2/2031	147	—
Ground Penetrating Radar Systems, LLC	Delayed Draw Term Loan	4/3/2027	2,158	—
Ground Penetrating Radar Systems, LLC	Revolver	4/2/2031	1,007	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	156	—
GSV Holding, LLC	Revolver	10/18/2030	217	(1)
Harvey Tool Company, LLC	Revolver	10/26/2027	964	(2)
Harvey Tool Company, LLC	Delayed Draw Term Loan	6/28/2026	3,213	(7)
Health Buyer LLC	Delayed Draw Term Loan	5/15/2026	2,643	(12)
HeartLand PPC Buyer, LLC	Delayed Draw Term Loan	12/13/2025	328	(1)
HeartLand PPC Buyer, LLC	Revolver	12/12/2029	265	(1)
Heights Buyer, LLC	Delayed Draw Term Loan	8/26/2025	874	—
Heights Buyer, LLC	Revolver	8/25/2028	764	—
Hercules Borrower LLC	Revolver	12/15/2026	459	—
Highline Aftermarket Acquisition, LLC	Revolver	8/10/2027	100	—
HighTower Holding, LLC	Revolver	10/21/2027	100	—
HP RSS Buyer, Inc.	Delayed Draw Term Loan	3/12/2026	2,534	(44)
HSI Halo Acquisition Inc.	Delayed Draw Term Loan	6/28/2026	1,155	(3)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
HSI Halo Acquisition Inc.	Revolver	6/28/2030	$932	$(2)
HT Intermediary III, Inc.	Revolver	11/12/2030	496	(2)
HT Intermediary III, Inc.	Delayed Draw Term Loan	11/13/2026	1,527	(7)
Hydraulic Technologies USA LLC	Revolver	6/3/2030	98	(1)
IG Investments Holdings, LLC	Revolver	9/22/2028	293	(1)
ImageFirst Holdings, LLC	Revolver	4/27/2028	80	—
Imagine 360 LLC	Revolver	9/30/2028	327	(2)
Imagine 360 LLC	Delayed Draw Term Loan	9/20/2026	767	(4)
IMO Investor Holdings, Inc.	Revolver	5/11/2028	359	—
Innovetive Petcare, Inc.	Delayed Draw Term Loan	11/19/2026	1,877	(23)
Integrated Power Services Holdings, Inc.	Delayed Draw Term Loan	5/7/2026	7,978	(16)
Invictus Buyer, LLC	Delayed Draw Term Loan	6/4/2026	3,266	—
Invictus Buyer, LLC	Revolver	6/3/2031	1,210	—
JHCC Holdings LLC	Revolver	9/9/2027	84	—
KPA Parent Holdings, Inc.	Revolver	7/17/2026	677	—
Kriv Acquisition Inc.	Delayed Draw Term Loan	9/26/2026	1,338	(7)
Kwol Acquisition, Inc.	Revolver	12/12/2029	841	(13)
Learfield Communications, LLC	Revolver	12/31/2027	100	—
Lightbeam Bidco Inc	Revolver	5/4/2029	491	—
Lightbeam Bidco Inc	Delayed Draw Term Loan	5/7/2025	907	—
Marina Acquisition, Inc.	Revolver	7/1/2030	307	(3)
Mclarens Midco Inc.	Delayed Draw Term Loan	12/19/2025	592	—
MDC Interior Acquisition Inc	Revolver	4/26/2030	42	—
Merlin Buyer, Inc.	Revolver	12/14/2026	1,450	(15)
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	6/4/2026	1,455	(10)
Minotaur Acquisition, Inc.	Revolver	6/3/2030	873	(6)
Monotype Imaging Holdings Inc.	Revolver	2/28/2030	154	—
Monotype Imaging Holdings Inc.	Delayed Draw Term Loan	2/28/2026	79	—
Montana Buyer Inc.	Revolver	7/22/2028	254	—
Movati Athletic (Group) Inc.	Delayed Draw Term Loan	5/30/2026	638	(5)
MRI Software LLC	Revolver	2/10/2027	251	1
MRI Software LLC	Delayed Draw Term Loan	8/27/2026	1,170	3
Nasuni Corporation	Revolver	9/10/2030	1,302	(9)
Navex Topco, Inc.	Revolver	11/9/2028	1,797	—
Nelipak Holding Company	Revolver	3/26/2031	1,076	(16)
Nelipak Holding Company	Delayed Draw Term Loan	3/29/2027	2,486	(37)
Net Health Acquisition Corp.	Revolver	7/3/2031	817	—
Noble Midco 3 Limited	Delayed Draw Term Loan	6/12/2027	824	(2)
Noble Midco 3 Limited	Revolver	12/11/2030	1,120	(3)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
North Star Acquisitionco, LLC	Revolver	5/3/2029	$780	$—
North Star Acquisitionco, LLC	Delayed Draw Term Loan	5/1/2026	11	—
Oeconnection LLC	Delayed Draw Term Loan	12/30/2026	2,138	(4)
Oeconnection LLC	Delayed Draw Term Loan	4/22/2026	771	(1)
Oeconnection LLC	Revolver	4/22/2031	482	(1)
ONS MSO, LLC	Revolver	7/8/2026	11	—
ONS MSO, LLC	Delayed Draw Term Loan	12/13/2025	113	—
Onsite Holdings, LLC	Revolver	12/28/2025	75	—
Onyx-Fire Protection Services Inc.	Revolver	7/31/2031	1,494	(7)
Onyx-Fire Protection Services Inc.	Delayed Draw Term Loan	7/31/2026	946	(5)
Packaging Coordinators Midco, Inc.	Revolver	8/31/2027	100	—
Pareto Health Intermediate Holdings, Inc.	Delayed Draw Term Loan	6/20/2026	653	(3)
Pathstone Family Office LLC	Revolver	5/15/2028	374	(2)
Pathstone Family Office LLC	Delayed Draw Term Loan	6/22/2026	1,454	(7)
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	267	—
Phantom Purchaser, Inc.	Revolver	9/19/2031	382	(1)
Phoenix 1 Buyer Corporation	Revolver	11/20/2029	1,142	—
Potters Industries LLC	Revolver	9/14/2027	94	—
Power Grid Holdings, Inc.	Revolver	12/2/2030	890	—
Premise Health Holding Corp.	Revolver	3/1/2030	712	—
Prism Parent Co. Inc.	Delayed Draw Term Loan	9/19/2025	849	(17)
Proampac PG Borrower LLC	Revolver	6/16/2028	89	—
Project Accelerate Parent LLC	Revolver	2/24/2031	100	—
Propio LS, LLC	Revolver	7/17/2029	1,704	(4)
Propio LS, LLC	Delayed Draw Term Loan	7/25/2026	3,409	(9)
Psc Parent, Inc.	Revolver	4/3/2030	84	—
Psc Parent, Inc.	Delayed Draw Term Loan	4/3/2025	389	—
Quality Automotive Services, LLC	Revolver	7/16/2027	257	(1)
Quality Automotive Services, LLC	Delayed Draw Term Loan	1/19/2026	212	(1)
Red Fox CD Acquisition Corporation	Delayed Draw Term Loan	12/1/2025	3,963	(30)
Resonetics, LLC	Revolver	6/18/2029	100	—
Ridge Trail US Bidco, Inc.	Delayed Draw Term Loan	3/31/2027	2,995	(22)
Ridge Trail US Bidco, Inc.	Revolver	3/31/2031	729	(5)
Rimkus Consulting Group, Inc.	Revolver	4/1/2030	1,201	(6)
Rimkus Consulting Group, Inc.	Delayed Draw Term Loan	4/1/2026	2,011	(10)
Riser Interco LLC	Delayed Draw Term Loan	6/5/2026	1,752	(18)
Routeware, Inc.	Delayed Draw Term Loan	9/19/2026	1,477	(4)
Routeware, Inc.	Revolver	9/18/2031	341	(1)
Ruppert Landscape, LLC	Revolver	12/1/2028	320	(4)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Ruppert Landscape, LLC	Delayed Draw Term Loan	4/30/2026	$4,009	$(55)
Ryan, LLC	Revolver	11/14/2028	94	—
Safety Borrower Holdings LLC	Revolver	9/1/2027	374	(2)
Sako and Partners Lower Holdings LLC.	Revolver	9/15/2028	418	(1)
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/19/2026	1,818	(7)
Seahawk Bidco, LLC	Revolver	12/19/2030	545	(2)
Service Logic Acquisition, Inc.	Revolver	4/30/2027	100	—
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	1,805	(9)
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	903	(5)
Southpaw Ap Buyer, LLC	Revolver	3/2/2028	252	—
Southpaw Ap Buyer, LLC	Delayed Draw Term Loan	5/1/2026	189	—
Spartan Bidco PTY LTD	Revolver	1/24/2028	385	(4)
Spirit RR Holdings, Inc.	Revolver	9/13/2028	272	(2)
Spirit RR Holdings, Inc.	Delayed Draw Term Loan	12/19/2025	235	(2)
St Athena Global LLC	Revolver	6/26/2029	448	(6)
St Athena Global LLC	Delayed Draw Term Loan	6/26/2026	164	(2)
STCH Acquisition Inc.	Revolver	10/30/2026	196	(1)
Storable, Inc.	Revolver	4/16/2026	75	—
Sugar Ppc Buyer LLC	Delayed Draw Term Loan	7/10/2026	6,800	(34)
Surfaceprep Buyer, LLC	Delayed Draw Term Loan	2/2/2026	150	(2)
Surfaceprep Buyer, LLC	Revolver	2/4/2030	317	(4)
Team Acquisition Corporation	Revolver	11/21/2028	100	(4)
Tersera Therapeutics, LLC	Revolver	4/4/2029	116	—
The Chartis Group, LLC	Delayed Draw Term Loan	9/17/2026	388	(2)
The Chartis Group, LLC	Revolver	9/17/2031	194	(1)
The GI Alliance Management, LLC	Delayed Draw Term Loan	3/7/2026	6,536	—
The Hiller Companies, LLC	Revolver	6/20/2030	1,299	(3)
The Hiller Companies, LLC	Delayed Draw Term Loan	6/22/2026	1,538	(4)
The Ultimus Group Midco, LLC	Delayed Draw Term Loan	3/8/2026	1,302	—
The Ultimus Group Midco, LLC	Revolver	3/7/2030	868	—
THG Acquisition, LLC	Revolver	10/31/2031	306	(1)
THG Acquisition, LLC	Delayed Draw Term Loan	10/30/2026	660	(3)
TPC Engineering Holdings, Inc.	Revolver	2/16/2027	148	(2)
Trilon Group, LLC	Delayed Draw Term Loan	10/16/2025	3,168	(20)
Trilon Group, LLC	Revolver	5/25/2029	1,061	(7)
Trimech Acquisition Corp.	Revolver	3/10/2028	1,457	(15)
Trimech Acquisition Corp.	Delayed Draw Term Loan	8/15/2026	2,480	(25)
Truck-Lite Co., LLC	Delayed Draw Term Loan	2/13/2026	176	—
Truck-Lite Co., LLC	Revolver	2/13/2030	176	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2024

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Trunk Acquisition, Inc.	Delayed Draw Term Loan	12/20/2026	$1,845	$(9)
US Fitness Holdings, LLC	Delayed Draw Term Loan	9/4/2026	2,205	(10)
US Fitness Holdings, LLC	Revolver	9/4/2030	138	(1)
USRP Holdings, Inc.	Revolver	12/31/2029	900	—
USRP Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	2,773	—
Vaco Holdings, LLC	Revolver	1/21/2027	100	—
Valet Waste Holdings, Inc.	Delayed Draw Term Loan	9/8/2025	7,213	—
Valicor PPC Intermediate II LLC	Revolver	1/24/2028	633	(1)
Vensure Employer Services, Inc.	Delayed Draw Term Loan	9/27/2026	476	(2)
Vertex Service Partners, LLC	Delayed Draw Term Loan	10/2/2026	245	(1)
Vessco Midco Holdings, LLC	Delayed Draw Term Loan	7/24/2026	1,220	(6)
Vessco Midco Holdings, LLC	Revolver	7/24/2031	552	(3)
Victors Purchaser, LLC	Delayed Draw Term Loan	8/15/2026	2,194	(5)
Victors Purchaser, LLC	Revolver	8/15/2031	1,065	(3)
Victory Buyer LLC	Revolver	11/19/2026	54	(1)
Vital Care Buyer, LLC	Revolver	7/30/2031	696	(3)
VPP Intermediate Holdings, LLC	Revolver	12/1/2027	228	(1)
VPP Intermediate Holdings, LLC	Delayed Draw Term Loan	2/7/2025	115	—
VS Buyer, LLC	Revolver	4/12/2029	100	—
W2O Holdings, Inc.	Revolver	6/12/2028	92	—
Walter Surface Technologies Inc.	Delayed Draw Term Loan	12/30/2025	373	—
Wealth Enhancement Group, LLC	Revolver	10/2/2028	323	(2)
Wealth Enhancement Group, LLC	Delayed Draw Term Loan	12/30/2026	9,677	(69)
Wildcat Topco, Inc.	Revolver	11/17/2031	270	(1)
Wildcat Topco, Inc.	Delayed Draw Term Loan	11/16/2026	270	(1)
WPP Bullet Buyer, LLC	Revolver	12/7/2029	18	—
WRE Holding Corp.	Delayed Draw Term Loan	7/2/2026	415	(2)
WRE Holding Corp.	Revolver	7/2/2030	316	(2)
Wu Holdco, Inc.	Revolver	3/26/2027	238	(1)
Wu Holdco, Inc.	Delayed Draw Term Loan	7/12/2026	1,049	(5)
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	1,030	(5)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/2/2026	2,258	(11)
YLG Holdings, Inc.	Revolver	12/23/2030	1,214	(6)
YLG Holdings, Inc.	Delayed Draw Term Loan	12/23/2030	772	(4)
Zelis Cost Management Buyer, Inc.	Revolver	1/17/2029	100	—
Zinc Buyer Corporation	Delayed Draw Term Loan	7/24/2026	1,613	(12)
Zinc Buyer Corporation	Revolver	7/24/2031	790	(6)
Zone Climate Services, Inc.	Revolver	3/9/2028	318	(6)
Zone Climate Services, Inc.	Delayed Draw Term Loan	11/22/2025	3,182	(38)
Total Unfunded Commitments			$290,998	$(1,327)

(1)	Foreign domiciled investments have been converted to U.S. Dollars based on prevailing rates at period-end.

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(in thousands, except share/per share data, percentages and as otherwise noted)

Note 1. Business and Organization

Antares Private Credit Fund (the “Company”) is a Delaware statutory trust formed on May 1, 2023 which commenced investment operations on November 5, 2024. The Company was organized to provide risk-adjusted returns and current income to shareholders by investing primarily in loans to borrowers in the United States and Canada. The Company’s investment strategy focuses primarily on private credit investments structured as portfolio loans to U.S. borrowers. A “portfolio loan” is a senior secured loan, which may be first lien, second lien or unitranche loans, consisting of term loans, related delayed draw term loans and/or revolving loans. Each tranche of a senior secured loan acquired by the Company is referred to as a portfolio loan. The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company has elected to be treated and intends to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by Antares Capital Credit Advisers LLC (the “Adviser”). The Adviser is a registered investment adviser with the U.S. Securities and Exchange Commission (the “SEC”).

The Company is a non-exchange traded, perpetual-life BDC, whose common shares of beneficial interest (“Common Shares”) are not listed for trading on a stock exchange or other securities market and is an investment vehicle with indefinite duration.

While the Company’s investment strategy primarily focuses on companies in the U.S., the Company intends to also invest in companies in Canada, Europe and other locations outside the U.S, subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies”. The Company may also invest in preferred equity or debt investments that may be accompanied by equity-related securities (such as options or warrants) and/or select common equity investments.

The Company’s investment strategy also includes a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds, which may be used primarily to maintain liquidity for the Company’s share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. The Company may also invest in publicly traded securities of larger corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities subject to compliance with BDC requirements.

The Company is currently offering on a continuous basis up to $2.0 billion of its Common Shares pursuant to an offering registered with the Securities and Exchange Commission (the “Offering”). The Company expects to offer to sell any combination of three classes of Common Shares, Class I shares, Class D shares, and Class S shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the Common Shares was $25.00 per share for Class I shares; no Class S or Class D shares have been issued as of September 30, 2025. Thereafter, the purchase price per share for each class of Common Shares will equal the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. The Company may also engage in private offerings of its Common Shares.

The Company may enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge against interest rate, currency, and/or other credit related risks through the use of futures, swaps, options and forward contracts. These hedging activities will be subject to the applicable legal and regulatory compliance requirements; however, there can be no assurance any hedging strategy employed will be successful. The Company may also seek to borrow capital in local currencies as a means of hedging non-U.S. dollar denominated investments.

Engaging in commodity interest transactions such as swap transactions or futures contracts for the Company may cause the Adviser to fall within the definition of “commodity pool operator” under the Commodity Exchange Act (the “CEA”) and related Commodity Futures Trading Commission (the “CFTC”) regulations. The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA and the CFTC regulations in connection with its management of the Company and, therefore, is not subject to CFTC registration or regulation under the CEA as a commodity pool operator with respect to its management of the Company.

The Company has formed wholly owned subsidiaries for the purpose of holding certain investments in portfolio companies. As of September 30, 2025, the Company’s wholly owned subsidiaries were formed as Delaware limited liability companies and include: APCF Funding SPV LLC, APCF Masterfund LLC and APCF Equity Holdings LLC (collectively, the “Subsidiaries”). The Company consolidates its wholly owned subsidiaries in these consolidated financial statements from the date of the commencement of operations of the Company.

Note 2. Significant Accounting Policies

Basis of Presentation

Interim consolidated financial statements and related financial information have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the requirements for reporting on Form 10-Q and Articles 6-10 of Regulation S-X. The Company is considered an Investment Company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”), and pursuant to Regulation S-X. The current period’s results of operations will not necessarily be indicative of results that ultimately be achieved for the year ended December 31, 2025. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair statement of the consolidated financial statements for the periods presented, have been included.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the accounts of the wholly owned subsidiaries in the consolidated financial statements. All intercompany balances have been eliminated.

Segment Reporting

In accordance with ASC Topic 280, Segment Reporting (“ASC 280”), the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future economic and market conditions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Although the Company’s estimates contemplate current conditions and how they expect them to change in the future, it is reasonably possible that actual results could differ from those estimates and such difference could be material.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit. The Company has made a prospective presentation change to reclassify money market fund investments as short-term investments, resulting in their exclusion from cash and cash equivalents beginning in the reporting period ended June 30, 2025.

Organization and Offering Expenses

Organization costs include costs relating to the formation and organization of the Company, and are expensed as incurred. For the three and nine months ended September 30, 2025, the Company incurred $0 and $119 in organization costs, respectively. For the three and nine months ended September 30, 2024, the Company incurred $113 and $161 in organization costs, respectively. Unreimbursed organization costs are included in accrued expenses and other liabilities on the Consolidated Statements of Assets and Liabilities as of September 30, 2025 and December 31, 2024.

Costs associated with the Offering are capitalized and included as deferred offering costs on the Consolidated Statements of Assets and Liabilities and are amortized over a twelve-month period beginning on the commencement of operations date, from the date of incurrence. For the three and nine months ended September 30, 2025, the Company incurred $54 and $941 of offering costs and amortized $513 and $1,457, respectively. For the three and nine months ended September 30, 2024, the Company incurred $30 and $299 of offering costs, respectively, and did not amortize offering costs.

As of September 30, 2025 and December 31, 2024, $428 and $943, respectively, in deferred offering costs were included on the Consolidated Statements of Assets and Liabilities.

Investments

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Short-term investments

Short-term investments consist of highly liquid investments, such as money market funds, with original maturities of three months or less. This presentation change was adopted beginning in the reporting period ended June 30, 2025.

Valuation of Investments

The Company is required to report its investments for which current market values are not readily available at fair value. The Company values its investments in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments for which market quotations are readily available are typically valued using mid-market pricing (i.e., mid-point of average bid and ask prices). The Adviser obtains these market quotations from independent pricing services, if available; otherwise from at least two principal market makers or primary market dealers. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser performs, from time to time, price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment.

Where prices or inputs are not available, or, in the judgment of the Adviser, not reliable, valuation approaches based on the facts and circumstances of the particular investment are utilized. Securities that are not publicly traded or for which market prices are not readily available, as the case for a substantial portion of the Company’s investments, are valued at fair value as determined in good faith by the Adviser as the Company’s valuation designee under Rule 2a-5 under the 1940 Act, pursuant to the Company’s valuation policy, and under the oversight of the Board of Trustees (the “Board”), based on, among other things, the input of the Company’s management and the audit committee. In addition, the Adviser has retained independent valuation firms to review valuations on a rotational basis. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

With respect to investments for which market quotations are not readily available, the Adviser undertakes a multi-step valuation process each quarter, among other procedures, as described below:

•	The valuation process begins with each investment being preliminarily reviewed by the Adviser’s valuation team in consultation with the Adviser’s investment professionals responsible for each portfolio investment;

•	At least once annually the valuation for each investment (subject to a de minimis threshold) is reviewed by an independent valuation firm. The independent valuation firms provide a final range of values on such investments to the Adviser. The independent valuation firms also provide analyses to support their valuation methodology and calculations;

•	The Adviser’s valuation committee with respect to the Company (the “Valuation Committee”) reviews each valuation recommendation to confirm they have been calculated in accordance with the valuation policy and confirms the independent valuation firms’ valuation ranges when utilized are reasonable;

•	The Adviser’s Valuation Committee then determines fair value marks for each of the Company’s portfolio investments; and

•	The Board and audit committee of the Company periodically review the valuation process and provide oversight in accordance with the requirements of Rule 2a-5 under the 1940 Act.

As part of the valuation process, the Company takes into account relevant factors in determining the fair value of the Company’s investments for which reliable market quotations are not readily available, many of which are loans, including and in combination, as relevant, any of: (i) the estimated enterprise value of a portfolio company, generally based on an analysis of discounted cash flows, publicly traded comparable companies and comparable transactions, (ii) the nature and realizable value of any collateral, (iii) the portfolio company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the portfolio company does business, and (v) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Adviser considers whether the pricing indicated by the external event corroborates its valuation.

The Company’s accounting policy on the fair value of the investments is critical because the determination of fair value involves subjective judgments and estimates. Accordingly, the Company’s consolidated financial statements express the uncertainty with respect to the possible effect of these valuations, and any change in these valuations, on the consolidated financial statements.

Revenue Recognition

The Company generates revenue in the form of interest and fee income on debt investments, capital gains, and dividend income from equity investments in portfolio companies. The senior and subordinated debt investments bear interest at a fixed or floating rate, and is generally payable quarterly or semiannually. In some cases, some of the Company's investments provide for deferred interest payments or payment-in-kind (“PIK”) interest. The principal amount of the debt investments and any accrued but unpaid PIK interest generally become due at the maturity date. Original issue discounts and market discounts or premiums are capitalized, and the Company accretes or amortizes such amounts as interest income. In addition, the Company generates revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees.

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortization of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the debt investments using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt investment, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income, in the current period.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

PIK Income

The Company may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in payment-in-kind interest income on the Consolidated Statements of Operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through payment-in-kind interest income. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of distributions, even though the Company has not yet collected cash.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Deferred Financing Costs

Deferred financing costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument using the straight-line method. Deferred financing costs related to the Company’s borrowings are presented as an offset against the debt outstanding on the Consolidated Statements of Assets and Liabilities.

Foreign Currency Translations

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the foreign exchange rate on the date of valuation. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may involve certain risks, including without limitation: foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

Income Taxes

The Company has elected to be treated, and intends to qualify each taxable year thereafter, as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s shareholders and would not be reflected in the consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more- likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to maintain qualification for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, pursuant to the excise tax distribution requirements, the Company will be subject to a 4% non-deductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Distributions

To the extent that the Company has taxable income available, the Company intends to make monthly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of the Company’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time.

Distributions to shareholders by the Company of ordinary income (including “market discount” realized by the Company on the sale of debt securities), and of net short-term capital gains, if any, realized by the Company are generally taxable to U.S. shareholders as ordinary income to the extent such distributions are paid out of the Company’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned the Company’s shares. A distribution of an amount in excess of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Company generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares. The additional shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.

The Company may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Company on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued by the Financial Accounting Standards Board (the “FASB”).

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 2200-40),” which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, in each relevant expense caption. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Company is currently assessing the impact of this guidance, however, the Company does not expect a material impact on its consolidated financial statements.

Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Agreements and Related Party Transactions

Investment Advisory Agreement

On October 16, 2024, the Board approved an investment advisory agreement with the Adviser (“Investment Advisory Agreement”), pursuant to which the Adviser manages the Company on a day-to-day basis. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for determining the composition of the Company’s portfolio, identifying investment opportunities and making investment decisions, monitoring investments, performing due diligence on prospective portfolio companies, and negotiating, obtaining and managing financing facilities and other forms of leverage.

The Company pays the Adviser fees for its services under the Investment Advisory Agreement. The fees consist of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee are ultimately borne by the Company’s shareholders.

The Adviser agreed to waive all management and incentive fees through the first six months following the effective date of the Company’s registration statement on Form N-2, which was declared effective on February 12, 2025. As of August 13, 2025, coinciding with the end of the fee waiver period, the Company is responsible for the payment of management and incentive fees to the Adviser, pursuant to the terms of the Investment Advisory Agreement.

Management fees

The base management fee is payable monthly in arrears at an annual rate of 1.25% of the Company’s net asset value as of the first business day of the applicable month. For the three and nine months ended September 30, 2025, the Company incurred management fees of $2,180 and $6,184, respectively, before impact of waived fees. For the three and nine months ended September 30, 2025, the Adviser elected to waive $1,005 and $5,009, respectively, resulting in $1,175 in management fees net of waiver for both periods. For both the three and nine months ended September 30, 2024, no management fees were accrued as the Company had not yet commenced operations.

Incentive fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of income and a portion is based on a percentage of capital gains, each described below.

Investment income incentive fee

The investment income based incentive fee is based on “Pre-Incentive Fee Net Investment Income Returns” meaning dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by the Adviser or an affiliate in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the month, minus operating expenses for the month (including the management fee, taxes, any expenses payable under the Investment Advisory Agreement and Administration Agreement (as defined below), any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding the incentive fee and shareholder servicing and /or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of net assets at the end of the preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized). The Company pays an incentive fee quarterly as follows:

•	No investment income incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Pre-Incentive Fee Net Investment Income Returns does not exceed the hurdle rate of 1.50% per quarter (6.0% annualized).

•	100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.71% (6.86% annualized).

•	12.5% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.71% (6.86% annualized).

Capital gains incentive fee

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable is equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fee as calculated in accordance with U.S. GAAP. U.S. GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the investment advisory agreement. Such accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee plus the aggregate cumulative unrealized capital appreciation, net of any expense associated with cumulative unrealized capital depreciation or appreciation. If such amount is positive at the end of a period, then U.S. GAAP requires the Company to record a capital gains incentive fee equal to 12.5% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under U.S. GAAP in all prior periods. Gross capital gains incentive fee is net of reversal on accrued capital gains incentive fees.

For purposes of computing the Company’s investment income incentive fee and capital gains incentive fee, the calculation methodology looks through derivative financial instruments or swaps as if the Company owned the reference assets directly. The fees that are payable under the Investment Advisory Agreement for any partial period are appropriately prorated.

For the three and nine months ended September 30, 2025, the Company incurred income based incentive fees of $2,366 and $7,034, respectively, and did not incur capital gains incentive fees during the period. For the three and nine months ended September 30, 2025, the Adviser agreed to waive $1,143 and $5,811 in total incentive fees, respectively, resulting in $1,223 incentive fees payable for both periods. For both the three and nine months ended September 30, 2024, no incentive fees were accrued as the Company had not yet commenced operations.

Licensing Agreement

As part of the Investment Advisory Agreement, the Adviser, on behalf of Antares Holdings LLC, agreed to grant the Company a fully paid- up, royalty-free, non-exclusive, non-transferable license to use “Antares” for specified purposes in the Company’s business, during the term of the Investment Advisory Agreement. Other than with respect to this limited license, the Company will have no legal right to the “Antares” name.

Administration Agreement

On October 16, 2024, the Board approved the administration agreement (the “Administration Agreement”) with Antares Capital Credit Advisers LLC (in such role, the “Administrator”). Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of the Company’s Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

The Company reimburses the Administrator for its costs, expenses and allocable portion of overhead (including compensation of personnel performing administrative duties) in connection with the services performed for the Company pursuant to the terms of the Administration Agreement. For the three and nine months ended September 30, 2025, the Company incurred administrative service fees of $190 and $522, respectively. For both the three and nine months ended September 30, 2024, no administrative service fees were accrued as the Company had not yet commenced operations.

Sub-administration Agreement

In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company reimburses the Administrator for any services performed for the Company by such affiliate or third party.

The Administrator hired U.S. Bancorp Fund Services, LLC to assist with sub-administration and fund accounting services.

Acquisition of Seed Portfolio

On November 5, 2024, the Company acquired 100% of the equity interests in APCF Masterfund LLC and APCF Funding SPV LLC (the “Subsidiaries”) from certain affiliates of the Adviser, valued at an acquisition price of $33,889 and $341,218, respectively.

For the nine months ended September 30, 2025, the Company paid the Adviser $2,409 in connection with the acquisition price of APCF Masterfund LLC, and received $2,195 from the Adviser in connection with the acquisition price of APCF Funding SPV LLC.

For the three months ended September 30, 2025, there were no outstanding balances nor payments made in connection with the acquisition of APCF Masterfund LLC and APCF Funding SPV LLC.

Distribution and Servicing Plan

On October 16, 2024, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays Quasar Distributors LLC (the “Managing Dealer”) with respect to the Class I, Class S and Class D on an annualized basis as a percentage of NAV for such class. The Managing Dealer is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority ("FINRA").

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class I shares	N/A
Class S shares	0.85%
Class D shares	0.25%

The shareholder servicing and/or distribution fees are paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation. As of September 30, 2025, no Class S shares or Class D shares have been issued.

Expense Support Agreement

On October 16, 2024, the Board approved an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. Pursuant to the Expense Support Agreement, the Adviser is obligated to advance all of the Company’s Other Operating Expenses (defined below) (each, a “Required Expense Payment”) to the extent that such expenses do not exceed 1.00% (on an annualized basis) of the Company’s NAV. Any Required Expense Payment must be paid by the Adviser to the Company in any combination of cash or other immediately available funds and/or offset against amounts due from the Company to the Adviser or its affiliates. The Adviser may elect to pay certain additional expenses on the Company’s behalf (each, a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”), provided that no portion of the payment will be used to pay any interest expense of the Company. Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates. “Other Operating Expenses” means the Company’s total organization and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Company’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement), excluding the Management Fee and Incentive Fee owed to the Adviser, financing fees and costs, brokerage commissions, placement agent fees, costs and expenses of distributing and placing the Common Shares, extraordinary expenses and any interest expenses owed by the Company, all as determined in accordance with GAAP.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company's net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company's net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, (2) the Company’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (3) the Company’s Other Operating Expenses at the time of such Reimbursement Payment exceeds 1.00% of the Company’s net asset value. “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder servicing fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. In addition, effective October 31, 2024, the Company and the Adviser entered into a waiver letter agreement (the “Waiver Letter Agreement”), pursuant to which the Adviser agreed to waive any reimbursement by the Company for any of the Company’s organization expenses, operating expenses and offering expenses the Adviser incurs or has incurred on the Company’s behalf in an aggregate amount not to exceed $2 million. The Waiver Letter Agreement includes reimbursement provisions substantially similar to the reimbursement provisions included in the Expense Support Agreement.

For the three and nine months ended September 30, 2025, the Company accrued organization and offering costs of $512 and $1,575, and the Adviser waived $35 and $683 in expenses pursuant to the Expense Support Agreement, resulting in $477 and $892 organization and offering costs incurred by the Company on a net basis, respectively.

For the three and nine months ended September 30, 2024, the Company accrued organization and offering costs of $113 and $161, and the Adviser waived $113 and $161 in expenses pursuant to the Expense Support Agreement, resulting in $0 and $0 organization and offering costs on a net basis, respectively.

For the three and nine months ended September 30, 2025 and 2024, no Reimbursement Payments were made by the Company to the Adviser.

Co-Investment Activity

The Company, the Adviser and certain of its affiliates received an exemptive order from the SEC on April 2, 2024 (the “Current Order”) that permits, among other things, the Company to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Certain types of negotiated co-investments may be made only in accordance with the Current Order from the SEC permitting the Company to do so. Under the terms of the Current Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Company’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Company and its shareholders and do not involve overreaching of the Company or its shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with the Company’s Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Adviser or its affiliates is not covered by the Current Order, the personnel of the Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Current Order is subject to certain terms and conditions so there can be no assurance that the Company will be permitted to co-invest with certain of the Company’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Current Order. The Company and the Adviser have filed an application seeking, but have not yet received, a new SEC exemptive order for simplified co-investment relief (the “New Order”) that would supersede the Current Order. There is no assurance that the New Order will be granted by the SEC. In the event that the SEC grants us the New Order, we shall be required to comply with all terms and conditions required therein.

Note 4. Investments

The composition of the Company’s investment portfolio at amortized cost and fair value was as follows:

	September 30, 2025			December 31, 2024
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Amortized Cost	Fair Value	% of Total Investments at Fair Value
Secured Debt	$1,377,503	$1,374,990	96.64%	$845,082	$843,710	99.45%
Unsecured Debt	793	783	0.06	713	703	0.08
Equity Investments	17,534	17,985	1.26	3,947	3,947	0.47
Short-Term Investments (1)	29,010	29,010	2.04	—	—	—
Total Investments at fair value	$1,424,840	$1,422,768	100.00%	$849,742	$848,360	100.00%

(1)	Beginning in the reporting period ended June 30, 2025, the Company has made a prospective presentation change to reclassify money market fund investments as short-term investments. As of December 31, 2024, the amortized cost and fair value of money market investments held by the Company was $39,527.

As of September 30, 2025 and December 31, 2024, there were no portfolio companies with loans on non-accrual status.

The industry composition of the Company's non-controlled, non-affiliated investments (at fair value) was as follows:

	September 30, 2025	December 31, 2024
Aerospace and Defense	0.61%	0.43%
Air Freight and Logistics	0.79	0.66
Automobile Components	1.37	2.26
Beverages	0.07	—
Building Products	0.24	0.31
Capital Markets	1.94	2.99
Chemicals	3.91	2.23
Commercial Services and Supplies	8.01	9.76
Construction & Engineering	1.20	0.84
Construction Materials	0.83	0.84
Containers and Packaging	4.62	3.17
Distributors	1.99	2.44
Diversified Consumer Services	6.55	8.78
Diversified Telecommunication Services	0.57	0.50
Electrical Equipment	1.16	1.53
Electronic Equipment, Instruments and Components	0.81	1.33
Energy Equipment and Services	0.99	1.35
Financial Services	6.66	4.39
Food Products	1.39	0.91
Gas Utilities	0.83	—
Ground Transportation	0.01	0.02
Health Care Technology	5.98	4.44
Healthcare Equipment and Supplies	0.54	0.56
Healthcare Providers and Services	7.41	5.54
Hotels, Restaurants and Leisure	0.64	1.04
Household Durables	0.01	0.02
Household Products	0.75	0.33
Industrial Conglomerates	1.10	0.96
Insurance	6.21	7.32
IT Services	3.25	4.23
Life Sciences Tools & Services	0.67	0.94
Machinery	1.32	0.99
Media	0.50	2.18
Oil, Gas and Consumable Fuels	0.63	1.30
Personal Care Products	0.03	0.05
Pharmaceuticals	2.14	1.77
Professional Services	7.23	9.40
Real Estate Management and Development	0.72	0.77
Software	12.53	11.14
Specialty Retail	0.49	0.02
Technology Hardware, Storage and Peripherals	0.72	1.15
Textiles, Apparel and Luxury Goods	0.65	0.25
Trading Companies and Distributors	0.35	0.30
Transportation Infrastructure	0.84	0.25
Wireless Telecommunication Services	0.74	0.31
	100.00%	100.00%

The geographic composition of the Company's non-controlled, non-affiliated investments (at amortized cost and fair value) was as follows:

	September 30, 2025
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,363,804	$1,361,612	97.69%	193.63%
Canada	32,026	32,146	2.31	4.57
Total	$1,395,830	$1,393,758	100.00%	198.20%

	December 31, 2024
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$824,707	$823,915	97.12%	129.25%
Canada	17,851	17,375	2.05	2.73
United Kingdom	7,184	7,070	0.83	1.11
Total	$849,742	$848,360	100.00%	133.09%

Note 5. Fair Value Measurements

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

In addition to using the above inputs in investment valuations, the Adviser applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value.

Investments whose values are based on the listed closing price quoted on the securities’ principal exchange are classified within Level 1 and include active listed equities. The Adviser does not adjust the quoted price for such instruments, even in situations where the Company holds a large position and a sale could reasonably impact the quoted price.

ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities that the Adviser has the ability to access at the measurement date.

Level 2 – inputs other than quoted prices included in Level 1 that are observable for the assets or liabilities, either directly or indirectly. Level 2 inputs include: quoted market prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following tables present the fair value hierarchy of financial instruments according to the fair value hierarchy as described in Note 2. Significant Accounting Policies of these consolidated financial statements:

	September 30, 2025
	Level 1	Level 2	Level 3	Total
Secured Debt	$—	$207,241	$1,167,749	$1,374,990
Unsecured Debt	—	—	783	783
Equity Investments	—	—	17,985	17,985
Total non-controlled/non-affiliated investments	—	207,241	1,186,517	1,393,758
Short-Term Investments	29,010	—	—	29,010
Total Investments at fair value	$29,010	$207,241	$1,186,517	$1,422,768

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Secured Debt	$—	$45,651	$798,059	$843,710
Unsecured Debt	—	—	703	703
Equity Investments	—	—	3,947	3,947
Total Investments before Cash Equivalents	—	45,651	802,709	848,360
Money Market Fund	39,527	—	—	39,527
Total Investments including Cash Equivalents	$39,527	$45,651	$802,709	$887,887

The following tables present changes in the fair value of financial instruments for which Level 3 inputs were used to determine fair value for the three and nine months ended September 30, 2025:

	Three Months Ended September 30, 2025
	Secured Debt	Unsecured Debt	Equity Investments	Total Investments
Fair value, beginning of period	$1,055,288	$755	$14,763	$1,070,806
Purchase of investments (including received in-kind)	149,678	28	2,893	152,599
Proceeds from sale of investments and principal repayments	(48,431)	—	—	(48,431)
Net accretion of discount and amortization of premium	477	—	—	477
Net realized gains (losses) on investments	6	—	—	6
Net change in unrealized appreciation (depreciation) on investments	109	—	329	438
Transfers out of Level 3	(5,999)	—	—	(5,999)
Transfers to Level 3	16,621	—	—	16,621
Fair value, end of period	$1,167,749	$783	$17,985	$1,186,517
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held at September 30, 2025	$239	$—	$329	$568

	Nine Months Ended September 30, 2025
	Secured Debt	Unsecured Debt	Equity Investments	Total Investments
Fair value, beginning of period	$798,059	$703	$3,947	$802,709
Purchase of investments (including received in-kind)	514,555	79	13,587	528,221
Proceeds from sale of investments and principal repayments	(129,193)	—	—	(129,193)
Net accretion of discount and amortization of premium	1,387	1	—	1,388
Net realized gains (losses) on investments	22	—	—	22
Net change in unrealized appreciation (depreciation) on investments	1,240	—	451	1,691
Transfers out of Level 3	(18,321)	—	—	(18,321)
Transfers to Level 3	—	—	—	—
Fair value, end of period	$1,167,749	$783	$17,985	$1,186,517
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held at September 30, 2025	$1,027	$—	$452	$1,479

Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three and nine months ended September 30, 2025, transfers to (out of) Level 3 were a result of changes in the observability of significant inputs for certain portfolio companies.

The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. The tables are not intended to be all-inclusive but instead captures the significant unobservable inputs relevant to the Company’s determination of fair value.

	September 30, 2025
				Range
	Fair Value (1)	Valuation Technique	Unobservable Input	Low		High		Weighted Average (2)
Secured Debt	$889,130	Market yield analysis	Market yield discount rates	6.65%		21.38%		8.61%
	16,750	Market Quotation	Quote	89.42		100.33		98.56
	261,869	Recent transaction	Transaction price	95.00		100.00		99.66
Total Secured Debt	1,167,749

Unsecured Debt	783	Market yield analysis	Market yield discount rates	15.38%		16.06%		15.72%

Equity Investments	10,032	Comparable company analysis	EBITDA multiples	9.0	x	23.8	x	15.5	x
	2,581	Recent Transaction	Transaction Price	100.00%		100.00%		100.00%
	5,372	Market yield analysis	Market yield discount rates	8.19%		15.04%		14.35%
Total Equity Investments	17,985
Total	$1,186,517

	December 31, 2024
				Range
	Fair Value (1)	Valuation Technique	Unobservable Input	Low	High	Weighted Average (2)
Secured Debt	$600,570	Market yield analysis	Market yield discount rates	6.35%	13.32%	9.27%
	32,556	Market quotation	Quote	95.30	100.94	100.13
	164,933	Recent transaction	Transaction price	91.70	100.00	99.44
Total Secured Debt	798,059

Unsecured Debt	703	Market yield analysis	Market yield discount rates	15.38%	16.06%	15.72%

Equity Investments	3,947	Recent Transaction	Transaction Price	100.00%	100.00%	100.00%
Total	$802,709

(1)	As of September 30, 2025, included within the fair value of Level 3 assets of $1,186,517 is an amount of $281,200 for which the Adviser did not develop the unobservable inputs (examples include broker quotes and transaction prices). As of December 31, 2024, included within the fair value of Level 3 assets of $802,709 is an amount of $201,436 for which the Adviser did not develop the unobservable inputs (examples include broker quotes and transaction prices).

(2)	Weighted averages are calculated based on fair value of investments.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. The significant unobservable inputs used in the income approach are the discount rate used to discount the estimated future cash flows expected to be received from the underlying investment. The Company uses market discount rates for debt securities to determine if the effective yield on a debt security is commensurate with the market yields for that type of debt security. If a debt security’s effective yield is significantly less than the market yield for a similar debt security with a similar credit profile, the resulting fair value of the debt security may be lower. Significant increases in the discount rate would significantly lower the fair value of an investment; conversely significant decreases in the discount rate would significantly increase the fair value of an investment. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market comparable transactions or market multiples would result in an increase or decrease in the fair value.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. As of September 30, 2025 and December 31, 2024, the carrying amounts of the Company’s assets and liabilities, other than investments at fair value, approximate fair value due to their short maturities. Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, if applicable, or market quotes, if available.

Note 6. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of September 30, 2025 and December 31, 2024, the Company’s asset coverage was 197.65% and 678.49%, respectively.

Debt outstanding

The Company’s outstanding debt obligations were as follows:

	September 30, 2025
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (1)	Unused Portion (2)	Amount Available (3)
Morgan Stanley Facility	$1,000,000	$720,127	$720,127	$279,873	$74,552
Total	$1,000,000	$720,127	$720,127	$279,873	$74,552

	December 31, 2024
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (1)	Unused Portion (2)	Amount Available (3)
Morgan Stanley Facility	$500,000	$110,194	$110,194	$389,806	$359,804
Total	$500,000	$110,194	$110,194	$389,806	$359,804

(1)	The carrying value of the Company’s debt obligations is used as an approximate to fair value. The fair value of these debt obligations would be categorized as Level 3 under the ASC 820 fair value level hierarchy as of September 30, 2025 and December 31, 2024. Carrying values do not include impact of deferred financing costs.

(2)	The unused portion is the amount upon which commitment fees, if any, are based.

(3)	The amount available reflects any limitations related to the respective facility’s borrowing base.

Morgan Stanley Facility

On November 6, 2024, APCF Funding SPV LLC, a wholly-owned subsidiary of the Company, as borrower, and the Company, as equity holder and servicer, entered into a loan facility (the “Morgan Stanley Facility”) for revolving and term loans pursuant to a Loan and Servicing Agreement (the “Agreement”), with the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), U.S. Bank Trust Company, National Association, as collateral agent (“Collateral Agent”), and U.S. Bank National Association, as account bank and collateral custodian. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Loans under the Morgan Stanley Facility initially bear interest at (i) a per annum rate equal to Term SOFR plus an additional margin calculated as a percentage of the aggregate principal balance of the underlying collateral obligations (the “Applicable Margin”) for loans denominated in U.S. Dollars, (ii) EURIBOR plus the Applicable Margin for loans denominated in Euros, (iii) Daily Compounded CORRA plus the Applicable Margin for loans denominated in Canadian Dollars, and (iv) Daily Simple SONIA plus the Applicable Margin for loans denominated in Great British Pounds, (v) BBSW plus the Applicable Margin for loans denominated in Australian Dollars and (vi) TONA plus the Applicable Margin for loans denominated in Japanese Yen. The Applicable Margin equals the product of (i) 1.65% and (ii) the lesser of: (x) aggregate principal balance of all broadly-syndicated loans divided by the aggregate principal balance of all eligible loans and (y) 35% (“Percentage”) plus the product of (i) 1.90% and (ii) 100% minus Percentage, subject to a step-up of 2.00% following the occurrence of an Event of Default or after the automatic occurrence or declaration of the Facility Maturity Date.

The initial maximum principal amount under the Agreement is $500 million and the Agreement includes an accordion provision to permit increases to the total facility amount up to a maximum of $1 billion, subject in each case to the satisfaction of certain conditions and the consent of the Administrative Agent and each Lender whose commitment is being increased. Proceeds from loans made under the Morgan Stanley Facility may be used to fund collateral obligations acquired by APCF Funding SPV LLC, to pay certain fees and expenses and to make distributions to the Company, subject to certain conditions set forth in the Agreement. Revolving loans borrowed under the Morgan Stanley Facility may be repaid and reborrowed until the end of the Revolving Period, which can occur no later than November 6, 2027 (unless extended), and all amounts outstanding under the Morgan Stanley Facility must be repaid by November 6, 2029. The Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for loan facilities of this nature.

On March 18, 2025, the Company entered into the First Amendment to Loan and Servicing Agreement (the “Amendment”), among the parties listed above. The Amendment provides for, among other things, an increase in the aggregate commitments of the lenders under the Morgan Stanley Facility from $500 million to $1 billion, as well as certain changes to the concentration limits.

As of September 30, 2025 and December 31, 2024, the Company was in compliance with all covenants associated with the Morgan Stanley Facility.

Foreign Currency Transactions and Translations

The Company’s outstanding foreign-denominated debt obligations were as follows:

	September 30, 2025
	Original Principal Amount (Local)	Original Principal Amount (USD)	Outstanding Principal	Unrealized Gain (Loss)
Canadian Dollar	26,756	$18,647	$19,221	$(574)
European Euro	4,688	4,998	5,501	(503)
Great British Pound	4,020	5,156	5,405	(249)
Total		$28,801	$30,127	$(1,326)

	December 31, 2024
	Original Principal Amount (Local)	Original Principal Amount (USD)	Outstanding Principal	Unrealized Gain (Loss)
Canadian Dollar	18,000	$12,541	$12,514	$27
European Euro	5,000	5,222	5,177	45
Great British Pound	2,000	2,520	2,503	17
Total		$20,283	$20,194	$89

Interest and Debt Expenses

The components of interest and debt expenses were as follows:

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Stated interest expense	$10,244	$22,379
Facility unused fees	224	541
Amortization of deferred financing costs	311	821
Total interest and debt expenses	$10,779	$23,741
Cash paid for interest expense	$10,260	$21,136
Weighted average interest rate	6.10%	6.11%
Average debt outstanding	$657,315	$483,686

Weighted average interest rates do not include impact of unused commitment fees or deferred financing costs. For both the three and nine months ended September 30, 2024, no interest expense was accrued.

As of September 30, 2025 and December 31, 2024, $2,105 and $174 of interest expense and $40 and $187, respectively, of unused commitment fees were included in interest payable on the Consolidated Statement of Assets and Liabilities.

Note 7. Commitments and Contingencies

In the normal course of business, the Company may enter into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

Unfunded commitments

The Company’s investment portfolio contains revolving line of credit or delayed draw commitments, which require the Company to fund when requested by the portfolio companies. As of September 30, 2025 and December 31, 2024, the Company had unfunded investment commitments in the aggregate par amount of $368,519 and $290,998, respectively. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied.

Off balance sheet risk

Off-balance sheet risk refers to an unrecorded potential liability that may result in a future obligation or loss, even though it does not appear on the Consolidated Statements of Assets and Liabilities. The Company may enter into derivative instruments that contain elements of off-balance sheet market and credit risk. As of September 30, 2025 and December 31, 2024, there were no commitments outstanding for derivative contracts.

Legal proceedings

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of September 30, 2025 and December 31, 2024, management is not aware of any material pending legal proceedings individually or in the aggregate.

Note 8. Net Assets

The Company is currently offering on a continuous basis up to $2 billion of Common Shares at $0.01 per share par value, and has the authority to issue an unlimited number of Common Shares at $0.01 per share par value, in connection with its formation. The Company expects to offer to sell a combination of three separate classes of Common Shares: Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The per share purchase price for Common Shares in the Company’s Offering will be equal to the Company’s NAV per share, as of the effective date of the monthly share purchase date.

The following table summarizes transactions in Common Shares during the three and nine months ended September 30, 2025:

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount	Shares	Amount
CLASS I
Subscriptions	1,263,848	$31,882	2,470,603	$62,198
Share transfers between classes	—	—	—	—
Distributions reinvested	15,136	382	17,862	450
Net increase (decrease)	1,278,984	$32,264	2,488,465	$62,648
CLASS S
Subscriptions	—	$—	—	$—
Share transfers between classes	—	—	—	—
Distributions reinvested	—	—	—	—
Net increase (decrease)	—	$—	—	$—
CLASS D
Subscriptions	—	$—	—	$—
Share transfers between classes	—	—	—	—
Distributions reinvested	—	—	—	—
Net increase (decrease)	—	$—	—	$—
Total net increase (decrease)	1,278,984	$32,264	2,488,465	$62,648

On August 29, 2023, an affiliate of the Adviser subscribed for 1,000 shares of the Company’s Class I Shares of beneficial interest at $25.00 per share. On November 5, 2024, an affiliate of the Adviser sold 1,000 Class I Shares for an aggregate consideration at a price of $25.00 per Class I Share. As of September 30, 2025 and December 31, 2024, no entity with an advisory relationship with Antares or its affiliates, including the Company, as appropriate given the context of the disclosure (including the Adviser) ("Antares Parties") own Common Shares of the Company.

Share Repurchase Program

The Company has commenced a share repurchase program in which the Company intends to repurchase, in each quarter, up to 5% of the Common Shares outstanding (either by number of Common Shares or aggregate net asset value) as of the close of the previous calendar quarter. The Company’s Board may amend, suspend or terminate the share repurchase program if it deems such action to be in the best interest of the Company and the best interest of the Company’s shareholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the Company’s share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, the Company expects to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived, at the Company’s discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders across all shares.

Distributions

The Company authorizes and declares distribution amounts per share of Common Shares payable monthly in arrears. The following table presents distributions that were declared during the nine months ended September 30, 2025:

Declaration Date	Payment Date	Base Distribution Per Share (1)	Special Distribution Per Share (1)	Total Distribution Per Share (1)	Total Distribution Amount
January 31, 2025	February 28, 2025	$0.1912	$0.0159	$0.2071	$5,261
February 28, 2025	March 31, 2025	0.1734	0.0193	0.1927	4,896
March 31, 2025	April 30, 2025	0.1920	0.0213	0.2133	5,426
April 30, 2025	May 30, 2025	0.1858	0.0258	0.2116	5,443
May 30, 2025	June 30, 2025	0.1916	0.0266	0.2182	5,647
June 25, 2025	July 31, 2025	0.1859	0.0258	0.2117	5,634
July 31, 2025	August 29, 2025	0.1927	0.0268	0.2195	5,908
August 28, 2025	September 29, 2025	0.1930	0.0268	0.2198	6,037
September 30, 2025	October 30, 2025	0.1866	0.0207	0.2073	5,782
Total		$1.6922	$0.2090	$1.9012	$50,034

(1)	Rounded to four decimal places.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company reinvests all cash distributions declared on behalf of the Company’s shareholders who do not elect to receive their distributions in cash. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of the Company's Common Shares, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan. Distributions on fractional shares are credited to each participating shareholder’s account to three decimal places.

Note 9. Financial Highlights

The following are the financial highlights for the nine months ended September 30, 2025:

Nine Months Ended September 30, 2025
Per Share Data: (1) (2)
Net assets, beginning of period	$25.09
Net investment income (loss)	2.09
Net realized and change in unrealized appreciation (depreciation)	(0.07)
Net increase (decrease) in net assets resulting from operations	2.02
Distributions declared	(1.90)
Total increase (decrease) in net assets	0.12
Net assets, end of period	$25.21
Common Shares outstanding, end of period	27,894,139
Total return based on net asset value (3)	8.33%
Ratios: (4)
Expenses to average net assets gross of fee waivers	8.30%
Net expenses to average net assets net of fee waivers	6.57%
Net investment income to average net assets	10.60%
Portfolio turnover rate (5)	13.79%
Supplemental Data:
Net assets, end of period	$703,219
Asset coverage ratio (6)	197.65%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.

(2)	The per share data was derived using the actual shares outstanding at the date of the relevant transaction (See Note 8).

(3)	Total return (not annualized) is calculated as the change in net assets per share during the period, plus distributions per share (assuming distributions are reinvested in accordance with the Company’s distribution reinvestment plan), divided by the net assets per share at the beginning of the period.

(4)	Amounts are annualized except for non-recurring income and expenses (organization and offering expenses, management fee waiver, incentive fee waiver and reimbursable expenses paid to adviser).

(5)	Portfolio turnover rate is calculated using the lesser of the year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the period reported. Ratio does not include impact of short-term investments.

(6)	In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing.

Note 10. Segment Reporting

The Company operates through a single operating and reporting segment with the investment objective to provide risk-adjusted returns and current income to shareholders by investing primarily in loans to U.S. borrowers. The Chief Operating Decision Maker ("CODM") function is comprised of the Company’s chief executive officer, chief financial officer and chief compliance officer, which evaluates the performance of the Company on a consolidated basis, and which operates under the specific regulatory requirements of the Investment Company Act of 1940. The CODM function utilizes key metrics including, but not limited to, net increase (decrease) in net assets resulting from operations (as reported on the Consolidated Statements of Operations) for determining the Company’s investment strategy, capital allocation, expense structure, and potential significant transactions. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statements of Assets and Liabilities as “total assets” and the significant segment expenses are listed on the accompanying Consolidated Statements of Operations. The Company’s adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

Note 11. Subsequent Events

The Company has evaluated events and transactions for potential recognition or disclosure through November 13, 2025. There are no subsequent events to disclose except for the following:

Subscriptions

On October 1, 2025, the Company sold and issued 503,194 Class I shares for an aggregate consideration of approximately $12.7 million at a price of $25.21 per share.

On October 31, 2025, the Company declared a regular distribution in the amount of $0.1928 per share and a special distribution in the amount of $0.0161 per share for its Common Shares, which are payable to shareholders of record as of October 31, 2025, and will be paid on or about November 25, 2025. These distributions will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

The Company received $9.4 million of net proceeds relating to the issuance of Class I shares for subscriptions effective November 1, 2025.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We are a newly organized, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act as of November 5, 2024. We also have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-traded, perpetual-life BDC, which is a BDC whose common shares of beneficial interest (“Common Shares”) are not listed for trading on a stock exchange or other securities market. The Company uses the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration whose Common Shares are intended to be sold by the Company monthly on a continuous basis at a price generally equal to the Company’s net asset value (“NAV”) per Common Share. Formed as a Delaware statutory trust on May 1, 2023, we are externally managed by Antares Capital Credit Advisers LLC (the "Adviser"), which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as an investment adviser with the SEC.

Our investment objective is to provide risk-adjusted returns and current income to shareholders by investing primarily in loans to U.S. borrowers.

Our investment strategy focuses primarily on private credit investments structured as Portfolio Loans to U.S. borrowers. A “Portfolio Loan” is a senior secured loan, which may be first lien, second lien or unitranche loan, consisting of term loans and/or related delayed draw term loans and/or revolving loans, and each tranche of a senior secured loan acquired by the Company is referred to as a Portfolio Loan. The Company acquires Portfolio Loans that have been sourced and underwritten (i.e., evaluated for associated potential risks) by Antares Capital LP, its consolidated subsidiaries or joint ventures whose equity securities or whose subordinated notes or other interests that constitute the economic equity therein, as applicable, are directly or indirectly majority-owned by Antares Holdings LLC, and any entity with an advisory relationship with Antares or its affiliates, including the Company, as appropriate given the context of the disclosure (including the Adviser) (the “Antares Parties”) or by other loan originators that can include, among others, joint ventures in which one or more Antares Parties have interests. A Portfolio Loan is one that the Company may generally hold on its own or in a group with other Antares Parties advised funds and accounts and/or third-party investors. Portfolio Loans are generally expected to have an average contractual term of five to seven years, with an expected life typically between three to four years. Unitranche loans represent a hybrid loan structure that combines senior debt and subordinated debt into one loan.

While our investment strategy primarily focuses on companies in the U.S., we also intend to leverage the Antares platform’s global presence to invest in companies in Canada, Europe and other locations outside the U.S., subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies”. The Company’s subsidiaries’ (including entities that engage in investment activities in securities or other assets that are primarily controlled by the Company) principal investment strategies and associated principal risks will be consistent with the Company’s principal investment strategies and associated principal risks. We may also invest in preferred equity, or our debt investments may be accompanied by equity-related securities (such as options or warrants) and/or select common equity investments.

Our investment strategy also includes a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds. We may use these investments to maintain liquidity for our share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. We may also invest in publicly traded securities of larger corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities, subject to compliance with BDC requirements.

To seek to enhance our returns, we intend to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company.

Revenues

We generate revenue in the form of interest and fee income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or payment-in-kind (“PIK”) interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally become due at the maturity date. In addition, we may generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees. Original issue discounts and market discounts or premiums are capitalized, and we accrete or amortize such amounts as interest income. We record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, is recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

•	investment advisory fees, including management fees and incentive fees, paid to the Adviser pursuant to the Investment Advisory Agreement;

•	the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of the Adviser or any of its affiliates; and

•	all other expenses of the Company’s operations, administration and transactions (which may be directly incurred by the Company or allocated among the Company and the Adviser’s other clients).

From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. We reimburse the Adviser such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses are ultimately borne by our shareholders, unless waived.

Portfolio and Investment Activity

As of September 30, 2025, we had investments in 432 portfolio companies across 45 industries. Based on fair value as of September 30, 2025, approximately 99.94% of our debt portfolio was invested in debt bearing a floating interest rate (e.g. Secured Overnight Financing Rate (“SOFR”)), which primarily is subject to interest rate floors. As of September 30, 2025, our weighted average total yield of debt securities at amortized cost was 8.70%. Weighted average yields excludes the effect of accretion of discounts and amortization of premiums and are based on interest rates as of September 30, 2025.

As of December 31, 2024, we had investments in 368 portfolio companies across 43 industries. Based on fair value as of December 31, 2024, approximately 99.92% of our debt portfolio was invested in debt bearing a floating interest rate, which primarily is subject to interest rate floors. As of December 31, 2024, our weighted average total yield of debt securities at amortized cost was 9.22%. Weighted average yields excludes the effect of accretion of discounts and amortization of premiums and are based on interest rates as of December 31, 2024.

Investment disclosures in this section are related to non-controlled/non-affiliated investments unless otherwise indicated.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated, table below in thousands):

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Total investments, beginning of period	$1,243,529	$849,742
Purchases of investments (including received in-kind)	217,407	702,935
Net accretion of discount and amortization of premium	464	1,372
Net realized (gains) losses on investments	1	(13)
Proceeds from sale of investments and principal repayments	(65,571)	(158,206)
Total investments, end of period	$1,395,830	$1,395,830

The following table presents certain selected information regarding our investment portfolio:

	September 30, 2025	December 31, 2024
Weighted average yield on debt and income producing investments, at amortized cost (1)	8.70%	9.22%
Weighted average yield on debt and income producing investments, at fair value (1)	8.70%	9.22%
Number of portfolio companies	432	368
Median LTM EBITDA (2)(3)	$84.6M	$85.1M
Weighted average net senior leverage (2)(4)	5.1x	5.0x
Weighted average loan-to-value (“LTV”) (2)(5)	34%	33%
Percentage of debt investments bearing a floating rate, at fair value	99.94%	99.92%
Percentage of debt investments bearing a fixed rate, at fair value	0.06%	0.08%

(1)	Computed based on the stated interest rate or yield as of September 30, 2025 and December 31, 2024, and weighted based on the total debt and income producing investments (at fair value or amortized cost, as applicable). Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yield excludes the effect of accretion of discounts and amortization of premiums.

(2)	Includes all private loan investments for which fair value is determined by the Adviser at least quarterly (with assistance, as applicable, from a third-party valuation firm, and subject to oversight by the Board). Figures are derived from the financial statements most recently obtained by the Adviser.

(3)	LTM EBITDA refers to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) in accordance with the underlying governing documents, over the last twelve months as reported by respective borrowers. Excludes investments with no reported EBITDA or where EBITDA, in the Adviser’s judgment, was not a material component of the investment thesis, such as annual recurring revenue loans, or investments with negative EBITDA.

(4)	Net senior leverage is the ratio of total debt minus unrestricted cash divided by LTM EBITDA and taking into account leverage through the tranche in which the Company holds an investment, excluding recurring revenue loans. Weighted average net senior leverage is weighted based on the funded commitment of total applicable private loans.

(5)	LTV is calculated as net debt through each respective investment tranche in which the Company holds an investment divided by estimated enterprise value or value of the underlying collateral of the portfolio company, excluding recurring revenue loans. Weighted average LTV is weighted based on the funded commitment of the total applicable private loans.

As part of the monitoring process, our Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments. Our Adviser has developed a classification system to group investments into five categories. The investments are evaluated regularly and assigned a category based on certain credit metrics. Our Adviser’s ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments. Please see below for a description of the five categories of the Adviser’s Internal Risk Rating system:

•	Internal Performance Rating A: Portfolio Companies performing generally as expected or above expectations and the trends and risk factors are generally neutral to favorable since origination. No concern about repayment of both interest and principal. All investments or acquired investments in new portfolio companies are initially assessed this level.

•	Internal Performance Rating B: Portfolio Companies performing generally as expected but the trends require increased monitoring. Portfolio companies are current on both interest and principal payments.

•	Internal Performance Rating C: Portfolio Companies performing below expectations and level of risk has increased since the time of origination. Portfolio companies are generally current on both interest and principal payments.

•	Internal Performance Rating D: Portfolio Companies performing materially below expectations and the level of risk has increased materially since origination. In addition to the borrower being generally out of compliance with original debt covenants, loan payments may be past due, but generally not by more than 120 days. There is a higher risk of both payment default and repayment of interest and principal in full.

•	Internal Performance Rating E: Portfolio Companies are non-earning and performing substantially below expectations. The level of risk has increased substantially since origination. Most or all of the original debt covenants are out of compliance and payments are substantially delinquent. There is a high risk that all principal and interest will not be recovered in full.

The following tables show the distribution of our investments on the A to E internal performance rating scale at fair value:

	September 30, 2025
Internal Performance Rating	Investments at Fair Value (in thousands)	% of Total Investments at Fair Value	Number of Portfolio Companies
A	$1,363,580	97.84%	396
B	12,438	0.89	20
C	17,467	1.25	14
D	273	0.02	2
E	—	—	—
	$1,393,758	100.00%	432

	December 31, 2024
Internal Performance Rating	Investments at Fair Value (in thousands)	% of Total Investments at Fair Value	Number of Portfolio Companies
A	$844,820	99.59%	340
B	3,345	0.39	27
C	195	0.02	1
D	—	—	—
E	—	—	—
	$848,360	100.00%	368

As of both September 30, 2025 and December 31, 2024 there were no portfolio companies with loans on non-accrual status.

The composition of our investment portfolio at amortized cost and fair value is as follows (dollar amounts in thousands):

	September 30, 2025			December 31, 2024
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Amortized Cost	Fair Value	% of Total Investments at Fair Value
Secured Debt	$1,377,503	$1,374,990	96.64%	$845,082	$843,710	99.45%
Unsecured Debt	793	783	0.06	713	703	0.08
Equity Investments	17,534	17,985	1.26	3,947	3,947	0.47
Short-Term Investments (1)	29,010	29,010	2.04	—	—	—
Total Investments at fair value	$1,424,840	$1,422,768	100.00%	$849,742	$848,360	100.00%

(1)	As of June 30, 2025, the Company has made a prospective presentation change to reclassify money market fund investments as short-term investments. As of December 31, 2024, the amortized cost and fair value of money market investments held by the Company was $39.5 million.

The industry composition of the Company's non-controlled, non-affiliated investments (at fair value) was as follows:

	September 30, 2025	December 31, 2024
Aerospace and Defense	0.61%	0.43%
Air Freight and Logistics	0.79	0.66
Automobile Components	1.37	2.26
Beverages	0.07	—
Building Products	0.24	0.31
Capital Markets	1.94	2.99
Chemicals	3.91	2.23
Commercial Services and Supplies	8.01	9.76
Construction & Engineering	1.20	0.84
Construction Materials	0.83	0.84
Containers and Packaging	4.62	3.17
Distributors	1.99	2.44
Diversified Consumer Services	6.55	8.78
Diversified Telecommunication Services	0.57	0.50
Electrical Equipment	1.16	1.53
Electronic Equipment, Instruments and Components	0.81	1.33
Energy Equipment and Services	0.99	1.35
Financial Services	6.66	4.39
Food Products	1.39	0.91
Gas Utilities	0.83	—
Ground Transportation	0.01	0.02
Health Care Technology	5.98	4.44
Healthcare Equipment and Supplies	0.54	0.56
Healthcare Providers and Services	7.41	5.54
Hotels, Restaurants and Leisure	0.64	1.04
Household Durables	0.01	0.02
Household Products	0.75	0.33
Industrial Conglomerates	1.10	0.96
Insurance	6.21	7.32
IT Services	3.25	4.23
Life Sciences Tools & Services	0.67	0.94
Machinery	1.32	0.99
Media	0.50	2.18
Oil, Gas and Consumable Fuels	0.63	1.30
Personal Care Products	0.03	0.05
Pharmaceuticals	2.14	1.77
Professional Services	7.23	9.40
Real Estate Management and Development	0.72	0.77
Software	12.53	11.14
Specialty Retail	0.49	0.02
Technology Hardware, Storage and Peripherals	0.72	1.15
Textiles, Apparel and Luxury Goods	0.65	0.25
Trading Companies and Distributors	0.35	0.30
Transportation Infrastructure	0.84	0.25
Wireless Telecommunication Services	0.74	0.31
	100.00%	100.00%

The tables below describe investments by geographic composition based on amortized cost and fair value (dollar amounts in thousands):

	September 30, 2025
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,363,804	$1,361,612	97.69%	193.63%
Canada	32,026	32,146	2.31	4.57
Total	$1,395,830	$1,393,758	100.00%	198.20%

	December 31, 2024
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$824,707	$823,915	97.12%	129.25%
Canada	17,851	17,375	2.05	2.73
United Kingdom	7,184	7,070	0.83	1.11
Total	$849,742	$848,360	100.00%	133.09%

Results of Operations

Operating results for the three and nine months ended September 30, 2025 were as follows (table below in thousands):

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Total investment income	$32,216	$85,055
Total expenses	16,815	41,537
Management fees waiver	(1,005)	(5,009)
Incentive fees waiver	(1,143)	(5,811)
Reimbursable expenses paid by adviser	(35)	(683)
Net expenses, net of fee waivers	14,632	30,034
Net investment income (loss)	17,584	55,021
Net realized gain (loss)	154	947
Net change in unrealized appreciation (depreciation)	101	(2,822)
Net increase (decrease) in net assets resulting from operations	$17,839	$53,146

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including deployment, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

As we commenced investment operations on November 5, 2024, there were no significant operations or results for both the three and nine months ended September 30, 2024.

Investment Income

Investment income, was as follows for the three and nine months ended September 30, 2025 (table below in thousands):

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Interest income	$31,035	$80,732
Payment-in-kind interest income	170	423
Dividend income	220	539
Other income	791	3,361
Total investment income	$32,216	$85,055

For the three and nine months ended September 30, 2025, our total investment income was driven by our deployment of capital and increase in invested balance of investments quarter-over-quarter. The size of our investment portfolio at fair value increased from $1.2 billion as of June 30, 2025 to $1.4 billion as of September 30, 2025, which has increased the balance of interest-bearing securities quarter-over-quarter. The weighted average yield on debt and income producing investments, at fair value, decreased from 9.0% as of June 30, 2025 to 8.7% as of September 30, 2025, which is attributable to decreases in index rates and incremental increases to allocations of broadly syndicated loans.

Interest income on our debt investments is dependent on interest rates and volume of loans outstanding, as well as the composition and credit quality of the portfolio. Generally, we expect the portfolio to generate predictable quarterly interest income based on the terms stated in each loan’s respective credit agreement.

Expenses

Expenses were as follows:

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Interest and debt expenses	$10,779	$23,741
Management fees	2,180	6,184
Income based incentive fee	2,366	7,034
Administrative service fee	190	522
Board of Trustees’ fee	45	115
Other general and administrative expenses	743	2,366
Organization and offering costs	512	1,575
Total expenses	16,815	41,537
Management fees waiver	(1,005)	(5,009)
Incentive fees waiver	(1,143)	(5,811)
Reimbursable expenses paid by adviser	(35)	(683)
Net expenses, net of fee waivers	$14,632	$30,034

Other general and administrative expenses include professional fees related to legal, audit, tax, valuation services, insurance, filing, research, subscriptions and other costs. Administrative service expenses represent fees paid to the Administrator for our allocable portion of the cost of certain of our executive officers that perform duties for us. Organization costs and offering costs include expenses incurred in our initial formation and our offering of Common Shares. See "Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Agreements and Related Party Transactions". The increase in gross management fees was driven by growth in the NAV of the fund. The decrease in gross incentive fees quarter-over-quarter is attributable to lower pre-incentive fee net investment income earned during the three months ended September 30, 2025 compared to the three months ended June 30, 2025, which itself is attributable to the end of the management fee waiver period and decreasing index rates.

Interest and Debt Expenses

The components of interest and debt expenses, cash paid for interest, annualized average interest rates and average outstanding balances were as follows:

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Stated interest expense	$10,244	$22,379
Facility unused fees	224	541
Amortization of deferred financing costs	311	821
Total interest and debt expenses	$10,779	$23,741
Cash paid for interest expense	$10,260	$21,136
Weighted average interest rate	6.10%	6.11%
Average debt outstanding	$657,315	$483,686

Interest expense for the three and nine months ended September 30, 2025 was driven by approximately $657.3 million and $483.7 million, respectively, of average borrowings outstanding (at an average effective interest rate, of 6.10% and 6.11%, respectively) related to borrowings for investments and expenses.

Net Realized and Change in Unrealized Gains and Losses

The following table summarizes our net realized and unrealized gains (losses) (table below in thousands):

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Net realized gain (loss) on investments	$1	$(13)
Unrealized appreciation on investments	3,550	4,725
Unrealized (depreciation) on investments	(3,799)	(5,414)
Net change in unrealized appreciation (depreciation) on investments	$(249)	$(689)

We determine the fair value of our investments quarterly and any changes in fair value are recorded as unrealized appreciation or depreciation. For the three and nine months ended September 30, 2025, net change in unrealized gains (losses) on our investments was ($0.2) million and ($0.7) million, respectively.

The valuations of our debt investments generally increase or decrease as a result of various factors, including tightening and widening credit spreads of public and private markets, changes in the credit quality of borrowers, as well as changes in transaction prices during the period.

Management fee

The base management fee is payable monthly in arrears at an annual rate of 1.25% of the Company’s NAV as of the beginning of the first business day of the month. For the three and nine months ended September 30, 2025, the Company incurred management fees of $2.2 million and $6.2 million, respectively, before impact of waived fees. For the three and nine months ended September 30, 2025, the Adviser elected to waive $1.0 million and $5.0 million, respectively, resulting in $1.2 million and $1.2 million in management fees net of waiver, respectively. For both the three and nine months ended September 30, 2024, the Company had not commenced operations and did not accrue any management fees.

Incentive fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of income and a portion is based on a percentage of capital gains, each described below.

Income based incentive fee

The income based incentive fee is based on “Pre-Incentive Fee Net Investment Income Returns” meaning dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by the Adviser or an affiliate in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the month, minus operating expenses for the month (including the management fee, taxes, any expenses payable under the Investment Advisory Agreement and Administration Agreement (as defined below), any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding the incentive fee and shareholder servicing and /or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of net assets at the end of the preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized). The Company pays an incentive fee quarterly as follows:

•	No investment income incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Pre-Incentive Fee Net Investment Income Returns does not exceed the hurdle rate of 1.50% per quarter (6.0% annualized).

•	100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.71% (6.86% annualized).

•	12.5% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.71% (6.86% annualized).

Capital gains incentive fee

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable is equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fee as calculated in accordance with U.S. GAAP. U.S. GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the investment advisory agreement. This U.S. GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee plus the aggregate cumulative unrealized capital appreciation, net of any expense associated with cumulative unrealized capital depreciation or appreciation. If such amount is positive at the end of a period, then U.S. GAAP requires the Company to record a capital gains incentive fee equal to 12.5% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under U.S. GAAP in all prior periods. Gross capital gains incentive fee is net of reversal on accrued capital gains incentive fees.

For purposes of computing the Company’s investment income incentive fee and capital gains incentive fee, the calculation methodology looks through derivative financial instruments or swaps as if the Company owned the reference assets directly. The fees that are payable under the Investment Advisory Agreement for any partial period are appropriately prorated.

On October 31, 2024, the Company and the Adviser entered into a waiver letter agreement (the “Waiver Letter Agreement”), pursuant to which the Adviser agreed to irrevocably waive, which may be effected by a rebate or otherwise, (i) any base management fee due from the Company to the Adviser under Section 5(a) of the Investment Advisory Agreement and (ii) any incentive fee from the Company to the Adviser under Section 5(b) of the Investment Advisory Agreement for a six-month period following the effective date of the Company’s registration statement on Form N-2, which was declared effective on February 12, 2025.

For the three and nine months ended September 30, 2025, the Company incurred income based incentive fees of $2.4 million and $7.0 million, and did not incur any incentive fees on capital gains. For the three and nine months ended September 30, 2025, the Adviser agreed to waive $1.2 million and $5.8 million in total incentive fees, respectively, resulting in $1.2 million and $1.2 million incentive fees payable, respectively.

Expense Support Agreement

The Company has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. Pursuant to the Expense Support Agreement, the Adviser is obligated to advance all of the Company’s Other Operating Expenses (defined below) (each, a “Required Expense Payment”) to the extent that such expenses do not exceed 1.00% (on an annualized basis) of the Company’s NAV. Any Required Expense Payment must be paid by the Adviser to the Company in any combination of cash or other immediately available funds and/or offset against amounts due from us to the Adviser or its affiliates. The Adviser may elect to pay certain additional expenses on the Company’s behalf (each, a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”), provided that no portion of the payment will be used to pay any interest expense of the Company. Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates. “Other Operating Expenses” means the Company’s total organization and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Company’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement), excluding the Management Fee and Incentive Fee owed to the Adviser, financing fees and costs, brokerage commissions, placement agent fees, costs and expenses of distributing and placing the Common Shares, extraordinary expenses and any interest expenses owed by the Company, all as determined in accordance with U.S. GAAP.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in Portfolio Companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, (2) the Company’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (3) the Company’s Other Operating Expenses at the time of such Reimbursement Payment exceeds 1.00% of the Company’s NAV. “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder servicing fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

In addition, effective October 31, 2024, the Company and the Adviser entered into a waiver letter agreement (the “Waiver Letter Agreement”), pursuant to which the Adviser agreed to waive any reimbursement by the Company for any of the Company’s organization expenses, operating expenses and offering expenses the Adviser incurs or has incurred on the Company’s behalf in an aggregate amount not to exceed $2 million. The Waiver Letter Agreement includes reimbursement provisions substantially similar to the reimbursement provisions included in the Expense Support Agreement.

For the nine months ended September 30, 2025 and 2024, the Company waived $0.7 million and $0.2 million, respectively, pursuant to the Expense Support Agreement which is included in the Consolidated Statements of Operations.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of the Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. We intend to sell our Common Shares on a continuous monthly basis at a per share price equal to the then-current NAV per share. Our primary uses of cash will be for (i) investments in Portfolio Companies and other investments, (ii) the cost of operations (including paying the Adviser (in its capacity as the Adviser and/or the Administrator)), (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our shares.

As of September 30, 2025 we had one credit facility outstanding. From time to time, we may enter into additional credit facilities, increase the size of our existing credit facilities, enter additional short-term lending arrangements, and/or issue debt securities, including additional unsecured notes. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of September 30, 2025 we had an aggregate amount of $720.1 million of debt outstanding and our asset coverage ratio was 197.65%. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. We believe that our current cash and cash equivalents on hand, our short-term investments, our available borrowing capacity under our Revolving Credit Facility and our anticipated cash flows from operations will be adequate to meet our cash needs for our daily operations in the near term.

Equity

The following table summarizes transactions in Common Shares during the three and nine months ended September 30, 2025 (table below in thousands):

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount	Shares	Amount
Issuance of shares	1,263,848	$31,882	2,470,603	$62,198
Reinvestment of distributions	15,136	382	17,862	450
Net increase (decrease)	1,278,984	$32,264	2,488,465	$62,648

Share Repurchase Program

The Company has commenced a share repurchase program in which the Company intends to repurchase, in each quarter, up to 5% of the Common Shares outstanding (either by number of Common Shares or aggregate NAV) as of the close of the previous calendar quarter. The Company’s Board of Trustees may amend, suspend or terminate the share repurchase program if it deems such action to be in the best interest of the Company and the best interest of the Company’s shareholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the Company’s share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, the Company expects to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived, at the Company’s discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders across all shares.

Distributions

We authorize and declare distribution amounts per share of Common Share payable monthly in arrears.

The following table presents distributions that were declared during the nine months ended September 30, 2025:

Declaration Date	Payment Date	Base Distribution Per Share (1)	Special Distribution Per Share (1)	Total Distribution Per Share (1)	Total Distribution Amount
January 31, 2025	February 28, 2025	$0.1912	$0.0159	$0.2071	$5,261
February 28, 2025	March 31, 2025	0.1734	0.0193	0.1927	4,896
March 31, 2025	April 30, 2025	0.1920	0.0213	0.2133	5,426
April 30, 2025	May 30, 2025	0.1858	0.0258	0.2116	5,443
May 30, 2025	June 30, 2025	0.1916	0.0266	0.2182	5,647
June 25, 2025	July 31, 2025	0.1859	0.0258	0.2117	5,634
July 31, 2025	August 29, 2025	0.1927	0.0268	0.2195	5,908
August 28, 2025	September 29, 2025	0.1930	0.0268	0.2198	6,037
September 30, 2025	October 30, 2025	0.1866	0.0207	0.2073	5,782
Total		$1.6922	$0.2090	$1.9012	$50,034

(1)	Rounded to four decimal places.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following table reflects the sources of cash distributions on a U.S. GAAP basis that we declared on our Common Shares during the nine months ended September 30, 2025:

Source of Distribution	Per Share	Amount
Net investment income (loss)	$2.09	$55,021
Total net realized gain (loss)	—	(13)
Total	$2.09	$55,008

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash distributions declared on behalf of our shareholders who do not elect to receive their distributions in cash. As a result, if we declare a cash distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Administration Agreement; and

•	Expense Support and Conditional Reimbursement Agreement;

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds and accounts sponsored or managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. For additional information, see “Note 3. Agreements and Related Party Transactions” to the consolidated financial statements.

Recent Developments

Subscriptions

On October 1, 2025, the Company sold and issued 503,194 Class I shares for an aggregate consideration of approximately $12.7 million at a price of $25.21 per share. The Company received $9.4 million of net proceeds relating to the issuance of Class I shares for subscriptions effective November 1, 2025.

Critical Accounting Estimates

The preparation of the consolidated financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition, our critical accounting estimates related to investments, fair value measurement, interest and dividends income recognition and income taxes are included in the notes to our consolidated financial statements.

Contractual Obligations

The Company is required to report its investments for which current market values are not readily available at fair value. The Company values its investments in accordance with ASC 820, Fair Value Measurement, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

We entered into the Investment Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with Antares Capital Credit Advisers LLC (in its capacity as the Administrator) to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1. Business.”

We have established one or more credit facilities and may in the future establish additional credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over SOFR (or other applicable reference rate). We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof and may ask to comply with positive or negative covenants that could have an effect on our operations).

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not have any off-balance sheet financings or liabilities.

Unfunded Commitments

The Company’s investment portfolio may contain revolving line of credit or delayed draw commitments, which require the Company to fund when requested by portfolio companies. As of September 30, 2025 and December 31, 2024, the Company had unfunded investment commitment in the aggregate par amount of $368.5 million and $291.0 million, respectively. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates and foreign exchange rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. A rise in interest rates would also be expected to lead to higher cost on our floating rate borrowings. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations. The Company seeks to mitigate interest rate risk and foreign currency risk by generally employing a funding strategy of matching the duration and interest rate indices of our floating rate assets with floating rate liabilities, as well as matching currencies between our borrowing and lending, to the extent possible.

Valuation Risk

We plan to invest primarily in illiquid debt securities of private companies. Most of our investments do not have a readily available market price, and we value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of September 30, 2025, 99.94% of our performing debt investments at fair value were at floating rates, which are generally SOFR based and typically have durations of one to three months after which they reset to current interest rates, and many of which are subject to certain floors. Our credit facility (i.e. the Morgan Stanley Facility) bears interest at a floating rate with a zero percent interest rate floor. Based on our Consolidated Statements of Assets and Liabilities as of September 30, 2025, the following table shows the annualized impact on net interest income of hypothetical base rate changes in interest rates (considering base rate floors and ceilings for floating rate instruments) and assuming no changes in our investment and borrowing structure (table below in thousands):

Change in Interest Rates	Interest Income	Interest Expense	Net Interest Income
Up 300 basis points	$41,778	$(21,604)	$20,174
Up 200 basis points	27,852	(14,403)	13,449
Up 100 basis points	13,926	(7,201)	6,725
Down 100 basis points	(13,926)	7,201	(6,725)
Down 200 basis points	(27,710)	14,403	(13,307)
Down 300 basis points	(41,124)	21,604	(19,520)

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Item 4. Controls and Procedures

(a)         Evaluation of Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

(b)         Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the quarter ended September 30, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.

For information regarding factors that could affect our results of operations, financial condition and liquidity, see risk factors disclosed in “Item 1A Risk Factors” of our Annual Report on Form 10-K, filed with the SEC on March 18, 2025 and in “Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, filed with the SEC on May 14, 2025 and August 13, 2025. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially affect our business, financial condition and/or operating results. Except as set forth below, there have been no material changes during the three months ended September 30, 2025 to the risk factors set forth in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in “Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Except as described and as previously reported on our current reports on Form 8-K, we did not sell any securities during the period covered by this Quarterly Report on Form 10-Q that were not registered under the Securities Act.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

None.

Item 5. Other Information.

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibits
31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
101.INS	Inline XBRL Instance Document
101.PRE	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents
104	Cover Page formatted as Inline XBRL and contained in Exhibit 101

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Antares Private Credit Fund

Date:	November 13, 2025	/s/ Vivek Mathew
Vivek Mathew
Chief Executive Officer

Date:	November 13, 2025	/s/ Monica Kelsey
Monica Kelsey
Chief Financial Officer